UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant Rule 14a-12

NORDSON CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2023

NORDSON CORPORATION

Annual Meeting & Proxy Statement

Nordson

PRELIMINARY COPY – SUBJECT TO COMPLETION

In accordance with Rule 14a-6(d) under Regulation 14A of the Securities Exchange Act of 1934, as amended, please be advised that Nordson Corporation intends to release definitive copies of this Proxy Statement to shareholders beginning on or about January 27, 2023

Nordson Corporation

28601 Clemens Road

Westlake, Ohio 44145

January [    ], 2023

Dear Shareholder:

On behalf of the Board of Directors of Nordson Corporation (the “Board of Directors”), it is my pleasure to invite you to attend our virtual annual meeting of shareholders (the “Annual Meeting”), which will be conducted in an audio-only format, at www.virtualshareholdermeeting.com/NDSN2023 on Tuesday, February 28, 2023, at 9:00 a.m. Eastern Time. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions electronically during the Annual Meeting. As the Annual Meeting is being held in a virtual format only, you will not be able to attend the Annual Meeting in person.

The accompanying Notice of Annual Meeting and Proxy Statement describe the items of business that will be discussed and voted upon during the Annual Meeting. It is important that you vote your shares of common stock whether or not you plan to attend the Annual Meeting. You have a choice of voting through the Internet, by telephone, or by returning the enclosed proxy/voting instruction card by mail. You may also vote electronically during the Annual Meeting. Please refer to the instructions in the enclosed materials.

On behalf of management and the Board of Directors, I want to thank you for your continued support and confidence in 2023.

Sincerely, MICHAEL J. MERRIMAN, JR. Chair of the Board of Directors

NORDSON CORPORATION

Notice of Annual Meeting of Shareholders	1
Proxy Statement Summary	3
General Information	3
Voting Matters and Board Recommendations	3
Business Highlights	5
Governance Highlights	6
Compensation Highlights	7
Directors Serving on Boards of Other Public Companies	9
Proxy Statement	10
Proposal 1: Election of Directors	11
Corporate Governance	21
Shareholder Engagement, Environmental and Social Governance, and Sustainability	21
Committees of the Board of Directors	27
Proposal 2: Ratify the Appointment of Independent Registered Public Accounting Firm	31
Security Ownership of Nordson Common Shares by Directors, Director Nominees, Executive Officers, and Large Beneficial Owners	33
Proposal 3: Advisory Vote to Approve the Compensation of Our Named Executive Officers	35
Proposal 4: Advisory Vote on the Frequency for Holding the Advisory Vote on the Compensation of Our Named Executive Officers	37
Executive Compensation Discussion and Analysis	38
Executive Summary	40
Discussion of Our Compensation Program	44
Compensation Committee Report	64
Risks Related to Executive Compensation Policies and Practices	65
Summary Compensation for Fiscal Year 2022	66
Grants of Plan-Based Awards	70
Outstanding Equity Awards at October 31, 2022	73
Stock Option Exercises and Stock Vested Tables	76
Pension Benefits	77
Non-Qualified Deferred Compensation	80
Potential Benefits Upon Termination or Change of Control	82
CEO Pay Ratio	86
Introductory Note to Proposals 5, 6, 7, and 8	87
Proposal 5: Approve Amendments to the Company’s Articles of Incorporation to Replace the Existing Supermajority Voting Requirement with a Simple Majority Voting Standard	88
Proposal 6: Approve an Amendment to the Company’s Articles of Incorporation to Adopt a Simple Majority Voting Standard for Matters Requiring Shareholder Approval Under the Ohio Revised Code	90
Proposal 7: Approve Amendments to the Company’s Regulations to Replace the Existing Supermajority Voting Requirements with a Simple Majority Voting Standard	92
Proposal 8: Approve an Amendment to the Company’s Regulations to Allow the Board of Directors to Amend the Regulations to the Extent Permitted by Ohio Law	94
Audit Committee Report	96
Questions and Answers About the Annual Meeting and These Proxy Materials	97

Nordson Corporation

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

To Be Held Tuesday, February 28, 2023

Date and Time:	Tuesday, February 28, 2023 9:00 a.m. Eastern Time

Place:	Virtually, Via Audio-Only www.virtualshareholdermeeting.com/NDSN2023

Items of Business:

1.   To elect as director one nominee named in this Proxy Statement and recommended by the Board of Directors to serve until the 2024 Annual Meeting and until his successor shall have been duly elected and qualified and three nominees named in this Proxy Statement and recommended by the Board of Directors to serve until the 2026 Annual Meeting and until their successors shall have been duly elected and qualified;

2.   To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2023;

3.   To approve, on an advisory basis, the compensation of our named executive officers;

4.   To approve, on an advisory basis, the frequency of our named executive officer compensation advisory vote;

5.   To approve amendments to our Articles of Incorporation to replace certain existing supermajority voting requirements with a simple majority standard;

6.   To approve an amendment to our Articles of Incorporation to adopt a simple majority voting standard to replace the two-thirds default voting standard under Ohio law;

7.   To approve amendments to our Regulations to replace certain supermajority voting requirements with a simple majority standard;

8.   To approve an amendment to our Regulations to allow the Board of Directors to amend our Regulations to the extent permitted by Ohio law; and

9.   To transact other business as may properly come before the meeting or any adjournment or postponement thereof.

Record Date:	Close of business on December 30, 2022.

A Proxy Statement, Proxy/Voting Instruction Card, and Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended October 31, 2022, accompany this Notice and are also available at: https://investors.nordson.com/financials/default.aspx#annual-reports. The Board of Directors has determined that shareholders of record at the close of business on December 30, 2022 are entitled to notice of, and to vote during, the Annual Meeting.

By Order of the Board of Directors,

Jennifer L. McDonough

Executive Vice President, General Counsel

and Secretary

January [    ], 2023

Westlake, Ohio

Nordson Corporation – 2023 Proxy Statement   |   1

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be held on February 28, 2023:

The Proxy Statement, Proxy/Voting Instruction Card, and the Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended October 31, 2022, are available at:

https://investors.nordson.com/financials/default.aspx#annual-reports.

2   |   Nordson Corporation – 2023 Proxy Statement

PROXY STATEMENT SUMMARY

This summary highlights select information relating to the items to be voted on during the Annual Meeting and important business, compensation, and corporate governance matters. For additional information, please refer to the discussions contained in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended October 31, 2022 filed with the United States Securities and Exchange Commission on December 19, 2022 (the “2022 Annual Report”). Unless otherwise noted, all references to 2022 in this Proxy Statement refer to our fiscal year that ended October 31, 2022.

GENERAL INFORMATION

2022 ANNUAL MEETING DATE AND TIME	Tuesday, February 28, 2023 9:00 a.m. Eastern Time

PLACE	Virtually, Via Audio-Only www.virtualshareholdermeeting.com/NDSN2023

ACCESS	Visit www.virtualshareholdermeeting.com/NDSN2023. To attend the Annual Meeting, you must have your 16-digit control number appearing on your proxy/voting instruction card.

RECORD DATE	Close of business on December 30, 2022
VOTING	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for the election of directors and one vote for each of the proposals to be voted on.

VOTING MATTERS AND BOARD RECOMMENDATIONS

PROPOSAL	REQUIRED VOTE	BOARD’S VOTING RECOMMENDATION	PAGE

1. Election of directors	Each nominee must receive a plurality of the votes cast.	FOR the election of each director nominee	11

2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2023	This non-binding proposal will be considered approved if more votes are cast in favor than against.	FOR	31

3. Advisory vote to approve compensation of named executive officers	This non-binding proposal will be considered approved if more votes are cast in favor than against.	FOR	35

4. Advisory vote to approve the frequency of our named executive officer compensation advisory vote	The frequency that receives the highest number of votes cast will be considered the non-binding recommended frequency.	FOR	37

5. Approve amendments to our Articles to replace certain supermajority voting requirements with a simple majority standard	This proposal will be considered approved if 80% or more of our outstanding shares of common stock are cast in favor.	FOR	88

6. Approve an amendment to our Articles to adopt a simple majority voting standard to replace the two-thirds default voting standard under Ohio law	This proposal will be considered approved if 66-2/3% or more of our outstanding shares of common stock are cast in favor.	FOR	90

7. Approve amendments to our Regulations to replace certain supermajority voting requirements with a simple majority standard	This proposal will be considered approved if more than 50% of our outstanding shares of common stock are cast in favor and Proposal 8 is approved.	FOR	92
8. Approve an amendment to our Regulations to allow the Board to amend our Regulations to the extent permitted under Ohio law	This proposal will be considered approved if more than 50% of our outstanding shares of common stock are cast in favor and Proposal 7 is approved.	FOR	94

Nordson Corporation – 2023 Proxy Statement   |   3

HOW TO VOTE

VIA THE INTERNET	BY TELEPHONE	BY MAIL	VOTE AT MEETING

www.proxyvote.com	Call 1-800-690-6903 in the U.S. or Canada	Follow the instructions on the proxy / voting instruction card	Attend our Annual Meeting and vote electronically

Abstentions as to any matter are counted in determining the presence of a quorum at the Annual Meeting. Abstentions are not included in the vote count for election of directors. Abstentions will not affect the outcome of the vote on Proposal 4. However, abstentions will affect the outcome of the votes on Proposals 2, 3, 5, 6, 7, and 8 being equivalent to votes “against” the proposals.

We will also consider any other matters that may properly be brought before the Annual Meeting and any postponement(s) or adjournment(s) thereof. As of the date of this Proxy Statement, we have not received notice of other matters that may be properly presented at the Annual Meeting.

The following table provides summary information about our director nominees:

NOMINEE	PRIMARY OCCUPATION	INDEPENDENT	BOARD COMMITTEE MEMBERSHIPS	KEY ATTRIBUTES/ QUALIFICATIONS

Sundaram Nagarajan	President and Chief Executive Officer, Nordson Corporation	No	Executive	Extensive experience in operational leadership, global industrial businesses, strategic vision, acquisitions and divestitures, and public company board experience.

Michael J. Merriman, Jr.	Strategic Advisor, Resilience Capital Partners, LLC	Yes	Compensation, Executive	Significant executive general management, financial experience, a unique perspective on investor relations, and substantial public company board experience.
Milton M. Morris	Principal, MEHL BioMedical, LLC	Yes	Audit	Broad experience in the medical device sector, understanding of talent development and technology matters, and public company board experience.

Mary G. Puma	President, and Chief Executive Officer, Axcelis Technologies Inc.	Yes	Compensation, Governance & Nominating	Deep operational experience in global industrial businesses, strategic vision, and public company board experience.

4   |   Nordson Corporation – 2023 Proxy Statement

BUSINESS HIGHLIGHTS

Fiscal year 2022 was an outstanding year where we achieved record-breaking financial results despite a difficult macroenvironment. Despite these challenges, we remained focused on the things that matter: our commitment to our customers and advancing our long-term profitable growth strategy. Our performance highlights for 2022 include:

Sales	Operating Profit(1)	Net Income/Free Cash Flow(2)
$2.6 Billion	$707 Million 27% of sales	$513 Million/ $462 Million FCF 90% of net income

Dividends Paid	Leverage Ratio	Total Shareholder Return (3)
$126 Million 59th consecutive year dividend has increased	0.7x Based on trailing 12-month EBITDA	3 Year: 113.18% 5 Year: 166.06% 10 Year: 507.13%

(1)

“Adjusted Operating Profit,” a non-GAAP measure, is defined as operating profit plus certain adjustments, such as severance, non-cash inventory charges related to the NDC acquisition, and facility closures. Adjusted operating profit as a percentage of sales is defined as adjusted operating profit divided by sales.

(2)

“Free cash flow,” a non-GAAP measure, is defined as Net cash provided by operating activities ($513,131), less Additions to property, plant and equipment ($51,428), both from our Consolidated statement of cash flows.

(3)	“Total Shareholder Return” is defined as (share price end of period – share price start of period + dividends paid) / share price start of period.

Nordson Corporation – 2023 Proxy Statement   |   5

GOVERNANCE HIGHLIGHTS

The following summarizes the structure of our board of directors as of our record date, December 30, 20221, and key elements of our corporate governance framework:

Share Ownership Guidelines	Board Independence	Oversight of Risk
Share ownership guidelines for directors and executive officers: • Directors – 5x cash retainer • CEO – 5x base salary • CFO – 3x base salary • Other executive officers – 2x base salary	100% Independent Committee Members 100% Independent Committee Chairs	The Board, as a whole, exercises its oversight responsibilities with respect to material risks. The Board has delegated responsibility for the oversight of specific risks to Board committees

Meeting of Independent Directors	Board Meeting Attendance	Hedging/Pledging Transactions
Executive sessions of independent directors are conducted during each Board meeting	Each of our directors attended at least 75% of board and committee meetings	Strict policy of no pledging or hedging of company shares by directors or executive officers

Voting Standard for Election of Directors	Compensation	Board Self-Assessments
Plurality vote with director resignation policy for failure to receive a majority vote in uncontested director elections	Our non-employee director compensation is not excessive when compared to non-employee director compensation of proxy peers	Board, Committee, and peer self-assessments conducted on a regular basis

Chief Executive Officer Performance	Board Leadership	Clawback Policy
Annual review by independent directors	Independent Chair	Robust policy

Advisory Vote on Named Executive Officer Compensation	Shareholder Rights Plan (“Poison Pill”)	Average Tenure of Independent Directors
Annual Vote	No shareholder rights plan	8 years

[1]

Arthur L. George, Jr. retired as a director prior to December 30, 2022, and his information is not included in the Governance Highlight summary data. Effective September 15, 2022, the Board appointed Milton M. Morris to serve as a director and his information is included in the Governance Highlights summary data.

6   |   Nordson Corporation – 2023 Proxy Statement

COMPENSATION HIGHLIGHTS

The information below reflects highlights of our named executive officer compensation program for fiscal year 2022. The charts are not substitutes for, nor do they reflect, all of the information provided in the Summary Compensation Table presented later in this Proxy Statement. During our 2022 Annual Meeting, approximately 93.99% of shareholder votes cast were in favor of the compensation paid to our named executive officers. We value this positive endorsement by our shareholders of our executive compensation policies.

Additional information about our compensation philosophy and program, including the compensation awarded to each of our named executive officers, may be found in the “Executive Compensation Discussion and Analysis” section of this Proxy Statement.

Principal Components of Named Executive Officer Compensation

Base Salary
• Represents 12% of the CEO’s, and 23% of the average of the other named executive officers’ target direct compensation(1)
Annual Cash Incentive Award

•  Represents 12% (at target) of the CEO’s, and 15% (at target) of the average of the other named executive officers’ target direct compensation

•  Designed to drive high performance results year-over-year

•  Places significant portion of annual compensation at risk

Long-term Incentive Awards

•  Represents 76% of the CEO’s, and 62% of the average of the other named executive officers’ target direct compensation

•  Intended to align interests of executive officers with shareholders’ long-term interests

•  Performance share incentive awards (at target, 40% of long-term compensation opportunity) are payable in unrestricted Nordson common stock to the extent pre-established quantitative performance goals are met

•  Stock options (approximately 40% of long-term compensation opportunity) vest in 25% increments over four years and only have value if the price of the Company’s stock increases after the award

•  Restricted share unit awards (approximately 20% of long-term compensation opportunity) vest over a three-year period and are an important management succession planning, retention, and recognition tool

(1)

Target direct compensation is defined as the sum of an executive officer’s base salary, annual cash incentive award, and annual stock and long-term incentive awards, in each case calculated at the target level specified by the Compensation Committee.

Nordson Corporation – 2023 Proxy Statement   |   7

CEO Compensation – 2022 Opportunity and Earned/Realized

Pay Component	2022 Compensation Opportunity(1)	2022 Compensation Realized(2)

Base Salary	$900,000	$900,000

Annual Cash Incentive Award	$900,000 (at target)	$1,670,400
Long-Term Compensation	Performance Share Units Target number of performance share units awarded in 2022-2024: 7,600 Grant date fair value at target: $1,980,560	Performance Shares Units Number of performance share units earned: 2020-2022: 15,590 2019-2021: 5,095 Value Realized: $3,710,888
	Stock Options Options for shares granted: 31,000 Grant date fair value: $2,475,660	Stock Options Options exercised: 0 Value Realized: $0
	Restricted Share Units Restricted share units granted: 3,800 Grant date fair value: $1,016,538	Restricted Share Units Number of shares vested: 2,934 Value Realized: $718,741

(1)

The 2022 compensation opportunity amount shown for Mr. Nagarajan includes his base salary for the year, target annual cash incentive award for 2022, target performance share units and grant date fair value of the performance share incentive awards at target for the 2022-2024 performance period, the grant date fair value of stock option awards granted in 2022 calculated using the Black-Scholes options pricing method, and the grant date fair value of restricted share units granted in 2022 calculated at the closing price of our common stock on the grant date.

(2)

The amount shown as the compensation realized by Mr. Nagarajan for 2022 includes his base salary, the actual annual cash incentive award paid for 2022 performance, the value of the performance share units (as of the vesting date) that were realized for each of the 2020-2022 and 2019-2021 performance periods, and the value of the restricted share units (as of the vesting date), that vested. In each case, the value of the performance share units and restricted share units includes dividends. Mr. Nagarajan did not exercise any stock options during 2022.

8   |   Nordson Corporation – 2023 Proxy Statement

DIRECTORS SERVING ON BOARDS OF OTHER PUBLIC COMPANIES

Board service by members of our Board of Directors is within the limits set by our Governance Guidelines, which provides that directors who are not executive officers of a public company may serve on up to three other public company boards, and directors who also serve as an executive officer of a public company may serve on a maximum of one other public company board. The following table shows our directors as of our record date, December 30, 2022, and the public company boards upon which they serve other than ours:

Director	Other Public Companies

John A. DeFord	NuVasive, Inc. (Nasdaq: NUVA)

Frank M. Jaehnert	Itron, Inc. (Nasdaq: ITRI)

Ginger M. Jones	Tronox Limited (NYSE: TROX) Holley, Inc. (NYSE: HLLY)

Michael J. Merriman, Jr. (Chair)	Regis Corporation (NYSE: RGS) Invacare Corporation (NYSE: IVC)

Milton M. Morris	Embecta Corporation (Nasdaq: EMBC) Myomo, Inc. (NYSE: MYO)

Sundaram Nagarajan (CEO)	Wesco International (NYSE: WCC)

Mary G. Puma	Axcelis Technologies, Inc. (Nasdaq: ACLS)

Victor L. Richey, Jr.	ESCO Technologies Inc. (NYSE: ESE)

Nordson Corporation – 2023 Proxy Statement   |   9

NORDSON CORPORATION

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

February 28, 2023

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of Nordson Corporation for use at the 2023 Annual Meeting. The Annual Meeting will be held virtually, via audio-only, at www.virtualshareholdermeeting.com/NDSN2023 on Tuesday, February 28, 2023, at 9:00 a.m. Eastern Time, for the following purposes:

1.	To elect as directors four nominees, named in this Proxy Statement and recommended by the Board, to serve until their successors shall have been duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2023;

3.	To approve, on an advisory basis, the compensation of our named executive officers;

4.	To approve, on an advisory basis, the frequency of our named executive officer compensation advisory vote;

5.	To approve amendments to our Articles of Incorporation to replace certain existing supermajority voting requirements with a simple majority standard;

6.	To approve an amendment to our Articles of Incorporation to adopt a simple majority voting standard to replace the two-thirds default voting standard under Ohio law;

7.	To approve amendments to our Regulations to replace certain supermajority voting requirements with a simple majority voting standard;

8.	To approve an amendment to our Regulations to allow the Board of Directors to amend our Regulations to the extent permitted by Ohio law; and

9.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement.

This Proxy Statement and the accompanying proxy/voting instruction card were first mailed to shareholders on or about January [27], 2023. Our 2022 Annual Report to Shareholders is enclosed with this Proxy Statement.

We are once again holding the Annual Meeting virtually this year. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/NDSN2023. You will not be able to attend the Annual Meeting in person. This Proxy Statement includes more information about the procedures for the virtual Annual Meeting.

This Proxy Statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures. As used in this Proxy Statement, “we,” “us,” “our,” “Nordson,” or the “Company” refers to Nordson Corporation.

10   |   Nordson Corporation – 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

The Governance & Nominating Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the Annual Meeting. Our Board is divided into three classes, with each class serving for three-year terms. The Board underwent a change in its composition in 2022: Arthur L. George Jr. retired from the Board effective May 27, 2022 and Milton M. Morris was appointed to the Board effective September 15, 2022. The Board is currently comprised of nine directors, with equally balanced classes having three directors per class. Although Dr. Morris was appointed in September 2022 to the class of directors whose term expires in 2024, he is standing for election at the 2023 Annual Meeting to allow for shareholder approval of his appointment.

The Governance & Nominating Committee has recommended, and the Board has approved, the persons named as nominees and, unless otherwise marked, a duly executed and properly submitted proxy will be voted for those nominees. Nominees Michael J. Merriman, Jr., Sundaram Nagarajan, Milton M. Morris, and Mary G. Puma currently serve as directors. All nominees other than Dr. Morris have agreed to stand for election for a three-year term. Dr. Morris has agreed to stand for election for a one-year term.

In assessing each director nominee and the composition of the Board as a whole, the Governance & Nominating Committee considers a diverse group of experiences, qualifications, attributes, and skills that the Committee believes enable a director nominee to make significant contributions to the Board, Nordson, and our shareholders. The Board is committed to an inclusive director search process, which includes actively seeking diverse candidates, including women and minority candidates, for each search the Board undertakes.

Nordson Corporation – 2023 Proxy Statement   |   11

The current-serving directors, including the nominees, collectively have a mix of various skills and qualifications, some of which are listed in the table below. These collective attributes enable the Board to provide insightful leadership as it strives to advance our strategies and deliver returns to shareholders.

SKILLS, EXPERIENCE & ATTRIBUTES

BUSINESS STRATEGY & OPERATIONS Provides a practical understanding of developing, implementing, and assessing our operating plan and business strategy	✓	✓	✓	✓		✓	✓	✓	✓

ACCOUNTING & FINANCIAL Provides guidance in evaluating our financial reporting obligations, financial statements, capital structure, and internal controls		✓	✓	✓	✓		✓	✓

GLOBAL BUSINESS Helps oversee the management of our global operations and understands operating in foreign countries	✓	✓	✓	✓	✓	✓	✓	✓	✓

PUBLIC COMPANY* Helps oversee an ever-changing mix of strategic, operational, and compliance-related matters as well as drive business strategy, growth, performance, end to create shareholder value

ADDITIONAL PUBLIC BOARD(S) Current or previous service on additional Boards of public companies		✓	✓	✓		✓		✓	✓

C-SUITE* Current or previous experience as a CEO, CFO or other member of the C-Suite

MERGERS & ACQUISITIONS Provides insight into developing and implementing strategies for growing our business	✓	✓	✓	✓	✓	✓	✓		✓

CORPORATE GOVERNANCE Supports our goals of strong Board and management accountability, transparency, and protection of shareholder interests	✓	✓	✓	✓	✓	✓	✓	✓	✓

INDUSTRY & END MARKET EXPERTISE Provides deep experience and insight into end markets, customers and industries that are strategically important to the Company						✓		✓

TECHNOLOGY Helps drive technological innovation and assists in overseeing our technology-related security risks	✓				✓				✓

ETHNIC, GENDER, NATIONAL ORIGIN, OR OTHER DIVERSITY

Provides diversity of background and life experience, which together with diverse thought and opinion improves the quality of decision making; helps the Board respond effectively to the needs of customers, shareholders, employees, suppliers, and other stakeholders, enhancing the Company’s business performance.

			✓		✓	✓	✓	✓

*	All directors bring public company and C-Suite experience to our Board and each has identified additional skills and attributes they contribute to the Board, its Committees, and our Company.

See director biographies beginning on page 15 for further detail.

12   |   Nordson Corporation – 2023 Proxy Statement

Our Board recognizes the importance of Board refreshment to ensure that the directors possess a composite set of skills, experience, and qualifications necessary to successfully oversee the Company’s strategic priorities. We do not believe in a specific limit for the overall length of time an independent director may serve; however, we believe that the tenure spectrum of our directors should provide an effective mix of deep knowledge and new perspectives. Our recent refreshment reflects our focus on this healthy tenure spectrum, with Ms. Puma serving as a seasoned strategic advisor with historical knowledge and context on the vitality and continued growth of Nordson, and with Dr. Morris providing a fresh perspective and additional diversity of thought. Our Governance Guidelines provide that a director is expected to retire on or before the annual meeting immediately following a director’s 72nd birthday. We periodically rotate the chairs of each of our committees to ensure continued diverse perspectives. As a result of our refreshment, as of our record date for the Annual Meeting, the average tenure of our independent directors is 8 years, the average age of our independent directors is 61 years, and fifty-six percent of our directors represent gender and racial or ethnic diversity.

BOARD DIVERSITY MATRIX
Total Number of Directors	9

	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	3	6	—	—

Part II: Demographic Background

African American or Black	—	1	—	—

Alaskan Native or Native American	—	—	—	—

Asian	—	1	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

White	3	4	—	—

Two or More Races or Ethnicities	—	—	—	—

LGBTQ+	—	—	—	—

Did Not Disclose Demographic Background	—	—	—	—

Directors who are Military Veterans	1

Directors with Disabilities	0

In determining whether to recommend a director for re-election, the Governance & Nominating Committee considers, among other attributes, the director’s skills and expertise, participation in and contributions to the activities of the Board, the results of the annual Board evaluation, and past meeting attendance.

The name and age (as of the Annual Meeting) of each of the four nominees for election as directors, as well as present directors whose terms will continue after the Annual Meeting, appear below, together with his or her principal occupation for at least the past five years, the year each became a director of the Company and certain other relevant information.

Proxies that are duly executed and properly submitted but do not withhold the authority to vote for any or all of the nominees will be voted for the election as directors of all of the nominees named below. At this time, the Board is not aware of any reason that would prevent any nominee from being a candidate at the Annual Meeting. However, in the event any one or more of such nominees becomes unavailable for election, proxies will be voted in accordance with the best judgment of the proxy holder.

Nordson Corporation – 2023 Proxy Statement   |   13

Nominee for Term Expiring in 2024

MILTON M. MORRIS.	Director Since: 2022	Age: 53

Accounting & Financial, Global Business

Management, Mergers &

Acquisitions, Corporate

Governance, Technology

Independent Director

Other Public Boards:

Embecta Corporation

(Nasdaq: EMBC)

Myomo, Inc. (NYSE: MYO)

Principal, MEHL BioMedical, LLC

Business Experience.    Dr. Morris retired in 2022 from Neuspera Medical Inc., a privately held, venture-backed, clinical stage neuromodulation company committed to developing implantable medical device technology, where he had served as president and chief executive officer since 2015. Dr. Morris currently serves as a Principal of MEHL BioMedical, LLC, where he has provided consulting services to start-up companies in the biomedical device industry since 2015. He previously was the senior vice president, research and development of Cyberonics, Inc., maker of the Vagus Nerve Stimulation (VNS Therapy) System from 2009 through 2014. His prior work experience also includes serving as a director, program management and operations of InnerPulse, Inc., a developer of technology, devices, software protocols, and procedures to transform the treatment of cardiac arrhythmias, as well as director, marketing and arrythmia franchise leader of Boston Scientific Corporation (NYSE: BSX), a biomedical/biotechnology engineering firm and multinational manufacturer of medical devices used in interventional medical specialties.

Directorships.    Dr. Morris is a director of Embecta Corp. (Nasdaq: EMBC), one of the largest pure-play diabetes management companies in the world, where he serves as a member of the technology, quality and regulatory committee and as a member of the compensation and management development committee. He also serves as a director of Myomo, Inc. (NYSE: MYO), a medical robotics company that offers expanded mobility for those suffering from neurological disorders and upper limb paralysis, where he serves as co-chair of the compensation committee.

Key Attributes, Experiences, and Skills.    Dr. Morris brings to the Board significant new product development experiences in the medical device markets. Dr. Morris’s robust business leadership experience gives him insight on a diverse set of decentralized organizations and affords the Board a unique perspective in identifying strategic and tactical risks attendant to the medical device market.

Nordson Committees.    Audit

14   |   Nordson Corporation – 2023 Proxy Statement

Nominees for Terms Expiring in 2026

MICHAEL J. MERRIMAN, JR.	Director Since: 2008	Age: 66

Director Qualifications:

Business Strategy &

Operations, Accounting

& Financial, Global

Business Management,

Additional Public Board

Service, Mergers &

Acquisitions, Corporate

Governance

Independent Director

Other Public Boards:

Regis Corporation

(NYSE: RGS)

Invacare Corporation

(NYSE: IVC)

Strategic Advisor, Resilience Capital Partners

Business Experience.    Mr. Merriman has served as Chair of our Board since February 2018. Mr. Merriman was an operating advisor of Resilience Capital Partners LLC, a private equity firm focused on principal investing in lower, middle-market underperforming and turnaround opportunities, from 2008 until 2017, and currently serves on the board of one of Resilience’s portfolio companies. Mr. Merriman is also a business consultant for Product Launch Ventures, LLC, a company that he founded in 2004 to pursue consumer product opportunities and provide business advisory services. Mr. Merriman served as president and chief executive officer of Lamson & Sessions Co. (formerly, NYSE: LMS), a manufacturer of thermoplastic conduit, fittings and electrical switch and outlet boxes, from 2006 to 2007. Mr. Merriman served as senior vice president and chief financial officer of American Greetings Corporation (formerly, NYSE: AM), a designer, manufacturer and seller of greeting cards and other social expression products, from 2005 until 2006.

Directorships.    Mr. Merriman is a director of Regis Corporation (NYSE: RGS), a company that owns, franchises, and operates beauty salons, hair restoration centers and cosmetology education facilities, where he is chair of the audit committee and a member of the compensation committee. He also serves as a director of Invacare Corporation (NYSE: IVC), a global leader in the manufacture and distribution of innovative home and long-term care medical products that promote recovery and active lifestyles, where he serves as the non-executive chair and serves on the strategy committee. Mr. Merriman previously served as a director of OMNOVA Solutions Inc. (formerly, NYSE: OMN), a technology-based company and an innovator of emulsion polymers, specialty chemicals, and decorative and functional surfaces for a variety of commercial, industrial, and residential end uses, from 2008 until its acquisition by Synthomer plc (LSE: SYNT) in 2020; and as a director of Invacare Corporation from 2014 until 2018.

Key Attributes, Experiences, and Skills.    Mr. Merriman’s prior roles as a public company chief executive officer and chief financial officer, his history of service on the multiple public company boards, and his experience at Resilience all provide him with valuable experience and significant knowledge in the areas of executive management, strategy, corporate governance, acquisitions and divestitures, finance and financial reporting, product development expertise, and investor relations. Mr. Merriman has extensive finance, financial reporting, and accounting expertise and was formerly a certified public accountant, which provides the Board with valuable financial expertise.

Nordson Committees.    Compensation, Executive (Chair)

Nordson Corporation – 2023 Proxy Statement   |   15

SUNDARAM NAGARAJAN	Director Since: 2019	Age: 60

Director Qualifications:

Business Strategy &

Operations, Global

Business Management,

Additional Public Board

Service, Mergers &

Acquisitions, Corporate

Governance, Industry &

End Market Expertise

Non-independent Director

Other Public Boards:

Wesco International (NYSE: WCC)

President and Chief Executive Officer, Nordson Corporation

Business Experience.    Mr. Nagarajan has served as Nordson’s President and Chief Executive Officer since August, 2019. He joined Nordson following a 23-year career with Illinois Tool Works Inc. (NYSE: ITW), a FORTUNE® 200 manufacturer of industrial products and equipment. In his last role at ITW, Mr. Nagarajan served as executive vice president, ITW Automotive OEM Segment, a position he held since 2015. Prior to that he held various executive and managerial roles of increasing responsibility.

Directorships.    Mr. Nagarajan is a director of Wesco International (NYSE: WCC), a leading provider of business-to-business distribution, logistics services and supply chain solutions, where he serves on the audit committee. Mr. Nagarajan was a director of Sonoco Products Company (NYSE: SON), a global provider of consumer packaging industrial products.

Key Attributes, Experiences, and Skills.    Mr. Nagarajan is the only member of Nordson’s management serving on our Board. He brings to the Board significant global manufacturing company experience, with a focus on creating value for customers through innovation and industry-leading excellence in quality and delivery. Mr. Nagarajan has an intimate understanding of management, leadership, strategy development and day-to-day operations of global companies.

Nordson Committees.    Executive

MARY G. PUMA	Director Since: 2001	Age: 65

Director Qualifications:

Business Strategy &

Operations, Accounting

& Financial, Global

Business Management,

Additional Public Board

Service, Corporate

Governance, Industry &

End Market Expertise

Independent Director

Other Public Boards:

Axcelis Technologies, Inc. (Nasdaq: ACLS)

President and Chief Executive Officer, Axcelis Technologies, Inc.

Business Experience.    Ms. Puma is president and chief executive officer of Axcelis Technologies, Inc. (Nasdaq: ACLS), a provider of equipment and service solutions for the semiconductor manufacturing industry. Ms. Puma has served as chief executive officer of Axcelis since 2002. She also served as Axcelis’ president and chief operating officer from 2000 until 2002, where she played an instrumental role in Axcelis’ spin off from Eaton Corporation (NYSE: ETN), a global diversified industrial manufacturer. Ms. Puma was general manager and vice president of the Implant Systems Division of Eaton from 1998 to 2000.

Directorships.    Ms. Puma is a director of Axcelis. From 2005 to 2015, Ms. Puma was chair of the board of Axcelis.

Key Attributes, Experiences, and Skills.    Ms. Puma contributes extensive executive management experience in an international, technology-driven business and possesses a thorough knowledge of corporate governance and strategy development. Ms. Puma brings valuable experience in compensation and talent management planning matters to our Compensation Committee.

Nordson Committees.    Compensation, Governance & Nominating (Chair), Executive

16   |   Nordson Corporation – 2023 Proxy Statement

Present Directors with Terms Expiring in 2024

FRANK M. JAEHNERT	Director Since: 2012	Age: 65

Director Qualifications:

Business Strategy &

Operations, Accounting

& Financial, Global

Business Management,

Additional Public Board

Service, Mergers &

Acquisitions, Corporate

Governance

Independent Director

Other Public Boards:

Itron, Inc.

(Nasdaq: ITRI)

Retired President and Chief Executive Officer, Brady Corporation

Business Experience.    Mr. Jaehnert served as chief executive officer and president of Brady Corporation (NYSE: BRC), a leading provider of high-performance labels and signs, safety devices, printing systems, and software, from 2003 through 2013. Previously, Mr. Jaehnert was the chief financial officer and president of Brady Corporation. His prior work experience includes various financial positions in Germany and in the United States for Robert Bosch GmbH, an international manufacturer of automotive, communications, industrial, and consumer products.

Directorships.    Mr. Jaehnert serves as a director of Itron, Inc. (Nasdaq: ITRI), a world-leading technology and services company dedicated to the resourceful use of energy and water and providing comprehensive solutions that measure, manage, and analyze energy and water, and serves as chair of the compensation committee and as a member of the nominating and corporate governance committee. Mr. Jaehnert served as a director of Brady Corporation from April 2003 through October 2013.

Key Attributes, Experiences, and Skills.    Mr. Jaehnert received the equivalent of a master of business administration degree from the University of Stuttgart, Germany, and has been designated as an “audit committee financial expert”, as described under the “Committees of the Board of Directors” section of this Proxy Statement. Mr. Jaehnert’s experience as head of a diversified international business and his expertise in finance and operations enable him to make significant contributions to discussions regarding the Company’s strategy and the activities of the Audit Committee.

Nordson Committees.    Audit (Chair), Executive

GINGER M. JONES	Director Since: 2019	Age: 58

Director Qualifications:

Business Strategy &

Operations, Accounting &

Financial, Global Business

Management, Additional

Public Board Service,

Mergers & Acquisitions,

Corporate Governance

Independent Director

Other Public Boards:

Tronox Limited

(NYSE: TROX)

Holley Inc.

(NYSE: HLLY)

Retired Senior Vice President and Chief Financial Officer, Cooper Tire & Rubber Company

Business Experience.    Ms. Jones served as the senior vice president and chief financial officer of Cooper Tire & Rubber Company (formerly, NYSE: CTB), a provider of car, light truck, medium truck, motorcycle, and racing tires, from December 2014 until 2018 when she retired. Prior to joining Cooper, Ms. Jones served as chief financial officer of Plexus Corporation (Nasdaq: PLXS), a global electronics, engineering and manufacturing service company from 2004 to 2014.

Directorships.    Ms. Jones is a director of Tronox Limited (NYSE: TROX), a chemical company, where she chairs the audit committee and is a member of the compensation and human resource committees and Holley Inc. (NYSE: HLLY), a leading designer, marketer, and manufacturer of high-performance automotive aftermarket products for car and truck enthusiasts, where she chairs the audit committee.

Key Attributes, Experiences, and Skills.    Ms. Jones brings 30 years of accounting and finance skills, in industries ranging from consumer goods, industrial manufacturing, supply chain management and software. She served as a public company chief financial officer for ten years at two different global companies. Ms. Jones has significant finance, financial reporting, and accounting expertise and was formerly a certified public accountant, which provides the Board with valuable financial expertise. She has been designated as an “audit committee financial expert”, as described under the “Committees of the Board of Directors” section of this Proxy Statement.

Nordson Committees.    Audit

Nordson Corporation – 2023 Proxy Statement   |   17

Present Directors with Terms Expiring in 2025

JOHN A. DEFORD	Director Since: 2020	Age: 61

Director Qualifications:

Business Strategy &

Operations, Global

Business Management,

Mergers & Acquisitions,

Corporate Governance, Technology

Independent Director

Other Public Boards:

NuVasive, Inc.

(Nasdaq: NUVA)

Retired Executive Vice President and Chief Technology Officer, Becton, Dickinson and Company

Business Experience.    Dr. DeFord retired from Becton, Dickinson and Company (NYSE: BDX) in 2021, a leading global medical technology company which manufactures and sells medical devices, instrument systems, and reagents. He served as executive vice president and chief technology officer since BDX acquired C.R. Bard, Inc. in 2017 until 2021. Previously, Dr. DeFord was the senior vice president of Science, Technology and Clinical Affairs for C.R. Bard, Inc. At the time of acquisition, C.R. Bard, Inc. was a leading multinational developer, manufacturer, and marketer of innovative, life-enhancing medical technologies in the fields of vascular, urology, oncology and surgical specialty products. His prior work experience includes serving as a managing director of Early Stage Partners, a venture capital fund and as president and chief executive officer of Cook Group Incorporated, a privately held medical device manufacturer.

Directorships.    Dr. DeFord is a director of NuVasive, Inc. (Nasdaq: NUVA), a medical device company focusing on medical devices and procedures for minimally invasive surgery and world class surgeon education, where he is a member of the nominating, corporate governance, and compliance committee.

Key Attributes, Experiences, and Skills.    Dr. DeFord has a diverse set of experiences resulting from serving in various leadership positions over the past 35 years, he holds 13 U.S. patents, is the author of numerous peer-reviewed scientific papers, and has a Ph.D in Electrical Engineering. His expertise in the medical device sector and executive experience in multi-billion dollar companies enables him to make significant contributions to discussions regarding the Company’s strategy and growth.

Nordson Committees.    Audit

JENNIFER A. PARMENTIER	Director Since: 2020	Age: 55	Director Qualifications: Business Strategy & Operations, Accounting & Financial, Global Business Management, Mergers & Acquisitions, Corporate Governance Independent Director Other Public Boards: None
Chief Executive Officer, Parker-Hannifin Corporation

Business Experience.    Ms. Parmentier serves as the chief executive officer of Parker-Hannifin Corporation (NYSE: PH), a global leader in motion and control technologies, a position she has held since January 2023. Immediately prior to her current role, Ms. Parmentier served as the chief operating officer at Parker-Hannifin from August 2021 to January 2023. She also served as vice president and president of Motion Systems Group from February 2019 to August 2021, vice president and president of the Engineered Materials Group from September 2015 to February 2019, and general manager for the Hose Products Division in the Fluid Connectors Group since joining Parker-Hannifin in 2008. Prior to joining Parker-Hannifin, Ms. Parmentier served as a business leader of Trane Technologies (NYSE: TT), an industrial manufacturing company, which was acquired by Ingersoll Rand Inc. in 2008.

Directorships.    Ms. Parmentier does not serve on any other public boards.

Key Attributes, Experiences, and Skills.    Ms. Parmentier brings strong international operating experience in the industrial sector to the Board. Her experiences, specifically her career with Parker, which serves a diverse market base spanning mobile, industrial, and aerospace clients, enables her to make significant contributions to discussions regarding the Company’s diverse and complex global organization.

Nordson Committees.    Audit

18   |   Nordson Corporation – 2023 Proxy Statement

VICTOR L. RICHEY, JR.	Director Since: 2010	Age: 65

Director Qualifications:

Business Strategy &

Operations, Global

Business Management,

Additional Public Board

Service, Mergers &

Acquisitions, Corporate

Governance, Technology

Independent Director

Other Public Boards:

ESCO Technologies Inc. (NYSE: ESE)

Executive Chair, ESCO Technologies Inc.

Business Experience.    Mr. Richey serves as executive chair of the board of ESCO Technologies Inc. (NYSE: ESE) effective January 2023. He previously served as been chair of the board, president, and chief executive officer from 2003 to 2022. ESCO manufactures highly-engineered filtration and fluid control products for the aviation, space, and process markets worldwide, is the industry leader in RF shielding and EMC test products, provides diagnostic instruments, software, and services for the benefit of the electric utility industry and industrial power users, and produces custom thermoformed packaging, pulp-based packaging, and specialty products for medical and commercial markets.

Directorships.    Mr. Richey is executive chair of the board of ESCO Technologies.

Key Attributes, Experiences, and Skills.     Mr. Richey has extensive experience as chair, president, and chief executive officer of a diversified global producer and marketer of technology, and he has significant executive management and board experience at public and private companies within several of our end markets, including the semiconductor industry, which provides our Board with a breadth of skills critical to its oversight responsibility.

Nordson Committees.    Compensation (Chair), Governance & Nominating

No shareholder or group that beneficially owns 1% or more of our outstanding common shares has recommended a candidate for election as a director at the 2022 Annual Meeting.

Cumulative Voting

Voting for directors will be cumulative if any shareholder provides notice in writing to the President, an Executive Vice President, or the Secretary of Nordson of a desire to have cumulative voting. The notice must be received at least 48 hours before the time set for the Annual Meeting, and an announcement of the notice must be made at the beginning of the meeting by the Chair or the Secretary, or by or on behalf of the shareholder giving the notice. If cumulative voting is in effect, each shareholder will be entitled to cast, in the election of directors, a number of votes equal to the product of the number of directors to be elected multiplied by the number of shares that the shareholder is voting. Shareholders may cast all of these votes for one nominee or distribute them among several nominees, as they see fit. If cumulative voting is in effect, shares represented by each properly submitted proxy will also be voted on a cumulative basis, with the votes distributed among the nominees in accordance with the judgment of the persons named on the proxy/voting instruction card.

To date, we have not received a notice from any shareholder of his, her, or its intention to request cumulative voting.

Majority Voting Policy

The Director nominees receiving the greatest number of votes will be elected (plurality standard). However, our majority voting policy states that any Director who fails to receive a majority of the votes cast in his/her favor is required to submit his/her resignation to the Board. The Governance & Nominating Committee of the Board would then consider each resignation and determine whether to accept or reject it. Abstentions and broker non-votes will have no effect on the election of a Director and are not counted under our majority voting policy.

Nordson Corporation – 2023 Proxy Statement   |   19

Required Vote

The election of directors requires the affirmative vote of the holders of a plurality of the shares of common stock voting at the Annual Meeting. Under the plurality voting standard, the nominees receiving the most “for” votes will be elected, regardless of whether any nominee received a majority of the votes. Only shares that are voted in favor of a particular nominee will be counted toward the nominee’s achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for the nominee (including broker non-votes) will not be counted toward the nominee’s achievement of a plurality, but will be counted for quorum purposes.

RECOMMENDATION REGARDING PROPOSAL 1:

The Board of Directors recommends that

you vote “FOR” all nominees as directors.

Proxies received by the Board will be voted for all nominees unless shareholders specify a contrary vote.

20   |   Nordson Corporation – 2023 Proxy Statement

CORPORATE GOVERNANCE

Corporate Governance Documents

The following corporate governance documents are available at: www.nordson.com/en/our-company/corporate-governance.

•	Governance Guidelines

¡	Director Recruitment and Performance Guidelines

¡	Director Resignation Policy

•	Committee Charters
•	Conflict Minerals Policy

•	Related Persons Transaction Policy

•	Share Ownership Guidelines

•	Code of Ethics and Business Conduct

•	Suppliers Code of Conduct

The Governance Guidelines contain general principles regarding the functions of Nordson’s Board and Board committees. The Annual Report to Shareholders, which includes the 2022 Annual Report and this Proxy Statement, are available at: www.nordson.com/investors. Upon request, copies of the Annual Report to Shareholders will be mailed to you (at no charge) by contacting Nordson Corporation, Attn: Corporate Communications, 28601 Clemens Road, Westlake, Ohio 44145. The information in, or that can be accessed through, our internet site is not part of this Proxy Statement, and all references in this document to our internet site are for informational or reference purposes only.

Code of Ethics and Business Conduct

We have a Code of Ethics and Business Conduct (the “Code”) that applies to all Nordson directors, officers, employees, and its subsidiaries, wherever located. Our Code contains the general guidelines and principles for conducting Nordson’s business consistent with the highest standards of business ethics. Our Code embodies our five guiding values, which form the foundation of our Company: Integrity, Excellence, Passion for Our Customers, Energy, and Respect for People. Our employees are expected to report all suspected violations of Company policies and the law, including incidents of harassment or discrimination, directly to their managers, human resources, or the Chief Compliance Officer. We also provide confidential, anonymous reporting through our third-party helpline, which is available 24 hours per day, seven days per week via a toll-free telephone line or the internet. We provide interpreters who speak the reporter’s preferred language. We will take appropriate steps to investigate all reports we receive through these channels and will take appropriate action. Under no circumstances will our employees be subject to any disciplinary or retaliatory action for reporting, in good faith, a possible violation of our Code or applicable law or for cooperating in any investigation of a possible violation.

Shareholder Engagement, Environmental and Social Governance, and Sustainability

We recognize that managing our economic, environmental, social, and governance impacts enhances our ability to deliver results over the long term for shareholders, employees, our communities, and other stakeholders. Our Board oversees our corporate responsibility efforts, while cross functional teams of senior management drive these and our sustainability efforts throughout the Company. Further information about our Corporate Responsibility and Sustainability initiatives can be found on our website at www.nordson.com/en/our-company/corporate-responsibility.

Sharing the Nordson story and being accessible to our shareholders is a priority for Nordson. In 2022, we reached over 200 institutional investors and analysts through phone calls, virtual and in-person conferences, and virtual and in-person road trips hosted by sell-side research analysts. Key themes from these conversations included the diversity of our end markets and geographies, growth drivers of our business, the ongoing deployment of the NBS Next growth framework and capital deployment, including our acquisition strategy.

In November 2021, Nordson launched its Environmental, Social and Governance (ESG) report, which was updated and supplemented in November 2022. The reports reflect an intentional, systemic approach to organizing and communicating our commitments, accomplishments and aspirations through an ESG lens. To view the reports, visit https://www.nordson.com/en/our-company/corporate-responsibility.

Nordson Corporation – 2023 Proxy Statement   |   21

Director Independence

In accordance with the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”), and our Governance Guidelines, the Board must consist of a majority of independent directors. The Board has determined that all of our current directors except Mr. Nagarajan are independent under these standards. Mr. Nagarajan is not an independent director because he serves as our President and Chief Executive Officer. Our Governance Guidelines also require that our Audit, Compensation, and Governance & Nominating committees each be comprised of independent directors who meet all the independence and experience requirements of Nasdaq.

In determining independence, each year the Board affirmatively determines, among other things, whether directors have a “material relationship” with Nordson. When assessing the “materiality” of a director’s relationship with Nordson, the Board considers all relevant facts and circumstances, including a consideration of the persons or organizations with which the director has an affiliation. Where an affiliation is present, the Board considers the frequency or regularity of the provision of services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to Nordson as those prevailing at the time from unrelated parties for comparable transactions. With respect to Audit Committee members, the Board must affirmatively determine that these directors, in addition to the general independence requirements described above, satisfy certain financial education requirements and do not, among other things, accept any consulting, advisory, or other compensatory fee from Nordson. With respect to Compensation Committee members, the Board must consider, in addition to the general independence requirements described above, the source of compensation of the members, including any consulting, advisory or other compensatory fee paid by Nordson to these directors, and whether the directors are affiliated with Nordson, a subsidiary of Nordson or an affiliate of a subsidiary of Nordson.

As part of our commitment to ensuring director independence, and in accordance with out Related Person Transaction Policy (described in more detail below) we have a monitoring and reporting program with respect of products supplied by, or to, a company that may employ a director or may have a director serving on its board to identify and address any potential conflicts of interest resulting from our relationship. In 2022, all transactions and relationships evaluated by the Board involved only immaterial ordinary course of business purchase and sale of goods and services at companies where directors serve as an officer or director. The table below more particularly describes the transactions and relationships the Board considered in the 2022 fiscal year and, in each case, the amounts involved were less than the greater of $1 million or 1% of our and the recipient’s respective annual revenues in each of the last three years.

Director / Nominee	Entity and Relationship	Transactions	% of Entity’s Annual Revenues in each of the last 3 years

John A. DeFord	Becton, Dickinson and Company Retired Executive Vice President and Chief Technology Officer	We sell products to and purchase products from Becton, Dickinson, and Company.	Less than 1%
	NuVasive, Inc. Director	We sell products to NuVasive, Inc.	Less than 1%

Frank M. Jaehnert	Itron, Inc. Director	We sell products to Itron, Inc.	Less than 1%

Sundaram Nagarajan(1)	Sonoco Products Company Director	We sell products to and purchase products from Sonoco Products Company.	Less than 1%

Jennifer Parmentier	Parker-Hannifin Corporation Chief Operating Officer	We sell products to and purchase products from Parker-Hannifin Corporation.	Less than 1%
Victor L. Richey, Jr.	ESCO Technologies Inc. Director, President and Chief Executive Officer	We sell products to and purchase products from ESCO Technologies Inc.	Less than 1%

(1)	Mr. Nagarajan resigned from the Board of Sonoco Products in September 2022).

22   |   Nordson Corporation – 2023 Proxy Statement

Based on this review and the information provided in response to annual questionnaires completed by each independent director regarding employment, business, familial, compensation, and other relationships with the Company and management, the Board has determined that every director that served during 2022 and director nominee (i) has no material relationship with Nordson, (ii) satisfies all of the Nasdaq independence standards and our independence standards, and (iii) is independent, with the exception of Sundaram Nagarajan, who is an employee director. The Board has also determined that each member and chair of its Audit, Compensation, and Governance & Nominating committees are independent directors. For more information on our review standards for related party transactions, see “Review of Transactions with Related Persons” below.

Review and Approval of Transactions with Related Persons

The Board has adopted a written policy regarding the review and approval of transactions between the Company and its subsidiaries and certain persons that are required to be disclosed in proxy statements, which are commonly referred to as “related persons transactions.” Related persons include our directors, nominees for election as a director, persons controlling over 5% of our common shares, executive officers, and the immediate family members of each of these individuals. Under the written policy, Nordson’s Audit Committee is responsible for reviewing any related persons transactions and will consider factors it deems appropriate, including but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. To the extent any member of the Audit Committee is involved in any transaction under review, that member recuses him or herself.

Our monitoring and reporting program with respect to transactions involving products supplied by, or to, a company that may employ a director or may have a director serving on its board includes all relevant transactions collectively over $120,000 in one annual period. Under the program, we reviewed all relevant transactions with all of these companies for 2022. Our Audit Committee determined that any related persons transactions were neither material nor significant to either Nordson or the respective director’s company based on our written policy and the guidelines set forth in Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All transactions were conducted at arms-length. Additional information on the related persons transaction review is set forth under the caption “Director Independence” above.

Compensation Committee Interlocks and Insider Participation

There are no matters relating to compensation committee interlocks or insider participation that we are required to report.

Director Qualifications

We believe that the Board, as a whole, should reflect a combination of skills, professional experience, and diversity of backgrounds necessary to oversee the Company’s business. The Governance & Nominating Committee periodically evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future, considering the Company’s current situation and strategic plans. Through its selection and vetting process, the Governance & Nominating Committee seeks not only to identify directors that meet desired qualifications, but also to enhance the diversity of the Board in areas such as professional experience, race, gender, ethnicity, and age, and to obtain a variety of occupational, educational, and personal backgrounds on the Board in order to provide a range of viewpoints and perspectives. This focus on identifying and nominating qualified directors from diverse backgrounds has enabled the Company to assemble a Board comprised of high caliber directors with a range of expertise and viewpoints. Fifty-six percent of our directors are women or racially or ethnically diverse individuals.

Consideration of Director Candidates Recommended by Shareholders

Under its charter, the Governance & Nominating Committee is responsible for reviewing shareholder nominations of directors. The Governance & Nominating Committee’s considers shareholder-nominated candidates on the

Nordson Corporation – 2023 Proxy Statement   |   23

same basis and in the same manner as it considers recommendations from other sources. For more information on how a shareholder can recommend a candidate, see the “Questions and Answers About the Annual Meeting and These Proxy Materials” section of this proxy statement.

Board Leadership Structure

Our Governance Guidelines require us to have either an independent Chair of the Board or a presiding independent director if the Chair is not an independent director. The Governance Guidelines set forth the responsibilities of the Chair of the Board and the Presiding Director when the Chair of the Board is not an independent director.

At present, we have an independent Chair of the Board separate from the Chief Executive Officer position.

We separated the Chair of the Board and Chief Executive Officer positions to further enhance independent oversight of management and to allow our Chief Executive Officer to focus his time and energy on setting the strategic direction for the Company, overseeing daily operations, engaging with external constituents, developing and mentoring our future leaders, and promoting employee engagement at all levels of the organization. Our independent Chair of the Board leads the Board in the performance of its duties by establishing agendas and ensuring appropriate meeting content (in collaboration with our Chief Executive Officer), presiding during regularly held executive sessions with our independent directors, actively engaging with all independent directors and our Chief Executive Officer between Board meetings, and providing overall guidance to our Chief Executive Officer as to the Board’s views and perspectives, particularly on the strategic direction of the Company.

Meetings of the Board of Directors

The Board held seven meetings and our committees held 18 meetings during fiscal year 2022. Nordson’s policy requires attendance and active participation by directors at Board and committee meetings. In fiscal year 2022, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees on which he or she served (during the period that he or she served). Directors are encouraged to attend the Annual Meeting. All of Nordson’s directors serving at the time attended the 2022 Annual Meeting of Shareholders held on March 1, 2022.

Executive Sessions of Independent Directors

Pursuant to our Governance Guidelines, independent directors meet in regularly scheduled executive sessions without management. The Chair of the Board (or, when our Chair is not an independent director, the Presiding Director) chairs all regularly scheduled executive sessions of the Board, and also has authority to convene meetings of the independent directors at any time with appropriate notice.

Risk Oversight

The Board plays an active role, both as a whole and also at the committee level, in overseeing management of the Company’s risks. Management is responsible for the Company’s day-to-day risk management activities and oversees areas of material risk, which include operational, financial, legal and regulatory, human capital, information technology, cyber and physical security, ESG and strategic and reputational risks. The Company has established an enterprise risk framework for identifying, aggregating, and evaluating risk across the enterprise. The risk framework is integrated with the Company’s annual planning, audit scoping, and control evaluation management by its internal auditor.

The involvement of the Board in assessing our business strategy at least annually is a key part of its oversight of risk management, its assessment of management’s appetite for risk, and its determination of what constitutes an appropriate level of risk for Nordson. The Board regularly receives updates from management and outside advisors regarding this oversight responsibility.

24   |   Nordson Corporation – 2023 Proxy Statement

In addition, our Board committees each oversee certain aspects of risk management as presented below:

Audit Committee	Compensation Committee	Governance & Nominating Committee
Risks associated with financial matters, particularly financial reporting, accounting, disclosure, cybersecurity, and internal controls.	Risks associated with the establishment and administration of executive compensation and equity-based compensation programs, performance management of officers, and human capital management.	Risks associated with Board independence, effectiveness and organization, director succession and ESG oversight.

The Audit and Compensation Committees also rely on the advice and counsel of our independent auditors and independent compensation consultant, respectively, to raise awareness of any risks that may arise during their regular reviews of our financial statements, audit work, and executive compensation policies and practices.

Like all businesses, we face cybersecurity threats, as we rely on information systems and the internet to conduct our business activities. In light of the pervasive and increasing threat from cyberattacks, the Audit Committee, with input from management, identifies, assesses and monitors the Company’s cybersecurity and other information technology risks and threats and the measures implemented by the Company to mitigate and prevent cyberattacks, and the Board receives periodic reports from the Audit Committee on the Company’s cybersecurity program.

As we continued to monitor the impacts of the COVID-19 pandemic on our business and our employees in 2022, the Board received regular updates from management regarding matters critical to the business, including the safety of our workforce, supply chain interruptions, material availability, labor shortages and potential financial implications of all these issues. The Audit Committee continued its oversight of financial risks posed by the pandemic while the Compensation Committee oversaw human capital impacts and compensation actions considered in response to the pandemic.

While our Governance & Nominating Committee has primary oversight of ESG for the Company, certain aspects of risk oversight related to ESG matters fall to the Board or to other committees, e.g., Audit (financial, environmental, and regulatory under our Enterprise Risk Management program), Compensation (human capital), and Governance & Nominating (governance) Committees.

Senior management attends Board and committee meetings at the invitation of the Board or its committees, respectively, and is available to address any questions or concerns raised by the Board on risk management and any other matters.

The Board is updated on each committee’s risk oversight and other activities via meeting reports from each committee chair to the full Board at each Board meeting.

Nordson Corporation – 2023 Proxy Statement   |   25

The Board’s Role in Talent Development

A primary responsibility of the Board is to ensure that we have the appropriate management talent to successfully execute our strategies. Our Board believes that effective talent development is critical to Nordson’s continued success. Our Board’s involvement in leadership development and succession planning is systematic and ongoing. The Board plans for CEO succession and oversees management’s planning for succession of other key executive positions. Our Board calendar includes at least one meeting each year during which the Board conducts a detailed review of the Company’s talent strategies, leadership pipeline, and succession plans for key executive positions. The Compensation Committee oversees the process of succession planning and implements programs to retain and motivate key talent. To assist the Board, the CEO annually provides the Board with an in-depth assessment of senior managers and their potential to succeed to the position of CEO or other key executive positions.

Self-Assessments

On a regular basis, the Board conducts a self-assessment of the Board as a whole to determine, among other matters, whether the Board is functioning effectively. The independent directors also undertake a peer assessment of other independent directors as part of this self-assessment process. Each committee of the Board also conducts a self-assessment of the committee’s effectiveness. The Board considers the results of this process when determining whether incumbent directors continue to demonstrate the attributes that should be reflected on the Board, or whether changes to membership are appropriate.

26   |   Nordson Corporation – 2023 Proxy Statement

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three standing committees – Audit Committee, Compensation Committee, and Governance & Nominating Committee – and an Executive Committee that convenes on an as-needed basis. The respective committee functions, memberships, and number of meetings held during fiscal year 2022 are listed below. All members of the Audit Committee, Compensation Committee, and Governance & Nominating Committee are independent under the independence standards of Nasdaq and our Governance Guidelines. A more detailed discussion of the purposes, duties, and responsibilities of the committees is found in the respective committee charters which are available at: www.nordson.com/en/our-company/corporate-governance.

AUDIT	COMPENSATION	GOVERNANCE & NOMINATING
Function	Function	Function

•  Reviewing the proposed audits (including both independent and internal audits) for each fiscal year, the results of these audits, and the adequacy of our systems of internal accounting controls;

•  Appointing, compensating, and overseeing the independent auditors for each fiscal year;

•  Establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters;

•  Reviewing and approving all related-persons transactions; and

•  Providing oversight of cyber security risks.

•  Reviewing and approving compensation for our executive officers;

•  Administering the incentive and equity participation plans under which we compensate our executive officers;

•  Providing oversight to executive talent and management succession planning, other than chief executive officer succession, which is a responsibility of the entire Board; and

•  Overseeing the strong links between executive compensation and performance of our business by (i) holding executive sessions (without management present) at every regularly scheduled committee meeting; (ii) engaging an independent compensation consultant to advise on executive compensation issues, including peer benchmarking data; (iii) examining peer group compensation structures, goals, and financial performance; and (iv) basing incentive/variable pay on the achievement of financial and operating performance goals to foster alignment with shareholder interests.

•  Assisting the Board by identifying individuals qualified to serve as directors, and to recommend to the Board the director nominees for each annual meeting of shareholders;

•  Reviewing and recommending to the Board qualifications for committee membership and committee structure and operations;

•  Overseeing the Company’s ESG programs;

•  Developing and recommending to the Board a set of corporate governance policies and procedures;

•  Developing, administering, and overseeing the self-assessment process for the Board and its committees;

•  Overseeing management’s development of an orientation program for new directors; and

•  Reviewing director’s compensation.

Members	Members	Members
Frank M. Jaehnert* John A. DeFord Ginger M. Jones Milton M. Morris Jennifer A. Parmentier	Victor L. Richey, Jr.* Michael J. Merriman Jr. Mary G. Puma	Mary G. Puma* Victor L. Richey, Jr.
Meetings	Meetings	Meetings
8	6	4

*	Committee chair

The Board has designated Mr. Jaehnert and Ms. Jones, who are independent directors under the Nasdaq listing standings and the SEC’s audit committee requirements, each as an “audit committee financial expert” pursuant to the SEC’s final rules implementing Section 407 of the Sarbanes-Oxley Act. The designation of Mr. Jaehnert and Ms. Jones each as an “audit committee financial expert” is an SEC disclosure requirement and does not impose upon them any duties, obligations, or liabilities that are greater than those imposed on them as members of the Audit Committee and the Board in the absence of such designation.

The Audit Committee has confirmed Ernst & Young LLP’s independence from management and the Company, including compatibility of non-audit services with the auditors’ independence. The Audit Committee Report to the Board is at page 107 of this Proxy Statement.

Nordson Corporation – 2023 Proxy Statement   |   27

DIRECTOR COMPENSATION

Objectives of Director Compensation

Quality non-employee directors are critical to our success. We believe that the two primary duties of non-employee directors are (1) to effectively represent the long-term interests of our shareholders and (2) to provide guidance to management. As such, our compensation program for non-employee directors is designed to meet several key objectives:

•	Adequately compensate directors for their responsibilities and time commitments and for the personal liabilities and risks that they face as directors of a public company;

•	Attract the highest caliber non-employee directors by offering a compensation program consistent with those at companies of similar size, complexity, and business character;

•	Align the interests of directors with our shareholders by providing a significant portion of compensation in equity and requiring directors to own our stock;

•	Provide compensation that is simple and transparent to shareholders and reflects corporate governance best practices; and

•	Where possible, provide flexibility in the form and timing of payments.

Elements of Director Compensation

We believe that the following features of our director compensation program support the objectives above:

•

We provide cash compensation through retainers for Board and committee service, as well as supplemental cash retainers to the Chair of the Board and chairs of our standing Board committees. The supplemental retainers compensate directors for the additional responsibilities and time commitments involved with chair responsibilities.

•	We do not provide separate Board and committee meeting fees.

•	All of the non-employee directors receive annual awards of restricted share units which vest 100% on the last day of the fiscal year.

•

As a practice, we do not grant securities to address any decrease in the market value of equity securities granted as compensation or held, directly or indirectly, by any officer, director, or other employee.

•	We pay for, provide, or reimburse directors for expenses incurred to attend Board and committee meetings and director education programs.

•	Directors do not have a retirement plan but are afforded business travel and accident insurance coverage.

•	Our share ownership guidelines require non-employee directors to own at least five times their annual cash retainer in Nordson common shares.

•	Directors are prohibited from pledging or hedging Nordson common shares.

Determining Director Compensation.    The Governance & Nominating Committee oversees, reviews, and reports to the Board on director compensation. The Governance & Nominating Committee annually reviews competitive market data for non-employee director compensation and makes recommendations to the Board for its approval. The Governance & Nominating Committee is assisted in performing its duties by Exequity LLP (“Exequity”), the Compensation Committee’s independent compensation consultant.

Exequity’s review for 2022 consisted of an analysis of competitive market data from a selected peer group of companies approved by the Compensation Committee. The peer group is consistent with the peer group used for the executive compensation review conducted during 2022.

28   |   Nordson Corporation – 2023 Proxy Statement

The components and respective amounts of non-employee director compensation for 2022 were:

ANNUAL DIRECTOR COMPENSATION(1)	ANNUAL CHAIR COMPENSATION
	Chair of the Board	$100,000
	Audit Committee Chair	$18,000
	Compensation Committee Chair	$15,000
	Governance & Nominating Committee Chair	$15,000

(1)	The number of restricted share units granted is determined by dividing the target dollar value by the average of the fourth quarter closing price of Nordson common shares.

Annual Cash Retainer.    The cash retainers are paid in equal quarterly installments. Generally, for directors who join the Board after the commencement of a fiscal year, the annual retainer is prorated based on the number of days remaining in the fiscal year.

Annual Equity Award.    Restricted share unit awards are granted annually and are effective the first business day of the fiscal year. The awards vest 100% on the last day of the fiscal year. If a director retires from the Board prior to the vesting date, restricted share units are forfeited on a pro-rata basis, based on the number of days served prior to retirement. If a director is appointed by the Board or elected by the shareholders after the commencement of a fiscal year, generally, the restricted share unit award is prorated based on the number of days remaining in the fiscal year. If restricted share units are not deferred, then the units and accrued dividend equivalents convert to Nordson common shares on a one-for-one basis on the vesting date.

Deferred Compensation Program.    Under the directors deferred compensation plan, non-employee directors may defer all or a portion of their annual cash retainer into a non-qualified, unfunded deferred compensation account in the form of deferred cash or share equivalent units. Amounts deferred (i) as cash will earn a return based on the 10-year Treasury bill constant maturity interest rate, or (ii) as share equivalent units will earn a return based on our common share price and accrued dividend equivalents. We do not pay above market or preferential interest rates under this deferred compensation plan.

Directors may elect to defer the receipt of restricted share units prior to the grant date. If the receipt is deferred, the restricted share units and accrued dividend equivalents will convert to share equivalent units on a one-for-one basis on the vesting date and are not subject to forfeiture.

After retirement or resignation from our Board, the share equivalent units and any cash retainers that were deferred as share equivalent units are paid out in our common shares in predetermined quarterly installments over a four-year period or in a lump sum, as elected by the director. Any cash retainers that were deferred as cash, and accrued interest thereon, will be paid out in cash in predetermined quarterly installments over a four-year period or in a lump sum, as elected by the director.

Share Ownership Guidelines.    The Board believes that our non-employee directors should have a meaningful ownership interest in the Company and has implemented share ownership guidelines for our non-employee directors. The ownership guidelines require non-employee directors to own a minimum of five times their annual cash retainer in common shares. Shares held in the form of share equivalent units or restricted share units qualify as shares owned under the guidelines. Newly elected directors have five years within which to achieve the share ownership requirement. All non-employee directors currently meet the guidelines, except for Drs. DeFord and Milton and Mses. Jones and Parmentier who were all appointed within the last three years and have five years from the dates of their respective appointment to achieve their ownership requirement, per the Governance Guidelines.

Nordson Corporation – 2023 Proxy Statement   |   29

Charitable Matching Gifts Program.    Current and retired non-employee directors may participate in our charitable matching gifts program that is available to all current and retired employees. Messrs. George, and Richey and Mses. Jones and Puma participated in this program in 2022, under which we made matching contributions totaling $53,700 in 2022.

Indemnity Agreements.    To attract and retain highly qualified candidates to serve as our directors, we provide indemnification agreements that are intended to secure protection for our directors contemplated by our Regulations and to the full extent permitted by Ohio law.

Director Compensation Table for Fiscal Year 2022

The following table sets forth the total compensation of each non-employee director for services provided as a director in 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)

John A. DeFord	90,000	157,351	2,543	249,894

Arthur L. George, Jr.(3)	51,676	157,351	35,468	244,495

Frank M. Jaehnert	108,000	157,351	16,920	282,271

Ginger M. Jones	90,000	157,351	23,309	270,660

Michael J. Merriman, Jr.	190,000	157,351	69,450	416,801

Milton M. Morris	11,495	17,464	63	29,022

Jennifer A. Parmentier	90,000	157,351	63	247,414

Mary G. Puma	105,000	157,351	13,118	275,469
Victor L. Richey, Jr.	105,000	157,351	45,999	308,350

(1)

This column represents the grant date fair value of the restricted share unit awards as calculated under FASB ASC Topic 718 and does not reflect whether the recipient has actually received a financial gain from these awards. The assumptions made in valuing share awards reported in this column for 2022 are discussed in Note 15 Stock-based Compensation in the “Notes to Consolidated Financial Statements” section of our Form 10-K for 2022. Because the stock awards vest at the end of each fiscal year, none of our non-employee directors had any stock awards outstanding as of the end of fiscal 2022.

(2)

This column includes the value of (i) interest and dividends on deferred compensation accounts for all non-employee directors except for Ms. Parmentier; (ii) health, life, and business travel accident insurance benefits for all non-employee directors; and (iii) charitable matching contributions made by the Company during 2022 pursuant to the charitable matching gifts program (described above) in the amounts indicated for Messrs. George $16,200 and Richey $10,000 and Mses. Jones $20,000 and Puma $7,500. This column also includes $19,164 in income to Mr. Merriman for insurance premiums for coverage based on the full COBRA premium value for 2022 because Mr. Merriman participates in our company-sponsored health care plan under a legacy program which affords health care coverage to a non-employee director on the same terms as our employees. No other non-employee directors participate in this legacy, and now discontinued, program.

(3)	Mr. George resigned from the Board effective May 27, 2022 and forfeited all but $10,725 of his stock award.

30   |   Nordson Corporation – 2023 Proxy Statement

PROPOSAL 2: RATIFY THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm for Fiscal Year Ending October 31, 2023

Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended October 31, 2022. The Audit Committee has appointed Ernst & Young LLP to serve as our auditors for the fiscal year ending October 31, 2023. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate shareholder questions. Although ratification of the appointment of the independent auditors is not required by law, the Audit Committee and the Board believe that shareholders should be given the opportunity to express their views on the subject. While not binding on the Audit Committee or the Board, the failure of the shareholders to ratify the appointment of Ernst & Young LLP as our independent auditors would be considered by the Board in determining whether or not to continue the engagement of Ernst & Young LLP. Ultimately, the Audit Committee retains full discretion and will make all determinations with respect to the appointment of independent auditors, whether or not our shareholders ratify the appointment.

As provided in the Audit Committee’s charter, the Audit Committee is responsible for directly appointing, retaining, terminating, and overseeing our independent registered public accounting firm. Our Audit Committee continuously evaluates the independence and effectiveness of Ernst & Young LLP and its personnel, and the cost and quality of its audit and audit-related services.

Pre-Approval of Audit and Non-Audit Services

At the start of each fiscal year, our Audit Committee pre-approves the audit services and audit-related services, if any, together with specific details regarding such services that we anticipate will be required for the fiscal year including, as available, estimated fees. The Audit Committee reviews the services provided to date and actual fees against the estimates and such fee amounts may be updated for presentation at the regularly scheduled meetings of the Audit Committee. Additional pre-approval is required before actual fees for any service can exceed the originally pre-approved amount. The Audit Committee may also revise the list of pre-approved services and related fees from time to time. All of the services described below under the captions “Audit Fees” and “Audit-Related Fees” with respect to fiscal years 2021 and 2022 were approved in accordance with this policy.

If we seek to engage our independent registered public accounting firm for other services that are not considered subject to general approval as described above, then the Audit Committee must approve each specific engagement as well as the estimated fees. The engagement will be presented to the Audit Committee for approval at its next regularly scheduled meeting. If the timing of the project requires an expedited decision, then we may ask the chair of the Audit Committee to approve the engagement. Any approval by the chair is then reported to the full Audit Committee for ratification at the next Audit Committee meeting. In any event, approval of any engagement by the Audit Committee or the chair of the Audit Committee is required before our independent registered public accounting firm may commence any engagement. Additional approval is required before any fees can exceed approved fees for any specifically-approved services.

Fees Paid to Ernst & Young LLP

The following table shows the fees we paid or accrued for audit and other services provided by Ernst & Young LLP for the fiscal years ended October 31, 2022 and October 31, 2021:

Services	Fiscal Year 2022	Fiscal Year 2021

Audit Fees (1)	$2,394,000	$1,947,300

Audit-Related Fees (2)	$ 16,000	$ 12,100

Tax Fees (3)	$ 56,000	$ 0

Other Fees	$ 0	$ 0
Total Fees	$2,466,000	$1,959,400

Nordson Corporation – 2023 Proxy Statement   |   31

(1)

Audit Fees of Ernst & Young LLP consisted of the audit of our annual consolidated financial statements, the quarterly review of interim financial statements, the audit of internal control over financial reporting, and statutory audits required internationally.

(2)	Audit-Related Fees include fees related to SEC registration statements.

(3)	Tax Fees include professional services rendered in connection with tax transaction diligence services.

RECOMMENDATION REGARDING PROPOSAL 2:

The Board of Directors recommends that

you vote “FOR” ratification of the Audit Committee’s

appointment of Ernst & Young LLP as our independent

registered public accounting firm for the fiscal year ending

October 31, 2023.

32   |   Nordson Corporation – 2023 Proxy Statement

SECURITY OWNERSHIP OF NORDSON COMMON SHARES BY DIRECTORS, DIRECTOR

NOMINEES, EXECUTIVE OFFICERS, AND LARGE BENEFICIAL OWNERS

The following table sets forth the number and percentage of issued and outstanding Nordson common shares beneficially owned as of December 30, 2022 by directors, director nominees, each named executive officer, and all directors and executive officers as a group. There were 57,178,683 shares of common stock outstanding as of December 30, 2022. The business address for matters related to Nordson for each of our directors, director nominees, and executive officers is 28601 Clemens Road, Westlake, Ohio, 44145.

This beneficial ownership information is based on information furnished by the directors, director nominees, and executive officers. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act for purposes of this Proxy Statement and is not necessarily to be construed as beneficial ownership for other purposes.

Name of Beneficial Owner	Total Number of Shares Beneficially Owned(1)	Percent of Outstanding Shares	Direct Ownership	Employee Plan(2)	Right to Acquire(3)	Share Equivalent Units(4)

John A. DeFord, Director	1,998	*	—	—	—	1,998

Frank M. Jaehnert, Director	17,018	*	12,209	—	—	4,809

Ginger M. Jones, Director	3,091	*	1,000	—	—	2,091

Michael J. Merriman, Jr., Chair of the Board	25,492	*	1,701	—	—	23,791

Milton M. Morris, Director	—	*	—	—	—	—

Jennifer A. Parmentier, Director	1,227	*	1,227	—	—	—

Mary G. Puma, Director	18,175	*	15,612	—	—	2,563

Victor L. Richey, Jr., Director	17,198	*	—	—	—	17,198

Sundaram Nagarajan, Director, President and Chief Executive Officer	68,493	*	8,214	—	56,650	3,629

Joseph P. Kelley, Executive Vice President and Chief Financial Officer	20,309	*	3,338	—	16,971	—

Jeffrey A. Pembroke, Executive Vice President	46,660	*	2,921	143	41,112	2,484

Stephen P. Lovass, Executive Vice President	23,437	*	4,755	187	18,495	—

Jennifer L. McDonough, Executive Vice President, General Counsel and Secretary	1,300	*	302	—	998	—

Directors, director nominees, and executive officers as a Group (17 persons)	399,129	0.70%	105,883	4,019	216,455	70,774

*	Less than 1%

(1)

Except as otherwise stated, beneficial ownership of the shares held by each of the directors, director nominees, and executive officers consists of sole voting power and/or sole investment power, or of voting power and investment power that is shared with the spouse of the director, director nominee, or executive officer.

(2)	This column shows indirect shares held in our Employee Savings Trust Plan and 401(k) Plan, for which the individuals indicated have sole voting power and limited investment power.

(3)

This column shows shares covered by stock options that currently are exercisable or will be exercisable by February 28, 2023 and restricted share units that are subject to vesting by February 28, 2023.

(4)

This column shows the direct share unit ownership held by directors and director nominees, either as deferred or non-deferred, and executive officers under the deferred compensation plans described in this Proxy Statement.

Nordson Corporation – 2023 Proxy Statement   |   33

Five Percent Beneficial Owners

The following table lists each person we know to be an owner of more than 5% of our common shares as of December 30, 2022.

Beneficial Owner	Total Number of Shares Beneficially Owned	Percent of Outstanding Shares

The Vanguard Group, Inc.(1)	6,036,535	10.42%

BlackRock, Inc.(2)	4,861,009	8.40%

Jennifer A. Savage (3)	2,956,395	5.10%

Jane B. Nord (4)	2,991,902	5.10%

(1)

The information set forth is based solely on the Schedule 13G/A filed March 9, 2022 with the SEC by The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355, wherein it reported beneficial ownership of 6,036,535 shares and stated that it has sole voting power over none of the reported shares, sole investment power over 5,852,120 of the reported shares, shared voting power over 77,641 of the reported shares, and shared investment power over 184,415 of the reported shares.

(2)

The information set forth is based solely on the Schedule 13G/A filed February 1, 2022 with the SEC by BlackRock, Inc., 55 East 52nd Street, New York, NY 10055, wherein it reported beneficial ownership of 4,861,093 shares and stated that it has sole voting power over 4,560,633 of the reported shares and sole investment power over all of the reported shares.

(3)

The information set forth is based solely on the Schedule 13G/A filed January 12, 2022 with the SEC by Jennifer A. Savage, an individual, c/o Schneider Smeltz Spieth Bell LLP, 1375 East 9th Street, Suite 900, Cleveland, OH 44114, wherein she reported beneficial ownership of 2,956,395 shares and stated that she has sole voting and investment power over 1,721,236 of the reported shares and shared voting and investment power over 1,235,159 of the reported shares. According to the Schedule 13G/A, the amount of shares beneficially owned by Ms. Savage includes (a) 1,620,536 shares held in trusts for the benefit of Nord family descendants, of which Ms. Savage is the sole trustee, (b) 100,700 shares owned by a CLAT, of which Ms. Savage is the sole trustee, (c) 754,536 shares owned by Eric T. Nord Trusts, of which Ms. Savage is a co-trustee, and (d) 480,623 shares owned by Nord Trusts held for the benefit of Nord family descendants, of which Ms. Savage is a co-trustee. Ms. Savage has shared voting and investment power with respect to all shares held by trusts for which she serves as co-trustee.

(4)

The information set forth is based solely on the Schedule 13G/A filed January 14, 2022 with the SEC by Jane B. Nord, P.O. Box 457, Oberlin, Ohio 44074, wherein she reported beneficial ownership of 2,994,034 shares and stated that she has sole voting and investment power over 2,237,366 of the reported shares and shared voting and investment power over 754,536 of the reported shares. According to the Schedule 13G/A, the amount of shares beneficially owned by Ms. Nord includes 2,237,366 shares owned by the Jane B. Nord Grantor Trust, of which Jane B. Nord is the sole trustee, and 754,536 shares owned by the Eric T. Nord Trusts, of which Jane B. Nord is a co-trustee.

We are party to an agreement that, with some exceptions, gives us a right of first refusal with respect to proposed sales of our common shares by certain members of the Nord family and The Nord Family Foundation.

34   |   Nordson Corporation – 2023 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

During our 2022 Annual Meeting, we asked our shareholders to approve the compensation of our named executive officers, commonly referred to as a “Say-on-Pay” vote. Approximately 93.99% of shareholder votes cast were in favor of our named executive officer compensation program. We value the positive endorsement by our shareholders of our executive compensation policies and believe that the outcome signals our shareholders’ support of our executive compensation program. As a result, our Compensation Committee decided to retain our general approach to named executive officer compensation, with an emphasis on performance-based short and long-term incentive compensation that rewards our most senior executives when they deliver value for our long-term shareholders. We currently hold our “Say-on-Pay” vote annually. We are asking our shareholders to vote on the frequency of our “Say-on-Pay” vote this year. Please see Proposal 4 on page 37 for more information.

Nordson’s consistent long-term shareholder value creation is attributed to a rigorously-applied management process that has been strengthened by our NBS Next and Ascend strategies and implemented by teams of talented and committed executives. Our executive compensation program underpins and reinforces this process and the performance it generates. We believe the program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to creating value for our shareholders. In support of this belief, and reflective of the Compensation Committee’s diligent oversight of the executive compensation program, the Compensation Committee urges you to consider the following factors:

WHAT WE DO

✓ Pay-for-Performance. A significant portion of executive pay is tied to key financial and operating measures that are disclosed to our shareholders.

✓ Compensation Consultant. The Compensation Committee engages an independent compensation consultant, Exequity LLP.

✓ Share Ownership Guidelines. There are restrictions on sales of vested awards until an executive officer has attained meaningful stock ownership of the Company.

✓ Peer Group Benchmarking. We review annually our compensation peer group and make adjustments as needed.

✓ Balanced Compensation Structure. We utilize a balanced approach to compensation, which combines fixed and variable, short-term and long-term, and cash and equity compensation.

✓ Market Competitive Compensation. Our compensation program is competitive within our peer group and recognizes evolving governance practices, which allows us to attract and retain key talent.

✓  Responsibly Administered Incentive Compensation Programs. We have diversified incentive compensation goals without steep payout cliffs. Vesting periods for annual equity awards encourage consistent behavior and reward long-term, sustained performance.

✓ Certify Performance. The Compensation Committee certifies performance based upon pre-established financial and operating measures before any incentive award payouts are made.

✓ Capped Award Payouts. Cash payments that can be earned under the Annual Cash Incentive Award, as well as shares under the longer-term Performance Share Incentive Award, are capped.

✓  Consistent Equity Award Policy. Equity awards are generally made on a consistent schedule (with exceptions for newly hired executives and promotions) and are not made in anticipation of significant developments that may impact the price of our common shares. Similarly, we do not time the release of material, non-public information based on equity award dates.

✓  Clawback Provisions in our Equity and Annual Cash Incentive Awards. Our Annual Cash Incentive Award and equity-based compensation awards are subject to recoupment and forfeiture (“clawbacks”) that allows the Company to cancel all or any outstanding portion of equity awards and recover the payouts under the Annual Cash Incentive Award.

✓ Talent Management. We engage in an ongoing, rigorous review of executive talent and succession plans for key operating and corporate roles.

Nordson Corporation – 2023 Proxy Statement   |   35

WHAT WE DO NOT DO

×   No Significant Perquisites. The form of health insurance, life insurance, and Company matching contributions to the 401(k) Plan are the same benefits generally available to all of our employees. Our executive officers are reimbursed for airline club membership (up to two); financial, estate, and tax planning services (up to $5,000 a year); and executive physicals.

× No Above-Market or Preferential Earnings. We do not pay above-market or preferential earnings on non-qualified deferred compensation.

×   No Hedging, Pledging or Short Sales Transactions Permitted. We prohibit directors and executive officers from pledging Nordson common shares as collateral, trading in derivative securities of Nordson’s common shares, engaging in short sales of Nordson securities, or purchasing any other financial instruments that are designed to hedge or offset any decrease in the market value of any Nordson securities.

× No Change-in-Control Severance Tax Gross-Ups. For executive officers elected after November 1, 2015, we have eliminated tax gross ups on any severance benefits.

×   No Single-Trigger for Change-in-Control Severance Payments. Cash severance payments to our CEO require a qualifying termination of employment and to our other executive officers require a “double-trigger” — a change-in-control and involuntary termination without cause or termination by the executive officer for Good Reason within two years following a change-in-control — and equity awards granted under our Stock Incentive and Award Plan also provide for “double-trigger” vesting.

×   No Dividends or Dividend Equivalents on Unearned Performance Share Units. Performance share incentive awards do not earn or pay dividends until the shares are earned, and for awards granted after December 27, 2017, dividends and dividend equivalents on time based awards are required to be deferred until vesting of the underlying awards.

×   No Excessive Dilution. We review ongoing awards, forfeitures, overhang levels (dilutive impact of equity compensation on our shareholders), and annual run rates (the aggregate shares awarded as a percentage of total outstanding shares).

× No Share Repricing. We prohibit repricing of underwater stock options and other awards without shareholder approval.

×   No Automatic Vesting. We require a minimum vesting period of at least one year for all types of equity awards, with an exception for awards covering up to 5% of the share reserve of our Stock Incentive and Award Plan.

We encourage you to read the “Executive Compensation Discussion and Analysis” section of the Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. Also, we encourage you to review the Summary Compensation Table and related compensation tables and narrative of this Proxy Statement, which provide detailed information on the compensation of our named executive officers.

We are asking our shareholders to indicate their support for compensation paid to our named executive officers as described in this Proxy Statement by voting “FOR” the following resolution at the 2023 Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation Discussion and Analysis, the executive compensation tables, and related narrative.”

This advisory resolution, commonly referred to as a “Say-on-Pay” resolution, is being presented to our shareholders for a vote pursuant to Section 14A of the Exchange Act and is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

RECOMMENDATION REGARDING PROPOSAL 3:

The Board of Directors recommends that,

on an advisory basis, you vote “FOR” the

approval of the compensation of

our named executive officers.

36   |   Nordson Corporation – 2023 Proxy Statement

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY FOR HOLDING THE ADVISORY VOTE ON

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In addition to requiring a periodic Say-on-Pay vote of shareholders, as set forth in Proposal 3 above, current SEC rules enable our shareholders to indicate how frequently we should seek a Say-on-Pay vote. By voting on this Proposal 4, shareholders may indicate whether they would prefer a Say-on-Pay advisory vote every year, every two years, or every three years.

At our 2017 annual meeting, a plurality of our shareholders voted for annual Say-on-Pay advisory votes on compensation paid to our named executive officers. We have conducted Say-on-Pay votes at every subsequent annual meeting. We are required to hold a Say-on-Frequency vote every six years.

After careful consideration, the Board has determined that continuing to hold an advisory vote on compensation paid to our named executive officers every year remains the most appropriate policy for us at this time, and recommends that shareholders vote for future advisory votes on compensation paid to our named executive officers to occur every year.

In formulating its recommendation, our Board considered the current policy of conducting an annual Say-on-Pay advisory vote, which has allowed our shareholders to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the Proxy Statement every year. Additionally, an annual Say-on-Pay advisory vote is consistent with our policy of regularly seeking input from, and engaging in discussions with, our shareholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our shareholders may have different views as to what is the best approach for Nordson, and we look forward to hearing from our shareholders on this Proposal.

You may cast your vote on your preferred voting frequency for a Say-on-Pay advisory vote by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below. Your vote is not considered a vote “FOR” or “AGAINST” the Board of Directors’ recommendation of an annual vote, but rather a vote for your preferred frequency.

“RESOLVED, that the option of one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a shareholder vote to approve the compensation of our named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).”

This advisory resolution, commonly referred to as a “Frequency of Say-on-Pay” resolution, is being presented to our shareholders for a vote pursuant to Section 14A of the Exchange Act and is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

RECOMMENDATION REGARDING PROPOSAL 4:

    The Board of Directors recommends that,

    on an advisory basis, you vote “FOR” for the option every

    “one year” as the frequency with which our shareholders

    approve, on an advisory basis, the compensation of our named executive officers.

Nordson Corporation – 2023 Proxy Statement   |   37

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

All references in this Executive Compensation Discussion and Analysis section of the Proxy Statement to “year” or “years” are references to fiscal years unless otherwise noted. Our fiscal year ends October 31.

This Executive Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy, our compensation decision process, and the elements of our executive compensation program for our named executive officers for 2022. They are:

Named Executive Officer	Title

Sundaram Nagarajan	President and Chief Executive Officer

Joseph P. Kelley	Executive Vice President and Chief Financial Officer

Jeffrey A. Pembroke	Executive Vice President, Industrial Precision Solutions

Stephen P. Lovass	Executive Vice President, Medical and Fluid Solutions
Jennifer L. McDonough	Executive Vice President, General Counsel & Secretary

This CD&A contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the results, performance or achievements expressed or implied thereby. For a detailed discussion of these risks, see Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2022 Annual Report. Shareholders should note that statements contained in this CD&A regarding our company and business group performance targets and goals should not be interpreted as management’s expectations, estimates of results or other guidance.

38   |   Nordson Corporation – 2023 Proxy Statement

The CD&A and the Executive Compensation Tables are organized as follows:

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EXECUTIVE SUMMARY

Fiscal Year 2022 Financial Performance

Over the last three years, our world has been faced with significant macro-economic challenges. Fiscal 2022 brought global supply chain constraints, inflation at a 40-year high, increasing foreign currency pressures, COVID-19 shutdowns and continuing labor challenges. Through it all, our teams remained true to Nordson’s core values, exemplifying excellence, energy and respect for people, while innovating and solving complex problems for our customers. We also continued to deploy the Ascend Strategy, adding new core capabilities to Nordson that made this strong company even stronger. The results are increasingly evident, as we achieved our second consecutive year of record results in 2022.

Sales grew 10% over record 2021 sales to $2.6 billion and adjusted operating profit grew 15% over the prior year adjusted profits to $707 million. All segments contributed both sales growth and operating profit growth. Free cash flow totaled $462 million or 90% of net income, which was impacted by strategic investments being made in inventory throughout the year to address supply chain constraints and support the historic backlog. We increased our dividend by 27% in the fourth quarter, marking the 59th consecutive year that dividends have increased.

Business Segment Realignment

On January 31, 2022, Jeffrey A. Pembroke began leading our Industrial Precision Solutions (IPS) segment while Sundaram Nagarajan increased his responsibilities as CEO and President by assuming interim leadership of the Advanced Technology Solutions (ATS) segment. To recognize the change in his responsibilities, Mr. Pembroke’s annual cash incentive award calculation for 2022 was adjusted to reflect a payout utilizing seventy-five percent of ATS’s goals for segment performance and twenty-five percent of IPS’s goals for segment performance.

On August 1, 2022 the Company reorganized into three financial reporting segments: IPS led by Jeffrey A. Pembroke, Executive Vice President; ATS led by Srinivas Subramanian, Executive Vice President; and Medical and Fluid Solutions (MFS) led by Stephen Lovass, Executive Vice President (“Segment Realignment”).

Mr. Pembroke continued to lead the IPS segment, while Mr. Subramanian was promoted from Vice President, Electronics Processing Systems division to lead the ATS segment, and Mr. Lovass was promoted from Executive Vice President, Strategy and Corporate Development to lead the MFS segment. As a result of Messrs. Lovass and Subramanian assuming new responsibilities in overseeing their new respective segments, the amounts of their base salaries, annual cash incentives, and long-term incentives were each adjusted to recognize their promotions to a segment leader responsible for delivering segment results for the company and to further align their long-term awards with our shareholder interests.

No changes were made to the performance metrics used to determine annual cash incentive award calculation for FY 2022 as a result of the Segment Realignment; for FY 2023 performance metrics will be established for the three financial reporting segments.

40   |   Nordson Corporation – 2023 Proxy Statement

Executive Compensation Philosophy

Our compensation plans and programs are designed to drive sustainable results and deliver long-term, superior shareholder returns. We design our executive compensation plans and programs based on three fundamental objectives that help us achieve those goals: (1) alignment with shareholder interests, (2) pay for performance, and (3) talent retention.

Objective	How Objective is Achieved

Alignment with Shareholder Interests

A significant portion of our executive compensation program is provided in the form of equity-based, long-term awards, which directly tie to share price movement.

We impose share ownership requirements, which encourage our executives to maintain a meaningful equity interest in the Company.

Pay for Performance	Our incentive awards are based on performance measures.
Talent Retention

Total direct compensation opportunities generally are targeted to approximate the median of the peer group with which we compete for talent. In addition, other factors affect total direct compensation, such as experience, internal equity, future potential, and tenure.

The vesting periods for equity-based compensation (performance share units, stock options, restricted share units) encourage our executives to remain employed with and invested in the Company over the long-term.

Our compensation philosophy emphasizes a long-term view aligned with shareholder interests. Our long track record of sustained success is exemplified by the following:

•	Annual average shareholder return remains strong. Our annual shareholder return, measured over the 12 months of fiscal year 2022 and including dividends, is 32.51%.

•	Continued dividend payment record. In 2022, we increased our dividend by 27%, marking the 59th consecutive year we have increased our annual dividend.

Pay for Performance

Our executive compensation program is structured so that a significant portion of the compensation paid to the named executive officers depends directly on the Company’s performance. The program is not overly weighted toward cash incentive compensation and does not otherwise have the potential to threaten long-term shareholder value by promoting unnecessary or excessive risk-taking by our executive officers.

For incentive compensation awards that are based on the Company’s performance, our specific decisions setting performance measures and goals and other actions impacting executive compensation focus on areas that are tied directly to our growth strategy. These include organic revenue, operating profit, earnings growth, return on invested capital, and EBITDA margin, which we believe are key value drivers of the business.

As we continued to execute on our Ascend Strategy in 2022, we established complementary metrics for the 2022 Annual Cash Incentive Award tied to organic revenue growth and base business operating profit growth. We believe this simple, 2-metric structure helps to focus our teams and aligns them to drive sustained, profitable growth.

With respect to our long-term incentive program for 2022, the Compensation Committee based the 2022-2024 Performance Share Incentive Award payout on performance metrics that were established for the three-year period. Annual attainment against these goals will be calculated each year, and the final payout will be determined by the average attainment in each of the three individual years in the performance period. To continue the focus on long-term metrics that we believe will result in sustainable shareholder value creation, we retained the performance measures of return on invested capital (ROIC), diluted earnings per share growth and EBITDA margin for the 2022-2024 performance period. We believe that the established metrics for the 2022 annual and long-term incentive awards were appropriate because they measure the rate at which management has

Nordson Corporation – 2023 Proxy Statement   |   41

succeeded in growing revenue and include other performance metrics that are designed to ultimately translate into and align with long-term shareholder value creation.

A Significant Portion of CEO Compensation Opportunity is Performance-Based and/or At-Risk

We design our Chief Executive Officer’s compensation opportunity to be largely performance-based and at-risk. Consistent with our pay for performance philosophy and to incentivize Mr. Nagarajan to focus on performance, approximately 88% of the target total compensation opportunity for Mr. Nagarajan in 2022 was at-risk and based on attainment of performance metrics. This includes approximately 76% in the form of long-term and multi-year incentive opportunities granted in restricted share units, stock options, and performance share units. The performance share units depend on attainment of pre-established performance metrics and alignment with relative total shareholder return. Approximately 12% of Mr. Nagarajan’s 2022 compensation was in the form of an at-risk annual cash incentive opportunity.

Principal Components of Chief Executive Officer Compensation

Base Salary
• Represents 12% of CEO’s total direct compensation(1)
Annual Cash Incentive Award

•  Represents 12% of CEO’s total direct compensation (at target)

•  Target levels of incentive compensation are based on a percentage of base salary

•  Designed to drive high performance results year-over-year

•  Places significant portion of annual compensation at risk

Long-term Incentive Awards
• Represents 76% of CEO’s total direct compensation • Aligns interests of executive officers with shareholders’ long-term interests

(1)

Target direct compensation is defined as the sum of an executive officer’s base salary, annual cash incentive award, and annual stock and long-term incentive awards, in each case, calculated at the target level specified by the Compensation Committee.

CEO Compensation

During its November 22, 2021 meeting, the Compensation Committee, with input from its independent compensation consultant, Exequity LLP (“Exequity”), established Mr. Nagarajan’s 2022 total target direct compensation as Chief Executive Officer, taking into account a number of factors, including a competitive market review, tenure and experience, relative internal pay equity, the Board’s assessment of Mr. Nagarajan’s performance, and the Company’s overall financial and operating performance. Considering these factors, the Compensation Committee established his 2022 compensation as:

2022 Compensation Element	Value

Base Salary	$900,000

Annual Cash Incentive Award Target Opportunity	$900,000 (100% of base salary)

2022-2024 Performance Share Incentive Award Target Opportunity	7,600 share units $1,980,560 grant date fair value

Stock Options	31,000 shares $2,475,660 grant date fair value (1)
Restricted Share Units	3,800 share units $1,016,538 grant date fair value

(1)

The grant date fair value was determined using the Black-Scholes option pricing model on the date of grant. The actual value of stock option awards earned will be determined by the value of our common shares on the date of exercise.

42   |   Nordson Corporation – 2023 Proxy Statement

Shareholder Returns and 2022 Financial and Operating Highlights

The graph and corresponding table below compare Nordson’s total shareholder return(1) for the ten-year period ended October 31, 2022 with that of the following indexes: the S&P 500 Index, the S&P MidCap 400, the S&P 500 Industrial Machinery, the S&P MidCap 400 Industrial Machinery, and the median return of our proxy peer group companies shown below (assuming the reinvestment of all dividends). Both the chart and table show our strong long-term performance compared to our benchmarks and peers over a ten-year period of time. We continue to achieve our long-term objective of creating and maximizing shareholder value, which is evidenced by our above-market return and out performance of our peers and benchmarks. Due to changes in our peer group, as further discussed in the “Benchmarking -Peer Group and Compensation Survey” section of this CD&A, we have included trend lines for both our Old Peer Group and New Peer Group.

Comparison of 10 Year Cumulative Total Return

Assumes Initial Investment of $100 on November 1, 2012

Fiscal Year Ending October 31, 2022

(1)	We define Total Shareholder Return (“TSR”) as: (share price at end of period – share price at start of period + dividends paid) / share price at start of period.

ASSUMES $100 INVESTED ON NOVEMBER 1, 2012

ASSUMES DIVIDENDS REINVESTED

FISCAL YEAR ENDED OCTOBER 31, 2022

Company/Market/Peer Group	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022

Nordson Corporation	$100.00	$123.28	$132.25	$124.58	$177.43	$226.60	$221.44	$286.25	$356.25	$472.06	$421.83

S&P 500 Index	$100.00	$127.18	$149.14	$156.89	$163.97	$202.72	$217.61	$248.78	$272.94	$390.07	$333.08

S&P MidCap 400	$100.00	$133.48	$149.04	$154.14	$163.78	$202.23	$204.30	$222.72	$220.16	$327.82	$289.99

S&P 500 Ind. Machinery	$100.00	$142.79	$161.02	$160.77	$183.57	$253.08	$233.52	$284.79	$312.37	$412.31	$357.98

S&P MidCap 400 Ind. Machinery	$100.00	$138.84	$147.12	$123.15	$144.53	$207.30	$202.93	$241.15	$257.68	$366.04	$331.62

New Peer Group	$100.00	$139.87	$146.90	$137.12	$146.21	$226.20	$221.22	$290.46	$324.19	$494.93	$418.27
Old Peer Group	$100.00	$138.31	$150.81	$147.25	$151.00	$227.92	$233.26	$298.70	$323.26	$475.86	$419.71

The Company’s record-breaking performance in 2022 continued to deliver significant shareholder value.

Nordson Corporation – 2023 Proxy Statement   |   43

DISCUSSION OF OUR COMPENSATION PROGRAM

Executive Compensation Decision Process

Shareholder Say-on-Pay Vote

In setting executive compensation, the Compensation Committee considers the results of the advisory say-on-pay shareholder vote. The Compensation Committee believes the historical results of the advisory say-on-pay shareholder vote represent an affirmation of our pay practices and philosophies. The Compensation Committee will continue to consider the outcome of the say-on-pay vote when making future compensation decisions for the named executive officers. The results of our say-on-pay vote for the past five years are as follows:

Annual Meeting Year	FOR Vote (%)

2022	93.99

2021	96.11

2020	98.74

2019	97.95
2018	97.70

We currently hold our “Say-on-Pay” vote annually. We are asking our shareholders to vote on the frequency of our “Say-on-Pay” vote this year. Please see Proposal 4 on page 37 for more information.

Role of the Compensation Committee

The Compensation Committee consists entirely of independent directors as defined by our Governance Guidelines and Nasdaq listing standards and is supported by our human resources and legal departments. It has responsibility for establishing our executive compensation program and for making compensation decisions under the program. In fulfilling its duties and responsibilities for 2022, the Compensation Committee sought input, advice, and recommendations from its independent executive compensation consultant as well as recommendations from our Chief Executive Officer. At all times, however, the Compensation Committee exercised independent judgment in making executive compensation decisions.

Third-Party Executive Compensation Consultant

The Compensation Committee retained Exequity as its independent executive compensation consultant to support the Compensation Committee’s oversight and management of our executive compensation programs. Exequity reports directly to the Compensation Committee, and its responsibilities include assisting the Compensation Committee with validating our executive compensation plans and programs through periodic studies and analysis. In addition, Exequity informs the Compensation Committee of regulatory developments and market trends related to executive compensation practices. The Compensation Committee’s written policies require that it annually assess the independence of Exequity in light of SEC rules and Nasdaq listing standards. In 2022, the Compensation Committee performed this assessment and concluded that no conflict of interest prevented Exequity from independently and objectively advising the Compensation Committee.

Role of Executive Management

Our Chief Executive Officer, along with our Executive Vice President of Human Resources, provide additional information and analysis as requested by the Compensation Committee. More specifically, Mr. Nagarajan, Chief Executive Officer, and Ms. Peet, Executive Vice President of Human Resources, provided support for Compensation Committee meetings and made recommendations about designs for, and, if warranted, changes to, our Annual Cash Incentive Award and long-term equity-based awards. In addition to the responsibilities above, Mr. Nagarajan also: (i) provided to the Board of Directors a self- assessment of his own performance; (ii) provided an assessment of each executive officer’s performance; and (iii) recommended annual base salary adjustments, payouts of Annual Cash Incentive Awards and Performance Share Incentive Awards, and other long-term incentive equity awards for executive officers other than himself.

44   |   Nordson Corporation – 2023 Proxy Statement

Benchmarking-Peer Group and Compensation Surveys

Our compensation peer group for 2022, which was developed in consultation with Exequity, consisted of the 17 publicly-traded companies listed below. The Compensation Committee believes the listed companies serve as the appropriate peer group because they have: (i) revenues generally within the range of 0.5x - 2.0x Nordson’s revenue; (ii) a global scope and business complexity; (iii) a focus on precision industrial manufacturing, innovation and technology; (iv) global growth strategies; and (v) profiles or business models similar to Nordson’s, based on industries or diverse markets served. The Compensation Committee reviews the peer group annually and makes appropriate modifications from time to time so that the group closely resembles our competitive market for executive talent.

Company	Revenue(1) ($MMs)	Market Cap As of Dec. 2020(2) ($MMs)

AMETEK Inc.	$4,540	$ 27,824

Barnes Group Inc.	$1,124	$ 2,566

Chart Industries Inc.	$1,177	$ 4,228

Donaldson Company, Inc.	$2,589	$ 7,054

Entegris, Inc.	$1,859	$12,973

FLIR Systems, Inc. (nka Teledyne Technologies Incorporated)	$1,924	$ 5,748

Graco, Inc.	$1,650	$12,122

IDEX Corporation	$2,352	$15,081

ITT, Inc.	$2,478	$ 6,655

Keysight Technologies, Inc.	$4,221	$24,581

Lincoln Electric Holdings, Inc.	$2,655	$ 6,914

MKS Instruments, Inc.	$2,330	$ 8,295

National Instruments Corporation	$1,287	$ 5,767

Teradyne, Inc.	$3,121	$19,908

Trimble Inc.	$3,148	$16,704

Watts Water Technologies, Inc.	$1,509	$ 4,094

Woodward, Inc.	$2,496	$ 7,631

75th Percentile	$2,655	$15,081

Average	$2,380	$11,068

Median	$2,352	$ 7,631

25th Percentile	$1,650	$ 5,767

Nordson Corporation	$2,121	$11,674

(1)	Revenue values are as of the most recent fiscal year end on or before December 31, 2020.
(2)

The Compensation Committee identified our compensation peer group for 2022 during its May 2021 meeting. Due to the date of this meeting, the latest full-year data available to and considered by the Compensation Committee was December 2020.

In May, 2021, FLIR Systems, Inc. was acquired by Teledyne Technologies Incorporated (NYSE: TDY) and ceased to be an independent public company. However, the Compensation Committee incorporated FLIR Systems, Inc. in its comparisons in benchmarking 2022 compensation and establishing the 2022 executive compensation levels because its 2020 data was available and determined relevant.

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During the peer group review at the May 2021 meeting, the Committee approved the removal of Enerpac Tool Group Corp., Albany International Corp., Gardner Denver Holdings, Inc. (nka Ingersoll Rand Inc.), and Roper Technologies, Inc. because each had fallen outside of the parameters used to establish the peer group and approved the addition of MKS Instruments, Inc. and Trimble Inc., which fall within such parameters.    Where peer group proxy data was not available, and as a reference and a primary source of data for the functional leaders, we utilized survey data published by Aon Hewitt for the positions that most closely match the job descriptions of each named executive officer or executive officer position.

Setting Goals and Compensation

To focus on delivering growth and value for shareholders over time and to communicate consistently with investors and other shareholders, we take a long-term approach to incentive compensation. Our incentive plan metrics were designed to be highly performance-oriented, with rigorous targets to drive shareholder value. As we launched the Ascend Strategy, we took a fresh look at our incentive metrics and made changes that ensured we focused on profitable growth, established simple and clear metrics, aligned performance with shareholder expectations and market trends, and maintained the best attributes from our prior compensation program.

We established goals using the prior year-end financials as a baseline for growth and kept consistent metrics for the entire Company. We then assessed measures and performance goals (threshold, target, and maximum) to validate that they were appropriately set based on internal and external factors, such as historic peer performance, long-term growth projections for the Company, our own past and current performance, and market conditions and expectations.

We looked at additional internal and external data to further develop our recommendation and establish our relevant targets.

•	Expected future performance. We assessed our future expected performance based on our five-year plan and thoroughly analyzed our incentive goals compared to those of our peers.

•

Historic performance.    We maintained our rigorous annual review of our historic performance and the historic performance of our peers, particularly our proxy peers, but also considered a group of mid-cap industrial peers and growth-focused companies for reference, to help us establish relevant targets.

•	Other external factors. We considered economic conditions, investor and shareholder expectations, pay for performance alignment, and other factors in establishing our targets.

Based on a qualitative analysis of all factors, and considering input from the independent executive compensation consultant, the Compensation Committee set the annual goals and targets.

Currency Fluctuation Policy

The Compensation Committee believes that management should be held accountable for some, but not all, of the effect of currency fluctuation on corporate financial and segment performance results. Accordingly, in determining Annual Cash Incentive Award and Performance Share Incentive Award payouts, the Compensation Committee adopted a policy whereby management will be held accountable for the first 10% of the impact on payouts due to currency fluctuation.

Under the policy, payout rates (as a percent of target) for the Annual Cash Incentive Award and Performance Share Incentive Award are calculated first at actual foreign currency rates and then at currency neutral rates for the U.S. dollar during the fiscal year. These two payout rates are then compared and if the difference between them is less than +/- 10%, the payout will be based on the calculation at actual foreign currency rates. If the difference between these two payout rates is more than +/- 10%, the currency neutral payout calculation will be used, offset by 10% points, which represents a corridor or range of fluctuation in currency rates for which management is accountable. We believe this policy is appropriate because it requires management to respond to currency fluctuations within a specified range. However, it does not unfairly benefit or harm management if currency impact is beyond what may be considered normal and not under management’s control.

46   |   Nordson Corporation – 2023 Proxy Statement

Foreign Currency Translation Methodology

For purposes of applying the currency adjustment policy, current year financial statements and supplemental schedules are retranslated at the prior year’s exchange rates using the same methodology as disclosed in Note 1 in the “Notes to Consolidated Financial Statements” section of our Form 10-K for 2022 to determine the currency neutral result, with the exception that we do not attempt to re-measure gains and losses, based on a retranslation at the prior year’s exchange rates, from foreign currency transactions, including forward contracts, of the Company’s subsidiaries and the United States parent, in order to include the effect in net income. All currency rates are determined from published sources. Monthly average rates are the average of daily spot rates of currency exchange. The annual measurement period is the sum of each month translated at monthly average rates.

Elements of Compensation

The table below summarizes the components and objectives of our 2022 total direct compensation program for executive officers, including our named executive officers.

Element of Pay	Form	Link to Performance	Link to Compensation Objectives
Base Salary	Cash	• Fixed annual compensation	• Attract and retain exceptional executive talent by providing market competitive salaries. • Compensate executives for their responsibilities, experience, and individual performance.

Annual Cash Incentive Award	Cash

•  Corporate and segment leader payouts are tied to year-over-year growth in organic revenue and base business operating profit.

•  For the CEO and functional executive officers, the payout is based 50% on total Company performance and 50% weighted based on combined segment performance. For the segment executive leaders, the payout is based 50% on total Company performance and 50% on the individual segment performance.

• Drives key business, operating, and individual results on an annual basis. • Strictly performance-based against pre-established corporate and segment financial metrics, no payout guaranteed.
Long-Term Incentive Awards	Performance Share Units Stock Options and Restricted Share Units

•  Tied to achievement of long-term financial goals of earnings per share growth, return on invested capital and EBITDA margin.

•  Aligned with shareholder returns because all awards are denominated in shares or share units.

•  Value tied to share price and with respect to performance share units, to achievement of pre-established long-term financial goals.

•  Links executive officer and long-term shareholder interests.

•  Serves as a key attraction and retention tool and a strong long-term performance driver.

•  Multiyear long-term retention.

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Below is a depiction of the elements of the total direct compensation components and the limited perquisites provided to the named executive officers.

Our executive compensation program does not prescribe a specific formula for the mix of base salary and annual and long-term incentive components. This allows us to develop an appropriate compensation mix, depending on business performance.

Base Salary

The Compensation Committee determines annually the base salaries of our executive officers, including whether to award base salary increases from the previous year and, if so, the magnitude of the increase, based on the following factors:

•	level of experience and responsibility;

•	Company, business segment, and individual performance during the prior year;

•	market and survey data;

•	internal pay equity;

•	the Compensation Committee’s assessment of other elements of compensation provided to the executive officer; and

•	our Chief Executive Officer’s recommendation for all executive officers other than himself.

Annual Cash Incentive Award

The Annual Cash Incentive Award is designed to drive high-performance results based on the achievement of our annual financial objectives, which focus our executives on key business strategies and align the interests of our executive officers with our shareholders. Through the Annual Cash Incentive Award, executive officers are provided the opportunity to earn a significantly higher payout if target performance is exceeded but bear the risk of a lower payout if target performance is not achieved, and no payout if threshold performance is not achieved.

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Performance and payouts under the Annual Cash Incentive Award were determined based on financial measures — organic revenue growth (weighted 40%) and base business operating profit growth (weighted 60%), excluding acquisition or divestiture revenue and operating profit impact from the calculations for a full 12 months from the acquisition or divestiture.

We considered organic revenue growth and base business operating profit growth to be measures critical to our success. We believe these financial metrics offer the proper balance between growth and profitability. We also believe that achieving our annual financial objectives will deliver long-term value to our shareholders. More specifically:

•	Organic revenue growth measures the rate at which management has succeeded in increasing sales from its existing businesses and excludes any growth from acquisitions or divestitures.

•

Base business operating profit growth measures the total earnings from the core business, and excludes the deduction of interest, taxes, and profits from any ancillary investments, the impact on operating profit of an acquisition or divestiture for one year following such acquisition or divestiture, or other one-time actions of the Company.

For named executive officers who have responsibility for certain corporate functions (including our Chief Executive Officer, Chief Financial Officer, and General Counsel) the corporate financial measures accounted for 50% of any payout with a weighted average of the business segments’ financial measures accounting for the other 50% of the payout. For the named executive officers with responsibility for a business segment, the corporate financial measures accounted for 50% of any payout with the applicable business segment’s financial measures accounting for the other 50% of the payout.

Long Term Incentive Awards

Our long-term incentive awards are currently delivered through a combination of three forms of equity: (i) performance share units; (ii) stock options; and (iii) restricted share units. This combination of awards balances the opportunity between performance share units, which are earned based on multi-year financial performance, and stock options and restricted share units, the value of which is based on performance of our common shares.

The Compensation Committee begins the process of determining equity awards by comparing our equity compensation programs to those of our peer group. The Compensation Committee also reviews market compensation data based on survey data provided by Aon Hewitt.

In reaching a final decision on the mix and amount of equity compensation our named executive officers should receive, the Compensation Committee took numerous factors into consideration. As referenced above, market alignment and competitiveness were key factors the Compensation Committee considered in setting equity compensation levels. Other factors considered were current industry trends, practices among our peer group, and the behaviors the awards were intended to drive. In addition to these factors, the Compensation Committee placed significant weight on the dilutive impact equity issuances have on our shareholders. In assessing dilution, the Compensation Committee considered the annualized effect of equity compensation by analyzing the equity “burn rate” over one-year and three-year periods. Burn rate, in its simplest form, is determined by dividing the projected number of shares to be issued to employees by the weighted average number of shares outstanding. The Compensation Committee also considered the aggregate impact of all past equity compensation grants by looking at the Company’s equity compensation “overhang.” Overhang is determined by dividing all outstanding equity grants and shares available for future grants by the total number of shares outstanding. The resulting percentage provided the Compensation Committee with insight into the long-term cost of the Company’s equity compensation programs.

The approximate allocation for 2022 of the three equity components (as a percent of the long-term incentive compensation opportunity) was as follows:

Equity Form	% of Opportunity

Performance Share Units	40

Stock Options	40
Restricted Share Units	20

Nordson Corporation – 2023 Proxy Statement   |   49

Performance Share Incentive Award

A portion of each named executive officer’s annual total direct compensation opportunity is in the form of performance share units, which are settled in unrestricted Nordson common stock at the time of payout.

In selecting the quantitative performance measures and goals for the 2022 Performance Share Incentive Award, the Compensation Committee considered whether the measures were appropriately aligned with those in the Annual Cash Incentive Award so that the overall compensation design did not unintentionally encourage our executive officers to take unnecessary or excessive risk or actions that are inconsistent with our year-over-year and long-term objectives. Performance and payouts under the Performance Share Incentive Award are determined based on quantitative corporate financial measures — earnings per share growth, return on invested capital, and EBITDA margin. More specifically:

•

Earnings per share (EPS) growth measures the rate at which management has succeeded in growing profits per unit of shareholder ownership. We define it as net income divided by the weighted average common shares outstanding and it is consistent with financial disclosure in our Annual Report on Form 10-K. We believe it puts the highest emphasis on revenue growth and operating profit growth and focuses leadership on profitable growth in the long-term.

•

Return on invested capital (ROIC) measures the amount of profitability per unit of capital invested by management to generate earnings. We define it as the sum of net income (loss) plus after-tax interest expense on debt as a percentage of the sum of average quarterly shareholders’ equity plus average quarterly debt (net of cash and cash equivalents).

•

EBITDA margin measures the profitability created through a high level of differentiation and operation excellence of the Company. We define it as the sum of operating profit plus depreciation and amortization expenses divided by total revenue. While the growth in revenue and operating profit were of primary importance, management was also expected to maintain the highly differentiated business in terms of profitability and using this measure allows us to reward leaders when we sustain or improve our differentiated return.

Stock Options

Stock options align the interests of the named executive officers with those of shareholders because the stock options are granted with an exercise price equal to the fair market value on the grant date, meaning they only have value if the price of the Company’s stock increases after the stock options are awarded. Stock options vest in 25% increments over a four-year period (on the first four anniversaries of the grant date) and generally expire ten years from the grant date. Stock options are a valuable retention tool because our option awards vest over a four-year period and unvested options are forfeited if an executive officer voluntarily terminates employment.

Restricted Share Units

Restricted share units are designed to align executive officers’ interests with that of our long-term shareholders. The Compensation Committee also views these service-based awards as an important management succession planning, retention, and recognition tool, tying our executive officers’ compensation to shareholder interests. Restricted share units generally vest over a three-year period and cannot be transferred until vesting. Dividends on restricted share units are credited and will be earned when the underlying award vests.

We granted restricted share units to our executive officers on November 22, 2021, at the same time we granted restricted share units to other key employees under our 2021 Stock Incentive and Award Plan. We have historically granted restricted share units (or restricted shares, prior to 2021) during the Compensation Committee’s November meeting, which is scheduled at this time of year to permit us to verify prior fiscal year performance results, to determine incentive award payouts, and to set compensation and performance measures and goals for the next fiscal year.

50   |   Nordson Corporation – 2023 Proxy Statement

2022 Actions and Analysis

Base Salary

The Compensation Committee set individual base salaries of our named executive officers for 2022 at a level consistent with the general objective of paying total target direct compensation to approximate the median of our peer group; however, each named executive officer’s position relative to median may vary depending on a consideration of factors such as tenure, experience, future potential, internal pay equity, and performance. In setting the salaries, we considered Exequity’s input and analysis, and the recommendations of Mr. Nagarajan, Chief Executive Officer (except with respect to his own salary). Mr. Lovass received an increase to his annual base salary effective August 1, 2022 to reflect an increase in his responsibilities with his promotion in connection with the Segment Realignment. The increase was prorated from the effective date through October 31, 2022.

The following table reflects the annualized base salaries of our named executive officers for 2022 and 2021 (fiscal year end):

Named Executive Officer	Base Salary 2022 ($)	Base Salary 2021 ($)	Increase in Base Salary (%)

Sundaram Nagarajan	900,000	870,000	3.4%

Joseph P. Kelley	527,000	512,000	2.9%

Jeffrey A. Pembroke	500,000	481,000	4.0%

Stephen P. Lovass(1)	450,000	409,000	10.0%
Jennifer L. McDonough	425,000	—	—%

(1)	Effective August 1, 2022, the Committee increased Mr. Lovass’ base salary to $450,000 to reflect his promotion in connection with the Segment Realignment.

Annual Cash Incentive Award

The Compensation Committee established target payout opportunities, including threshold and maximum payout opportunities, for our named executive officers during the Compensation Committee’s November 22, 2021 meeting. These metrics considered Exequity’s analysis of our peer group’s annual incentive opportunities. Mr. Lovass received an increase to his annual cash incentive award effective August 1, 2022 to reflect his promotion in connection with the Segment Realignment. The increase was prorated from the effective date through October 31, 2022, however, the Compensation Committee determined that any payout earned for the full year would continue to be based on the Total Company Measures previously established.

The following table reflects the payout opportunities as a percentage of base salary:

	Incentive Amount as a Percentage (%) of Base Salary

Named Executive Officer	Threshold	Target	Maximum

Sundaram Nagarajan	25.0	100	200

Joseph P. Kelley	18.8	75	150

Jeffrey A. Pembroke	17.5	70	140

Stephen P. Lovass(1)	17.5	70	140
Jennifer L. McDonough	15.0	60	120

(1)	Effective August 1, 2022, the Committee increased Mr. Lovass’ annual cash incentive award target from 65% to 70% to reflect his promotion in connection with the Segment Realignment.

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The Compensation Committee established the following quantitative financial performance measures and goals for the Annual Cash Incentive Awards (the applicability of which differ depending on the Named Executive Officer)(1):

Total Company Measure	Weight	Threshold	Target	Maximum

Organic Revenue Growth	40%	-1%	4%	9%

Base Business Operating Profit Growth	60%	0%	7%	16%

ATS Segment Measure	Weight	Threshold	Target	Maximum

Organic Revenue Growth	40%	-1%	6%	13%

Base Business Operating Profit Growth	60%	0%	12%	26%

IPS Segment Measure	Weight	Threshold	Target	Maximum

Organic Revenue Growth	40%	-1%	3%	7%

Base Business Operating Profit Growth	60%	0%	4.5%	10%

(1)	Straight line interpolation applies to performance between designated goals.

Determination of Payout Amounts

The Compensation Committee determined the Annual Cash Incentive Award by first certifying performance and calculating performance as a percentage of target for the total company financial measures. The results are presented in the table below:

Total Company Measure	Weight	Target	Actual Currency Result	Actual Currency (% of Target)	Currency Neutral Result	Currency Neutral (% of Target)

Organic Revenue Growth	40%	4%	6.3%	146.9%	10.6%	200%

Base Business Operating Profit Growth	60%	7%	13%	167.1%	18.5%	200%

ATS Segment Measure	Weight	Target	Actual Currency Result	Actual Currency (% of Target)	Currency Neutral Result	Currency Neutral (% of Target)

Organic Revenue Growth	40%	6%	12.4%	190.8%	15.1%	200%

Base Business Operating Profit Growth	60%	12%	29%	200%	32.2%	200%

IPS Segment Measure	Weight	Target	Actual Currency Result	Actual Currency (% of Target)	Currency Neutral Result	Currency Neutral (% of Target)

Organic Revenue Growth	40%	3%	0.9%	60.9%	6.5%	188.5%

Base Business Operating Profit Growth	60%	4.5%	2.9%	72.8%	8.9%	179.7%

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Next, the Compensation Committee determined the combined factor payouts, as a percentage of target, for actual currency and currency neutral performance. The results are presented in the table below:

Actual Currency:

Named Executive Officer	Company Factor (% of Target)	Segment Factor (% of Target)	Combined Factor Payout (% of Target)

Sundaram Nagarajan	159.0%	128.9%	144.0%

Joseph P. Kelley	159.0%	128.9%	144.0%

Jeffrey A. Pembroke(1)(2)	159.0%	164.2%	161.6%

Stephen P. Lovass(3)	159.0%	128.9%	144.0%
Jennifer L. McDonough	159.0%	128.9%	144.0%

(1)	The combined factor payout for Mr. Pembroke is based 50% on his business segment’s results and 50% on total company results.

(2)	The segment factor payout for Mr. Pembroke is based 75% on the ATS segment results and 25% on the IPS segment results.

(3)	The combined factor payout for Mr. Lovass is based 50% on combined segment results and 50% on total company results.

Currency Neutral:

Named Executive Officer	Company Factor (% of Target)	Segment Factor (% of Target)	Combined Factor Payout (% of Target)

Sundaram Nagarajan	200.0%	191.2%	195.6%

Joseph P. Kelley	200.0%	191.2%	195.6%

Jeffrey A. Pembroke(1)(2)	200.0%	195.8%	197.9%

Stephen P. Lovass(3)	200.0%	191.2%	195.6%
Jennifer L. McDonough	200.0%	191.2%	195.6%

(1)	The combined factor payout for Mr. Pembroke is based 50% on his business segment’s results and 50% on total company results.

(2)	The segment factor payout for Mr. Pembroke is based 75% on the ATS segment results and 25% on the IPS segment results.

(3)	The combined factor payout for Mr. Lovass is based 50% on combined segment results and 50% on total company results.

Under our currency adjustment policy, because the difference between the two potential payout percentage rates is greater than 10 percentage points, the Annual Cash Incentive Award payout includes a currency adjustment. The final payouts were adjusted downward by 10 percentage points from the currency neutral calculation, reflecting the Committee’s position that payouts should be affected by only the first 10 percentage points of the impact of currency fluctuation. The results are presented in the table below:

Named Executive Officer	Target Payout Opportunity ($)	Combined Factor Payout (% of Target)	Actual Payout ($)

Sundaram Nagarajan	$900,000	185.6%	$1,670,400

Joseph P. Kelley	$395,250	185.6%	$ 733,584

Jeffrey A. Pembroke	$350,000	187.9%	$ 657,650

Stephen P. Lovass	$283,987	185.6%	$ 527,081
Jennifer L. McDonough	$255,000	185.6%	$ 473,280

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No discretion was exercised to increase or decrease the formulaic incentive award payouts to the named executive officers.

Long Term Incentive Awards

Performance Share Incentive Awards

2020-2022 Performance Share Incentive Award – Calculation of Payout

The performance period for the 2020-2022 Performance Share Incentive Award ended on October 31, 2022. As established by the Compensation Committee, the quantitative performance measures and goals for the 2020-2022 Performance Share Incentive Award were set on a year-by-year basis as follows:

FY2020 Performance Measure	Target

Nordson TSR performance at or above 50th percentile of the S&P 900 selected peer group	100% (capped)

Nordson TSR performance between the 25th and 50th percentile of the S&P 900 selected peer group	25%
Nordson TSR performance at or below the 25th percentile of the S&P 900 selected peer group	0%

FY2021 Performance Measures	Weight	Threshold	Target	Maximum

EPS Growth	40%	0%	7%	14%

ROIC	30%	8%	11%	15%
EBITDA Margin	30%	23%	26%	29%

FY2022 Performance Measures	Weight	Threshold	Target	Maximum

EPS Growth	40%	0%	8%	16%

ROIC	30%	8%	12%	18%
EBITDA Margin	30%	23%	28%	32%

To determine the payout of this award, the Compensation Committee first certified performance for the applicable performance measures for each year, as reflected in the tables below:

2020 Measure	Weight	Target	Actual	Payout (% of Target)
Nordson TSR performance at or above 50th percentile of the S&P 900 selected peer group	100%	100% (capped)	100%	100%

2021 Measure	Weight	Threshold	Target	Maximum	Actual	Payout (% of Target)

EPS Growth	40%	0%	7%	14%	35%	200%

ROIC	30%	8%	11%	15%	17%	200%
EBITDA Margin	30%	23%	26%	29%	31%	200%

2022 Measure	Weight	Threshold	Target	Maximum	Actual	Payout (% of Target)

EPS Growth	40%	0%	8%	16%	20%	200%

ROIC	30%	8%	12%	18%	19%	200%
EBITDA Margin	30%	23%	28%	32%	31%	174%

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The Compensation Committee then determined the overall attainment for the 2020—2022 Performance Share Incentive Award by averaging the performance achieved across each of the three years, as follows:

Performance Year	Payout (% of Target)

2020	100%

2021	200%

2022	192%

Total Performance	164%

Under our currency adjustment policy, because the difference between the two potential payout percentage rates is equal to or less than +/- 10 percentage points, the 2020-2022 Performance Share Incentive Award payout is based on the calculation at actual currency rates, with no adjustments. The results are presented in the table below:

Named Executive Officer	Target Payout Opportunity (# of Shares)	Payout (% of Target)	Payout (# of Shares)

Sundaram Nagarajan	9,500	164%	15,590

Joseph P. Kelley	3,399	164%	5,578

Jeffrey A. Pembroke	2,193	164%	3,599

Stephen P. Lovass	1,456	164%	2,389
Jennifer L. McDonough	419	164%	688

2022-2024 Performance Share Incentive Award – Grant of Award

During its November 2021 meeting, the Compensation Committee established the quantitative performance measures and goals for the first year of the 2022-2024 Performance Share Incentive Award. The measures, as weighted, and performance goals for 2022 are reflected below:

Performance Measure	Weight	Threshold	Target	Maximum

EPS Growth	40%	0%	8%	16%

ROIC	30%	8%	12%	18%
EBITDA Margin	30%	23%	28%	32%

Performance goals for 2023 and 2024 will be determined by the Compensation Committee, which will set financial goals at the beginning of each respective fiscal year. Attainment for each year will be determined at the end of each fiscal year, and overall attainment for the three-year performance period will be determined based on the average performance achieved across each of the three years.

We granted performance share units to our executive officers on November 22, 2021. The award share valuation on the grant date was $260.60. In connection with his promotion and the Segment Realignment, the Compensation Committee granted Mr. Lovass a special promotional Performance Share Incentive Award on August 1, 2022 to recognize Mr. Lovass’ promotion to a segment leader responsible for delivering segment results for the company and to further align his long-term award with our shareholder interests. The award share valuation on Mr. Lovass’ grant date was $221.94.

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The following table provides information regarding the share payout opportunities for each of the named executive officers at threshold, target, and maximum performance for the 2022-2024 performance period:

Named Executive Officer	Threshold Payout (# Shares)	Target Payout (# Shares)	Maximum Payout (# Shares)	Target Earned Date	Actual Payout

Sundaram Nagarajan	3,800	7,600	15,200	October 31, 2024	Not determined

Joseph P. Kelley	1,091	2,181	4,362	October 31, 2024	Not determined

Jeffrey A. Pembroke	881	1,762	3,524	October 31, 2024	Not determined

Stephen P. Lovass(1)	768	1,536	3,072	October 31, 2024	Not determined
Jennifer L. McDonough	210	839	1,678	October 31, 2024	Not determined

(1)

For Mr. Lovass the table above reflects the number of performance share units granted on November 22, 2021 and the number of performance share units granted on August 1, 2022 in connection with the Segment Realignment as discussed above.

Stock Options

2022 Stock Options – Grant of Award

We granted stock options for 2022 to our executive officers on November 22, 2021 during the Compensation Committee’s November meeting, which permits us to verify prior fiscal year performance results, to determine incentive award payouts, and to set compensation, awards, and performance measures and goals for the next fiscal year. In connection with his promotion and the Segment Realignment, the Compensation Committee granted Mr. Lovass a special promotional stock option award on August 1, 2022 to recognize Mr. Lovass’ promotion to a segment leader responsible for delivering segment results for the company and to further align his long-term award with our shareholder interests.

The following table provides information regarding the stock options granted to our named executive officers for 2022:

Named Executive Officer	Options Granted (#)	Grant Date Fair Value ($) (1)

Sundaram Nagarajan	31,000	2,475,660

Joseph P. Kelley	8,953	714,987

Jeffrey A. Pembroke	7,231	577,468

Stephen P. Lovass(2)	5,932	464,364
Jennifer L. McDonough	3,994	318,961

(1)

The grant date fair value was determined using the Black-Scholes option pricing model on the date of grant. The actual value of stock option awards will be determined by the value of our common shares on the date of exercise.

(2)

For Mr. Lovass, the table above reflects the number of stock options granted on November 22, 2021 and the number of stock options granted on August 1, 2022 in connection with the Segment Realignment as discussed above.

Restricted Share Units

2020 Continuation Award – Calculation of Payout

The performance period for the special, one-time continuation equity award (the “Continuation Award”) granted to certain members of management ended on October 31, 2022. As established by the Compensation Committee, the Continuation Award had a two-year cliff vesting schedule with gateway performance metrics as follows:

Measure	Gateway

2021 Average ROIC	8%

2022 Average ROIC	8%

56   |   Nordson Corporation – 2023 Proxy Statement

To determine payout of the Continuation Award, the Compensation Committee certified performance for the gateway performance metric as follows:

Measure	Gateway	Actual	Payout (% of Target)

2021 Average ROIC	8%	17%	100%

2022 Average ROIC	8%	19%	100%

The following sets forth information with respect to the vested Continuation Award before payment of any applicable withholding tax and broker commissions:

	Continuation Award Awarded on November 24, 2020 Vested on November 24, 2022

Named Executive Officer	Number of Shares Acquired	Value Realized

Sundaram Nagarajan	5,095	$1,194,268

Joseph P. Kelley(1)	—	—

Jeffrey A. Pembroke	2,548	$597,251

Stephen P. Lovass	1,783	$417,935
Jennifer L. McDonough(1)	—	—

(1)

Neither Mr. Kelley nor Ms. McDonough received a Continuation Award because each of their compensation packages at hire, on July 6, 2020 and on November 1, 2021, respectively, reflected our retention and incentivization goals given the challenges faced by the Company.

2022 Restricted Share Unit – Grant of Award

We granted restricted share units to our executive officers on November 22, 2021. The award share valuation on the grant date was the closing share price on November 22, 2021 – $267.51. Upon her hire, the Compensation Committee also granted Ms. McDonough a special restricted share unit award on November 8, 2021. The award share valuation on Ms. McDonough’s grant date was $262.08. Finally, in connection with his promotion and the Segment Realignment, the Compensation Committee granted Mr. Lovass a special promotional restricted share unit award on August 1, 2022 to recognize Mr. Lovass’ promotion to a segment leader responsible for delivering segment results for the company and to further align his long-term award with our shareholder interests. The award share valuation on Mr. Lovass’ grant date was the closing share price on August 1, 2022—$230.50

The following table provides information regarding the restricted share units granted to our named executive officers for 2022:

Named Executive Officer	Restricted Share Units Granted (#)	Grant Date Value ($)

Sundaram Nagarajan	3,800	1,016,538

Joseph P. Kelley	1,090	291,586

Jeffrey A. Pembroke	881	235,676

Stephen P. Lovass(1)	768	197,972
Jennifer L. McDonough(2)	1745	459,974

(1)

For Mr. Lovass the table above reflects the amount of restricted share units granted November 22, 2021 and the amount of restricted share units granted on August 1, 2022 in connection with the Segment Realignment as discussed above.

(2)

For Ms. McDonough the table above reflects the amount of restricted share units granted November 8, 2021 in connection with her hire and the restricted share units granted November 22, 2021 as discussed above.

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Other Components of our Executive Compensation Program

In addition to base salary, the Annual Cash Incentive Award, and long-term equity-based incentive awards, we offer other forms of compensation, including: (i) executive perquisites; (ii) welfare and retirement benefits; and (iii) change-in-control benefits.

Executive Perquisites

We provide limited and modest perquisites to each of our executive officers to promote the business objectives described below. We also use these perquisites to provide a competitive executive compensation program, which allows us to attract and retain top executive talent.

•

Business Clubs.    We do not reimburse any executive officer for fees or dues associated with personal country club memberships. We reimbursed Mr. Nagarajan for one private business club membership to encourage entertainment of business colleagues and customers, engaging in social interaction with peers from other companies, local leadership in the community, and holding business meetings at a convenient offsite location. In addition, we provide all executive officers with the opportunity for memberships in up to two airline travel clubs that allow them to be more productive when traveling on commercial airlines.

•

Financial, Estate, and Tax Planning and Preparation.    We pay for financial, estate, and tax planning and preparation fees and expenses. The maximum amount is $5,000 for each named executive officer per calendar year. We provide this perquisite to assist our executive officers in obtaining financial counseling, enabling them to concentrate on business matters rather than on personal financial planning.

•

Executive Physicals.    We pay for annual physicals for our executive officers. We provide this benefit to preserve our investment in our executive officers by encouraging them to maintain healthy lifestyles and be proactive in their preventative healthcare.

•

Relocation Expense Reimbursement.    We maintain a general relocation policy under which the Company provides reimbursement for certain relocation expenses to certain key new employees and to employees whose job function requires relocation. We believe it is important to maintain market competitive relocation benefits to fill positions that are critical to Nordson’s business needs.

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Welfare and Retirement Benefits

The following summarizes the welfare and retirement benefits available to our named executive officers:

Qualified Defined Contribution 401(k) Plan

•  Our named executive officers are eligible to participate in a Company-sponsored 401(k) tax-qualified retirement savings plan for all U.S.-based employees.

•  We match employee contributions $0.50 on the dollar for the first 6% of contributed compensation. Employee contributions to the 401(k) Plan vest immediately, while matching contributions vest in increments based on years of service, with participants being fully vested after three years of service.

Non-Qualified Deferred Compensation Plan

•  We maintain a non-qualified, unfunded, and unsecured deferred compensation plan for the benefit of eligible management employees whose benefits under the 401(k) Plan are limited by the benefit restrictions of Section 415 of the Internal Revenue Code.

•  Participants may defer up to 100% of their base salary and Annual Cash Incentive Award payout, and up to 90% of their Performance Share Incentive Award payout.

Defined Benefit Pension Plan

•  Certain of our named executive officers participate in a Company-sponsored tax-qualified pension plan for U.S.-based salaried employees. The pension plan is designed to work together with social security benefits to provide employees with 30 years of service retirement income that is approximately 55% of eligible compensation, subject to the Internal Revenue Code maximum monthly benefit. We closed our defined benefit pension plan to new participants in 2021.

Excess Defined Benefit Pension Plan

•  We maintain a supplemental executive retirement benefit restoration plan which is an unfunded, non-qualified plan that is designed to provide retirement benefits to U.S.-based eligible participants as a replacement for those retirement benefits limited by regulations under the Internal Revenue Code.

•  Together, the defined benefit pension plan and excess defined benefit pension plan are intended to provide our named executive officers who participate in them with retirement income at a level equivalent to that provided to other employees under the defined benefit pension plan.

•  Additionally, pursuant to the employment agreement that was negotiated at the time he was hired, Mr. Nagarajan is entitled to an individual nonqualified pension benefit (the “Supplemental Individual Pension Benefit”), which will make up for benefits that he may forfeit under our tax-qualified defined benefit pension plan if his employment terminates prior to vesting under the pension plan in certain circumstances. In particular, the Supplemental Individual Pension Benefit will treat Mr. Nagarajan as if he were fully vested in our tax-qualified defined benefit pension plan, solely in the event of his death, disability, involuntary termination without cause or termination for good reason (whether or not in connection with a change in control of Nordson), prior to becoming 100% vested under the pension plan. No other named executive officer is entitled to the Supplemental Individual Pension Benefit.

Severance Agreements

Mr. Nagarajan is the only executive officer for whom we have any obligation to pay severance other than following a change-in-control. We have agreed to provide Mr. Nagarajan with cash severance and other benefits in the event his employment is terminated by us without “Cause” or he terminates his employment with us for “Good Reason” (each such term as defined in his employment agreement).

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Upon a termination by us without Cause or by Mr. Nagarajan for Good Reason, in addition to payment of any accrued and unpaid compensation and benefits, Mr. Nagarajan would be entitled to post-termination payments and benefits as follows:

•	a lump sum cash payment equal to two (2) times the sum of his annual base salary and his target cash incentive opportunity;

•	a pro-rata payout of his Annual Cash Incentive Award, based on actual performance;

•

a pro-rata payout of long-term performance share incentive awards granted to Mr. Nagarajan for any performance period(s) not completed on the date of termination, based upon actual performance in each such applicable performance period, as determined at the end of the applicable performance period;

•	continuation of vesting for stock options in accordance with the normal vesting schedule;

•	full vesting of restricted share unit awards;

•	continuation of health care and welfare benefits for a period of twenty-four (24) months following the date of termination; and

•	immediate vesting of Mr. Nagarajan’s benefits under the Supplemental Individual Pension Benefit, if the triggering event occurs within the first five years of his employment.

We will not gross-up any tax imposed upon any payment received by Mr. Nagarajan under his employment agreement.

Change-in-Control

We believe that the occurrence, or potential occurrence, of a change-in-control transaction in which we are the target could create substantial uncertainty regarding the continued employment of our executive officers. Therefore, we have entered into change-in-control retention agreements with our executive officers that provide severance and other benefits in the event of a qualifying termination within two years following a change-in-control. The primary purpose of these agreements is to keep executive officers focused on pursuing all corporate transaction activity that is in the best interests of shareholders, regardless of whether those transactions may result in their own job loss. The Compensation Committee has determined that change-in-control retention agreements executed after November 1, 2015, will not provide for “gross-up” payments to cover any federal excise taxes that may be owed on change-in-control severance payments and benefits. Change-in-control retention agreements executed prior to November 1, 2015, which do provide for a gross-up for any excess federal excise taxes that may be owed on change in control-related severance payments and benefits, remain in effect.

Severance and Other Benefits

Severance benefits payable under change-in-control retention agreements are conditioned upon the occurrence of a “double trigger” event (meaning there must be both a change-in-control of the Company and, within the following 24 months, a termination of employment by either the Company without Cause, or by the officer for Good Reason, as defined in the respective change-in-control retention agreements). We opted for a double-trigger, rather than a “single trigger” that provides for severance payments solely on the basis of a change-in-control, because a double trigger is consistent with the purpose of encouraging the continued employment of the executive officer following a change-in-control.

In the event of a change-in-control and a qualifying termination of employment, an executive officer will be entitled to receive:

•	accrued but unpaid compensation, including a pro-rata payout of the Annual Cash Incentive Award;

•

a lump sum cash payment in an amount equal to two (2) times the sum of (x) annual base salary in effect at the time of termination of employment plus (y) target Annual Cash Incentive Award opportunity for the year in which termination of employment occurs;

•

continuation of coverage for the executive officer and his or her eligible spouse and dependents under the Company’s group health plans, life insurance, accidental death and dismemberment, pension, disability and

60   |   Nordson Corporation – 2023 Proxy Statement

tax and financial planning plans for the lesser of 24 months following termination of employment or until the date he or she becomes covered under similar benefit plans;

•	professional outplacement services; and

•

for eligible executives, two additional years of age and two additional years of service credit under the Company-sponsored qualified and non-qualified pension plans, the benefit being paid from the Excess Defined Benefit Pension Plan.

Treatment of Share-based Awards

To provide our executive officers with the same opportunity as our shareholders to realize the value created by a change-in-control, the shareholder-approved 2021 Nordson Corporation Share and Incentive Award Plan generally provides for full vesting of all outstanding share-based awards upon a “double-trigger” basis in the event of a change-in-control and a qualifying termination of the participant’s employment.

Additional Compensation Policies

Executive Share Ownership

We require share ownership by our executive officers to emphasize our executive compensation program’s objective of aligning the individual financial interests of our executive officers with the investment interests of our long-term shareholders. We require our executive officers to own the following multiples of base salary in the equivalent number of common shares:

Title	Ownership Requirement
Chief Executive Officer	5 times base salary

President (other than the Chief Executive Officer)	3 times base salary

Chief Financial Officer	3 times base salary

Other Executive Officers	2 times base salary

The number of shares required to be held varies according to our common share price movement. Newly elected executive officers will have up to five years to meet the ownership requirements after their election.

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Executive officers who have not satisfied the share ownership requirements by the end of the five-year period or who have not shown progress (as subjectively determined by the Compensation Committee) toward the required ownership level prior to the end of such five-year period will be expected to retain 100% of the shares acquired through exercise of options, lapse of transfer restrictions on restricted share units, or Performance Share Incentive Award payouts, net of shares withheld to cover the taxes due, until the share ownership requirement is achieved or there is progress towards the ownership requirement. We review the share ownership of each executive officer compared to the applicable share ownership guidelines, including the number of share equivalent units in deferred compensation plans and share ownership in the Nordson Corporation Employee Savings Trust and 401(k) Plan, each of which count as valid forms of share ownership under the ownership guidelines. As of December 30, 2022, except for Mr. Nagarajan and Ms. McDonough, all named executive officers met or exceeded their respective ownership guidelines. Each of Mr. Nagarajan and Ms. McDonough has five years from their respective appointments on August 1, 2019, and November 1, 2021 in which to achieve his or her share ownership requirement. Actual share ownership of our named executive officers is shown in the table below:

Named Executive Officer	Ownership Requirement as a Multiple of Salary	Ownership Requirement ($)	Current Share Ownership Market Value ($)(1)

Sundaram Nagarajan	5	$4,875,000	$4,794,575

Joseph P. Kelley	3	$1,629,000	$1,882,425

Jeffrey A. Pembroke	2	$1,040,000	$3,400,188

Stephen P. Lovass	2	$928,000	$1,547,986
Jennifer L. McDonough	2	$890,000	$516,645

(1)

Market Value was calculated by multiplying the closing price of our common shares on December 30, 2022 – $237.72 per share – by the total number of shares owned (owned outright, owned indirectly, owned jointly, vested deferred share equivalent units, and unvested restricted share units).

Anti-Pledging/Anti-Hedging Policy

We prohibit directors and executive officers from pledging Nordson common shares as collateral. Other types of transactions that are prohibited include trading in derivative securities of Nordson’s common shares, engaging in short sales of Nordson securities, or purchasing any other financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of Nordson securities. At this time, we do not prohibit other employees from hedging Nordson common shares or pledging Nordson common shares as collateral.

Equity Grant Policy

We grant equity on a consistent schedule, generally at the first Compensation Committee meeting following the end of the fiscal year. We do not grant performance share units, stock options, or restricted share units to our executive officers in anticipation of the release of significant earnings announcements or other material non-public information likely to result in changes to the price of our common shares. Similarly, we do not time the release of material non-public information based on equity award grant dates. Awards generally are effective on the date that we grant the award. The Compensation Committee may also make occasional grants of stock options and other equity-based awards at other times to recognize, retain or recruit executive officers and key employees. We have delegated limited authority to the Chief Executive Officer to grant equity awards, excluding awards made to executive officers. Equity awards granted by the Chief Executive Officer in any quarter will be effective the first day of the month following public disclosure of quarterly earnings for that quarter.

Incentive Compensation Forfeiture (Clawback) Policy

We have a formal “clawback” policy for incentive awards that is broader in its reach than that imposed by Section 304 of the Sarbanes-Oxley Act. Under the policy, we may require our executive officers to repay cash-based incentive compensation and/or equity incentive awards in the event of a material restatement of the

62   |   Nordson Corporation – 2023 Proxy Statement

consolidated financial statements of the Company, other than any restatement required pursuant to a change in applicable accounting rules. Recovery is limited to amounts paid or realized by an executive officer during the three-year period preceding the date that we are required to prepare a restatement.

Additionally, our Board, upon the Compensation Committee’s recommendation, may, to the extent permitted by law and to the extent it determines that it is in our best interests to do so, require reimbursement or payment by the executive officer to the Company of equity-based compensation and performance-based compensation in an amount determined by the Board to be attributable to: (i) conduct that violates our Code of Ethics and Business Conduct, or (ii) willful misconduct or fraud that causes harm to the Company.

The Compensation Committee will revise the policy as appropriate in accordance with the final rules recently issued under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the forthcoming Nasdaq listing standards.

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COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the Executive Compensation Discussion and Analysis that appears in this Proxy Statement. Based on such review and discussion, we recommended to the Board that the Executive Compensation Discussion and Analysis be included in the Company’s definitive Proxy Statement on Schedule 14A and incorporated by reference into the Company’s 2022 Annual Report, each as filed with the SEC.

Compensation Committee,

Victor L. Richey, Jr., Chair

Michael J. Merriman, Jr.

Mary G. Puma

January [    ], 2023

The above Compensation Committee Report does not constitute soliciting material and should not be deemed filed with the SEC or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information in this Report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act. If this Report is incorporated by reference into the Company’s Annual Report on Form 10-K, such disclosure will be furnished in such Annual Report on Form 10-K and will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act as a result of furnishing the disclosure in this manner.

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RISKS RELATED TO EXECUTIVE COMPENSATION POLICIES AND PRACTICES

The Compensation Committee believes that the design of the executive compensation program as outlined in the “Executive Compensation Discussion and Analysis” places emphasis on long-term incentives and competitive base salaries. While the Annual Cash Incentive Award is tied to short-term performance, the Compensation Committee concluded that emphasis on long-term incentives appropriately balances risk and management’s motivations for our long-term success, including share price performance, with the interests of our long-term shareholders. Although our executive compensation program is designed to pay for performance and provide incentive-based compensation, the incentive-driven elements of our executive compensation program contain various mitigating features that are designed to discourage management from taking unnecessary risks in managing the business that could maximize short-term results at the expense of long-term value.

The Compensation Committee has the authority to set performance measures and goals, monitor performance, and to exercise negative discretion in determining incentive award payouts to our executive officers.

We believe that our compensation policies and practices do not encourage our executive officers to take excessive or unnecessary risks and are not reasonably likely to have a material adverse effect on the Company.

The table below summarizes the risk mitigation factors applicable to the primary elements of the Company’s executive compensation program.

Base Salary Risk Mitigation Factors

Fixed Amount.    Base salary does not encourage risk-taking as it is a fixed amount.

Small Percentage of Total Compensation.    Base salary is a relatively small percentage of total direct compensation for executive officers.

Annual Cash Incentive Award Risk Mitigation Factors

Multiple Performance Factors.    The Annual Cash Incentive Award features multiple quantitative performance measures that encourage executives to focus on the overall strength of the business rather than a single financial measure.

Award Cap. Awards payable to any individual are capped.

Management Processes.    Board and management processes are in place to oversee risks associated with the Annual Cash Incentive Award, including, but not limited to, monthly and quarterly business performance reviews by management and regular business performance reviews by the Board of Directors and the Audit Committee.

Clawback Provision.    Robust forfeiture (“clawback”) terms accompany cash-based incentive awards for our executive officers.

Long-Term Equity Compensation Risk Mitigation Factors

Share Ownership Guidelines.    Share ownership guidelines align the executive interests with those of our long-term shareholders.

Vesting Schedule Overlaps.    The vesting schedules for long-term incentives overlap and, therefore, reduce an executive officer’s motivation to maximize performance in any one period.

Service-based Vesting. Service-based vesting aligns with long-term shareholder interests.

Anti-Hedging/Anti-Pledging Policy.    The Company’s anti-hedging policy prohibits directors and our executive officers from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of our common stock, including prepaid variable forward contracts, equity swaps, collars, and exchange funds. Our anti-pledging policy prohibits our directors and executive officers from pledging our common stock as collateral.

Clawback Provision.    Robust forfeiture (“clawback”) terms accompany equity-based awards for our executive officers.

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SUMMARY COMPENSATION FOR FISCAL YEAR 2022

All references in this section to years are references to fiscal years unless otherwise noted. Our fiscal year ends October 31.

The following narratives, tables, footnotes, and supplemental tables present the components of compensation for our named executive officers for the fiscal year ended October 31, 2022. The individual components of the compensation reflected in the Summary Compensation Table (“SCT”) for 2022 and the prior two fiscal years are:

•	Salary. Base salary earned by a named executive officer. Any amount of base salary deferred by a named executive officer is identified in footnote 1 to the “Non-Qualified Deferred Compensation” table.

•	Bonus. A one-time signing bonus was paid to Ms. McDonough in connection with the commencement of her employment on November 1, 2021 in lieu of a bonus forfeited from her former employer.

•

Stock Awards.    The awards disclosed in the “Stock Awards” column consist of restricted share unit awards and performance share incentive awards for the 2022-2024, 2021-2023, the modified 2020-2022 performance periods, and the Continuation Award. The calculations are based upon the grant date fair value of restricted share units and performance share units as calculated under FASB ASC Topic 718 for 2022, 2021, and 2020. Details about the performance share incentive awards made during 2022 are included in the narrative accompanying the “Grants of Plan-Based Awards” table below. For performance share incentive awards, grant date fair value disclosed in the SCT is based on the level at which the award is expected to pay out, rather than at the maximum possible payout. The grant date fair value at maximum payout appears in a footnote to the table.

•

Option Awards.    The awards disclosed in the “Option Awards” column consist of option awards for our common stock. The award amounts represent the grant date fair value of stock options as calculated under FASB ASC Topic 718. Details about the option awards made during 2022 are included in the narrative accompanying the “Grants of Plan-Based Awards” table.

•

Non-Equity Incentive Plan Compensation.    The amounts disclosed under the “Non-Equity Incentive Plan Compensation” column represent compensation earned under the Annual Cash Incentive Award. Further information concerning the Annual Cash Incentive Award may be reviewed in the Executive Compensation Discussion and Analysis section of this Proxy Statement under the caption “Elements of Compensation.”

•

Change in Pension Value and Non-Qualified Deferred Compensation Earnings.    The amounts disclosed in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column represent any actuarial increase during the fiscal year in the pension value provided under our qualified defined benefit pension plan and non-qualified excess defined benefit pension plan. We do not pay above-market or preferential rates on the non-qualified deferred compensation of our named executive officers. A narrative discussion of our defined benefit pension plan and excess defined benefit pension plan accompanies the “Pension Benefits” table.

•

All Other Compensation.    The amounts disclosed in the “All Other Compensation” column include the combined value of each named executive officer’s perquisites, our matching contributions to the qualified deferred compensation 401(k) plan and non-qualified deferred compensation plan and other noted payments.

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Summary Compensation Table For Fiscal Year 2022

In this section we provide certain tabular and narrative information regarding the compensation of our named executive officers for 2022, 2021, and 2020 (as applicable).

Name and Principal Position	Fiscal Year	Salary $(1)	Bonus $	Stock Awards $(2)	Option Awards $(3)	Non-Equity Incentive Plan Compensation $(4)	Change in Pension Value & Non- Qualified Deferred Compensation Earnings $(5)	All Other Compensation $(6)	Total $

Sundaram Nagarajan President and Chief Executive Officer	2022	900,000	—	2,997,098	2,475,660	1,670,400	327,553	61,402	8,432,113
	2021	870,000	—	5,830,079	1,970,346	1,740,000	239,445	49,669	10,699,539
	2020	882,692	—	2,092,522	1,628,219	353,077	290,917	103,048	5,350,475

Joseph P. Kelley Executive Vice President and Chief Financial Officer	2022	527,000	—	859,955	714,987	733,584	—	31,600	2,935,688
	2021	512,000	—	1,344,240	457,502	768,000	—	23,512	3,105,254
	2020	163,462	—	1,786,069	1,101,518	49,038	—	—	3,100,087

Jeffrey A. Pembroke Executive Vice President	2022	500,000	—	694,854	577,468	657,650	—	29,319	2,459,290
	2021	481,000	—	1,484,280	457,502	673,400	235,982	33,485	3,365,649
	2020	478,608	—	481,246	373,822	112,901	465,128	30,606	1,942,310

Stephen P. Lovass Executive Vice President	2022	428,250	—	582,635	464,364	527,081	—	32,834	2,037,913
	2021	409,000	—	1,004,448	303,130	531,700	—	14,313	2,262,591
	2020	408,231		317,256	248,782	103,475	—	12,531	1,090,275
Jennifer L. McDonough Executive Vice President	2022	425,000	250,000	1,000,155	318,961	473,280	—	102,018	2,569,413
	2021	—	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—	—

(1)

The respective salary earned for each officer in fiscal year 2020 is higher than the base amount because an extra pay period occurred (27 pay periods versus 26) during fiscal year 2020 (except Mr. Kelley’s salary which is lower because his hire date was July 6, 2020). This column also includes amounts of base salary deferred. These deferrals are noted in footnote 1 to the “Non-Qualified Deferred Compensation” table.

(2)

This column includes the grant date fair value of restricted share units and performance share units as calculated under FASB ASC Topic 718. The grant date fair value disclosed for performance share incentive awards for fiscal year 2020 is based on target performance and for fiscal year 2021 and 2022 it is also based on target performance but the value is slightly greater than the stock price on the date of grant due to the use of the Monte Carlo simulation model to determine the grant date fair value for part of the award. The maximum performance share incentive award amount for 2022 awards is shown in the table below. The assumptions made in valuing share awards reported in this column for 2022 are discussed in Note 15 Stock-based Compensation in the “Notes to Consolidated Financial Statements” section of our Form 10-K for 2022.

Named Executive Officer	Fiscal Year	Maximum Payout (# Units)	Maximum Grant Date Fair Value Payout ($)

Sundaram Nagarajan	2022	15,200	3,961,120

Joseph P. Kelley	2022	4,362	1,136,737

Jeffrey A. Pembroke	2022	3,524	918,354

Stephen P. Lovass	2022	3,072	769,326
Jennifer L. McDonough	2022	1,946	507,128

(3)

This column represents the grant date fair value of the stock option award as calculated under FASB ASC Topic 718 as of the respective grant date for each award. The grant date fair value was determined using the Black-Scholes valuation model. For additional information regarding such awards, see the “Grants of Plan-Based Awards” table below. The aggregate grant date fair value may not correspond to the actual value that may be recognized by the named executive officer. The actual amount, if any, realized upon the exercise of stock options will depend upon the market price of our common shares relative to the exercise price per share at the time of exercise.

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The table below lists the assumptions used to estimate the grant date fair value of stock options awarded to the named executive officers and included in this column as of October 31, 2022:

Fiscal Year	Number of Shares Awarded	Exercise Price	Expected Life (in years)	Dividend Yield	Volatility	Risk-Free Rate

2022	55,827	$267.51	6.2	0.76%	0.30627	1.47%

2022(i)	1,283	$230.50	6.1	0.89%	0.30535	2.65%

2021	56,800	$201.50	6.2	0.83%	0.3084	0.54%

2020	77,557	$165.20	6.3	1.16%	0.2453	1.68%

2020(ii)	1,666	$138.59	6.3	0.92%	0.2921	0.50%

2020(iii)	21,317	$189.72	6.3	0.87%	0.305	0.44%

(i)	As discussed above, Mr. Lovass was granted 1,283 stock options in connection with the Segment Realignment.

(ii)	On March 30, 2020, the Company awarded 860 stock options each to Messrs. Pembroke, and Lovass as part of the business realignment.

(iii)	The Company awarded Mr. Kelley 21,317 stock options on his hire date, July 6, 2020, as part of his negotiated compensation.

The assumptions listed above for individual awards differ slightly from those presented in Note 15 Stock-based Compensation in the “Notes to Consolidated Financial Statements” section of our Form 10-K for 2022. The assumptions in Note 15 represent awards to all executive officers and key employees and grant dates during each year.

See the “Grants of Plan-Based Awards” table for information with respect to the stock options awarded in 2022 and the “Outstanding Equity Awards” table for information with respect to the stock options awarded prior to 2022.

(4)

The amounts in this column represent the total non-equity incentive plan compensation earned by each named executive officer in the respective fiscal year under our Annual Cash Incentive Award (including the portion of the Annual Cash Incentive Award payout that was deferred by our named executive officers). These deferrals are noted in footnote 1 to the “Non-Qualified Deferred Compensation” table.

(5)

The amounts entered in this column include the aggregate change in the actuarial present value of the named executive officer’s accumulated benefits under the Nordson Corporation Salaried Employees Defined Benefit Pension Plan and Excess Defined Benefit Pension Plan. Amounts for Mr. Pembroke and Mr. Lovass are not reported in the table because the values for each decreased in 2022: for Mr. Pembroke, a decrease of $732,310 and for Mr. Lovass, a decrease of $13,334. There were no above-market or preferential earnings on non-qualified deferred compensation. The present value amounts of the accumulated benefits were determined using assumptions discussed in Note 7 Retirement, Pension and other Post-retirement Plans in the “Notes to Consolidated Financial Statements” section of our Form 10-K for 2022.

The following table provides further details to the increases or (decreases) by plan for 2022:

Named Executive Officer	Change in Pension Plan Value ($)	Change in Excess Pension Plan Value ($)

Sundaram Nagarajan	3,851	323,702

Joseph P. Kelley(i)	—	—

Jeffrey A. Pembroke	(308,816)	(423,494)

Stephen P. Lovass	(57,014)	43,680
Jennifer L. McDonough(ii)	—	—

(i)	No pension benefits are listed for Mr. Kelley because he has not met his 5-year service requirement for vesting and is therefore not vested in the pension.

(ii)	No pension benefits are listed for Ms. McDonough because the pension was closed to new employees prior to her hire date.

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(6)	The following tables describe each component of the “All Other Compensation” column in the Summary Compensation Table for 2022:

Named Executive Officer	Total Perquisites ($)(a)	Relocation Expenses ($)	Tax Gross-Up Related to Relocation Expenses ($)	Company Contributions to Tax-Qualified and Non-Qualified Plans ($)	Company Match of Charitable Contributions ($)	Other(b)	Total All Other Compensation ($)

Sundaram Nagarajan	7,121	—	—	37,281	17,000	—	61,402

Joseph P. Kelley	5,450	—	—	17,350	8,800	—	31,600

Jeffrey A. Pembroke	8,646	—	—	20,673	—	—	29,319

Stephen P. Lovass	5,070	—	—	17,163	10,000	600	32,834
Jennifer L. McDonough	3,991	65,387	17,534	9,106	6,000	—	102,018

(a)	Total perquisites for 2022:

Named Executive Officer	Financial Planning ($)	Business and Airline Club Dues ($)	Executive Physicals ($)	Total Perquisites ($)

Sundaram Nagarajan	5,000	550	1,571	7,121

Joseph P. Kelley	5,000	450	—	5,450

Jeffrey A. Pembroke	5,000	—	3,646	8,646

Stephen P. Lovass	2,200	550	2,320	5,070
Jennifer L. McDonough	—	—	3,991	3,991

(b)	“Other” includes for Mr. Lovass, an annual payment for his contributions on an issued Company patent.

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GRANTS OF PLAN-BASED AWARDS

We granted the following awards to our executive officers in 2022:

•

Annual Cash Incentive Awards — The Compensation Committee establishes quantitative corporate financial and segment performance goals at the beginning of a fiscal year. Any payouts are determined by actual fiscal year performance against the pre-established corporate financial and segment performance measures for our named executive officers that lead our businesses. These awards are referred to in the following table as “ACIA.”

•

Performance Share Incentive Awards — The Compensation Committee establishes performance share incentive awards for executive officers based on performance measures. The award is in the form of performance share units which are settled in unrestricted Nordson common shares on a one-for-one basis or share equivalent units on a one-for-one basis for payouts that are deferred. The payout will vary based upon the actual level of performance over a three-year period. However, the threshold performance level must be achieved before any payout is made. These awards are referred to in the following table as “PSIA.”

•

Restricted Share Unit Awards — Restricted share units are awarded and represent a contingent right to receive shares, following vesting and subject to other terms and conditions of the award. The restricted share units may not be voted, sold, or transferred prior to settlement. Cash dividends are not paid on the restricted share units, but are credited to the grantee’s account and any such dividends will be accumulated and paid in cash (without interest) at the time the restricted share units become vested. Restricted share units vest generally on a pro-rata basis annually each year for three years following the date of award. These awards are referred to in the following table as “RSU.”

•

Stock Option Awards — Stock options have a term of ten years, become exercisable over a four-year period at the rate of 25% per year beginning one year from the grant date, and have an exercise price equal to the closing price of our common shares on the grant date. Under the terms of award, the exercise price and tax-withholding obligations may be paid with previously owned common shares or with shares acquired upon exercise. Information with respect to each of these awards on an award-by-award basis is set forth in the table below. These awards are referred to in the following table as “Options.”

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Grants of Plan-Based Awards

The following table and footnotes present the components of the plan-based awards made to our named executive officers during 2022.

Name	Plan	Grant Date	Estimated Possible Payouts Under Non-equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Nagarajan	ACIA	11/22/2021	450,000	900,000	1,800,000	—	—	—	—	—	—	—
	PSIA	11/22/2021	—	—	—	3,800	7,600	15,200	—	—	—	1,980,560
	RSU	11/22/2021	—	—	—	—	—	—	3,800	—	—	1,016,538
	Options	11/22/2021	—	—	—	—	—	—	—	31,000	267.51	2,475,660

Kelley	ACIA	11/22/2021	197,625	395,250	790,500	—	—	—	—	—	—	—
	PSIA	11/22/2021	—	—	—	1,091	2,181	4,362	—	—	—	568,369
	RSU	11/22/2021	—	—	—	—	—	—	1,090	—	—	291,586
	Options	11/22/2021	—	—	—	—	—	—	—	8,953	267.51	714,987

Pembroke	ACIA	11/22/2021	175,000	350,000	700,000	—	—	—	—	—	—	—
	PSIA	11/22/2021	—	—	—	881	1,762	3,524	—	—	—	459,177
	RSU	11/22/2021	—	—	—	—	—	—	881	—	—	235,676
	Options	11/22/2021	—	—	—	—	—	—	—	7,231	267.51	577,468

Lovass	ACIA	11/22/2021	141,994	283,987	567,974	—	—	—	—	—	—	—
	PSIA	11/22/2021	—	—	—	566	1,132	2,264	—	—	—	294,999
	PSIA	8/1/2022	—	—	—	202	404	808	—	—	—	89,664
	RSU	11/22/2021	—	—	—	—	—	—	566	—	—	151,411
	RSU	8/1/2022	—	—	—	—	—	—	202	—	—	46,561
	Options	11/22/2021	—	—	—	—	—	—	—	4,649	267.51	371,269
	Options	8/1/2022								1,283	230.50	93,094

McDonough	ACIA	11/22/2021	127,500	255,000	510,000	—	—	—	—	—	—	—
	PSIA	11/22/2021	—	—	—	487	973	1,946	—	—	—	253,564
	PSIA	11/8/2021				210	839	1,678				209,504
	PSIA	11/8/2021				210	419	838				77,113
	RSU	11/22/2021	—	—	—	—	—	—	487	—	—	130,277
	RSU	11/8/2021							1,258			329,697
	Options	11/22/2021	—	—	—	—	—	—	—	3,994	267.51	318,961

(1)

These columns show the estimated dollar value of the potential payout under the annual cash incentive award at threshold, target, or maximum payout levels. The Compensation Committee’s process to determine payouts under the annual cash incentive award is described in the Executive Compensation Discussion and Analysis section of this Proxy Statement under the caption “Elements of Executive Compensation.”

(2)

These columns show the potential number of shares to be paid out for our named executive officers under the performance share incentive award at threshold, target, or maximum performance. The measures and potential payouts are described in more detail in the Executive Compensation Discussion and Analysis section of this Proxy Statement under the caption “Elements of Executive Compensation.” The grant date fair value, based on target performance for these performance awards, is included in the “Stock Awards” column of the Summary Compensation Table.

(3)

Values in this column reflect the grant date fair value for stock option awards, restricted share unit awards, and performance share incentive awards determined in accordance with FASB ASC Topic 718. The grant date fair value of the performance share incentive awards are at target. The actual amounts that will be received by the named executive officer will be determined at the end of the performance period based upon our actual performance, which may differ from the performance that was probable on the grant date.

The calculations for the fair value of restricted share units are based upon the grant date fair value of restricted share unit awards determined using the market price of our common stock at the award date.

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For establishing grant date fair value of Options, we use the Black-Scholes stock option pricing model to calculate the fair value of Options. The key assumptions for the Black-Scholes valuation method include the expected life of the Option, stock price volatility, the risk-free interest rate, dividend yield and exercise price. The exercise price of Options is the fair market value of our common shares on the grant date. The following sets forth the assumptions used in the calculation of the amounts for Option awards presented in the table for the named executive officers:

Named Executive Officer	11/22/2021	08/01/2022

Expected Volatility	0.306	0.305

Risk-Free Interest Rate(i)	1%	3%

Dividend Yield	1%	1%

Expected Life	6.2	6.1

(i)	The rate available at the time the award was made on zero-coupon U.S. Government issues with a remaining term equal to the expected life.

72   |   Nordson Corporation – 2023 Proxy Statement

OUTSTANDING EQUITY AWARDS AT OCTOBER 31, 2022

The following narrative, table, and footnotes describe equity awards to our named executive officers under our Nordson Corporation 2021 Stock Incentive and Award Plan that were outstanding as of the end of 2022:

•

2020-2022 Performance Share Incentive Awards (disclosed as “2020 PSIA” awards in the “Stock Awards” columns).    The 2020-2022 performance period began November 1, 2019, was modified on November 23, 2020, and concluded October 31, 2022. Settlement of these awards will be in the form of unrestricted Nordson common shares on a one-for-one basis. The ultimate value of the awards will depend on the number of share units earned and the price of our common shares at the time of settlement. The awards included in this table only reflect the modified amounts.

•

2021-2023 Performance Share Incentive Awards (disclosed as “2021 PSIA” awards in the “Stock Awards” columns).    The 2021-2023 performance period began November 1, 2020 and concludes October 31, 2023. Settlement of these awards will be in the form of unrestricted Nordson common shares on a one-for-one basis. The ultimate value of the awards will depend on the number of share units earned and the price of our common shares at the time of settlement.

•

2022-2024 Performance Share Incentive Awards (disclosed as “2022 PSIA” awards in the “Stock Awards” columns).    The 2022-2024 performance period began November 1, 2021 and concludes October 31, 2024. Settlement of these awards will be in the form of unrestricted Nordson common shares on a one-for-one basis. The ultimate value of the awards will depend on the number of share units earned and the price of our common shares at the time of settlement. The awards included in this table only reflect the modified amounts.

•

Continuation Awards (disclosed as “2021 Continuation Award” awards in the “Stock Awards” columns).    The Continuation Award was issued on November 24, 2020 and is conditioned upon performance during a two-year cycle ending October 31, 2022. Vesting of these awards will be in the form of unrestricted Nordson common shares on a one-for-one basis. The ultimate value of the awards will depend on meeting the gateway metric and the price of our common shares at the time of vesting.

•	Restricted Share Unit Awards (disclosed in the “Stock Awards” columns). Consist of the unvested restricted share units as of October 31, 2022.

•	Stock Option Awards (disclosed in the “Option Awards” columns). Consist of outstanding stock options awarded to our named executive officers.

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Outstanding Equity Awards

The following table sets forth information with respect to performance share incentive awards, restricted share unit awards and stock option awards held by our named executive officers as of October 31, 2022. Dates noted below the names of the named executive officers represent award dates for stock options and restricted share units.

	Option Awards				Stock Awards

Named Executive Officer	Number of Securities Underlying Unexercised Options- Exercisable(1) (#)	Number of Securities Underlying Unexercised Options- Unexercisable(1) (#)	Option Exercise Price $/sh	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Not Vested(4) ($)
Sundaram Nagarajan
2020 PSIA (mod)	—	—	—	—	—	—	15,833	3,562,500
2021 PSIA							16,400	3,690,000
2022 PSIA	—	—	—	—	—	—	15,200	3,420,000
2021 Continuation Award							5,095	1,146,375
Restricted Share Units:
25-Nov-2019	—	—	—	—	1,567	352,575	—	—
23-Nov-2020	—	—	—	—	2,734	615,150	—	—
22-Nov-2021	—	—	—	—	3,800	855,000	—	—
Stock Options:
25-Nov-2019	20,900	20,900	165.21	11/25/2029	—	—	—	—
23-Nov-2020	8,775	26,325	201.50	11/23/2030	—	—	—	—
22-Nov-2021	—	31,000	267.51	11/22/2031	—	—	—	—
Joseph P. Kelley
2020 PSIA (mod)							5,665	1,274,625
2021 PSIA	—	—	—	—	—	—	3,780	850,500
2022 PSIA	—	—	—	—	—	—	4,362	981,450
Restricted Share Units:
06-Jul-2020	—	—	—	—	2,039	458,775	—	—
23-Nov-2020	—	—	—	—	620	139,500	—	—
22-Nov-2021	—	—	—	—	1,090	245,250	—	—
Stock Options:
06-Jul-2020	10,658	10,659	189.72	7/6/2030	—	—	—	—
23-Nov-2020	2,037	6,113	201.50	11/23/2030	—	—	—	—
22-Nov-2021	0	8,953	267.51	11/22/2031	—	—	—	—
Jeffrey A. Pembroke
2020 PSIA (mod)							3,655	822,375
2021 PSIA	—	—	—	—	—	—	3,780	850,500
2022 PSIA	—	—	—	—	—	—	3,524	792,900
2021 Continuation Award							2,548	573,300
Restricted Share Units:
25-Nov-2019	—	—	—	—	334	75,150	—	—
30-Mar-2020	—	—	—	—	32	7,200	—	—
23-Nov-2020	—	—	—	—	620	139,500	—	—
22-Nov-2021	—	—	—	—	881	198,225	—	—
Stock Options:
24-Nov-2014	1,800	—	79.66	11/25/2024	—	—	—	—
23-Nov-2015	3,200	—	70.91	11/23/2025	—	—	—	—
21-Nov-2016	6,500	—	107.65	11/21/2026	—	—	—	—
20-Nov-2017	8,400	—	127.67	11/20/2027	—	—	—	—
26-Nov-2018	6,225	2,075	124.90	11/26/2028	—	—	—	—
25-Nov-2019	4,400	4,400	165.21	11/25/2029	—	—	—	—
30-Mar-2020	430	430	138.59	3/30/2030	—	—	—	—
23-Nov-2020	2,037	6,113	201.50	11/23/2030	—	—	—	—
22-Nov-2021	0	7,231	267.51	11/22/2031	—	—	—	—

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	Option Awards				Stock Awards

Named Executive Officer	Number of Securities Underlying Unexercised Options- Exercisable(1) (#)	Number of Securities Underlying Unexercised Options- Unexercisable(1) (#)	Option Exercise Price $/sh	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Not Vested(4) ($)
Stephen P. Lovass
	—	—	—	—	—	—	2,500	562,500
2020 PSIA (mod)	—	—	—	—	—	—	2,427	546,000
2021 PSIA	—	—	—	—	—	—	2,500	562,500
2022 PSIA	—	—	—	—	—	—	3,072	691,200
2021 Continuation Award							1,783	401,175
Restricted Share Units:
25-Nov-2019	—	—	—	—	210	47,250	—	—
30-Mar-2020	—	—	—	—	30	6,750	—	—
23-Nov-2020	—	—	—	—	417	93,825	—	—
22-Nov-2021	—	—	—	—	566	127,350	—	—
1-Aug-2021	—	—	—	—	202	45,450
Stock Options:
20-Nov-2017	5,000	—	127.67	11/20/2027	—	—	—	—
26-Nov-2018	3,750	1,250	124.90	11/26/2028	—	—	—	—
25-Nov-2019	2,820	2,820	165.21	11/25/2029	—	—	—	—
30-Mar-2020	403	403	138.59	3/30/2030	—	—	—	—
23-Nov-2020	1,350	4,050	201.50	11/23/2030	—	—	—	—
22-Nov-2021	—	4,649	267.51	11/22/2021	—	—	—	—
01-Aug-2022	—	1,283	230.50	8/1/2032	—	—	—	—
Jennifer L. McDonough
2020 PSIA (mod)							698	157,125
2021 PSIA	—	—	—	—	—	—	1,678	377,550
2022 PSIA	—	—	—	—	—	—	1,946	494,693
Restricted Share Units:
8-Nov-2021	—	—	—	—	1,258	283,050	—	—
22-Nov-2021	—	—	—	—	487	109,575	—	—
Stock Options:
22-Nov-2021	—	3,994	267.51	11/22/2031	—	—	—	—

(1)

Amounts in these columns represent outstanding vested and unvested stock options awarded from November 28, 2012 to October 31, 2022. The options are exercisable in four equal annual installments (25% of award per year), commencing one year after the grant date. As of October 31, 2022, none of the options awarded during 2022 had vested.

(2)

Amounts in these columns represent restricted share unit awards that have not vested as of October 31, 2022. Restricted share units vest in three equal annual installments, commencing one year after date of grant. Market Value was calculated by multiplying the closing price of our common shares on October 29, 2022 – $225.00 per share – by the number of unvested shares.

(3)

This column reflects the maximum performance share units awarded in 2020, 2021 and 2022. Payouts in unrestricted share units are conditioned upon performance during three-year cycles ending on October 21, 2022, October 31, 2023 and October 31, 2024, respectively, and will be determined following the Compensation Committee’s certification of performance at the close of the respective performance period.

(4)

The 2020, 2021 and 2022 Performance Share Incentive Awards are shown at maximum payout because the target performance level would be exceeded based on performance to date. The amount reflected for the Continuation Award is an all or nothing award and is included because the gateway performance metric was met. Market value was calculated by multiplying the closing price of our common shares on October 30, 2022 – $225.00 per share – by the maximum number of performance share units.

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STOCK OPTION EXERCISES AND STOCK VESTED TABLES

The following tables set forth information with respect to the stock options exercised, the Performance Share Incentive Award earned, and restricted share units vested, before payment of any applicable withholding tax and broker commissions.

	Option Awards		2020-2022 PSIA Payout

Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Earned on Vesting (#)	Value Realized on Vesting ($)

Sundaram Nagarajan	—	—	15,590	3,710,888

Joseph P. Kelley	—	—	5,578	1,327,731

Jeffrey A. Pembroke	—	—	3,599	856,670

Stephen P. Lovass	—	—	2,389	568,654
Jennifer L. McDonough	—	—	688	163,765

	Restricted Share Units Awarded on 11/26/2018 (Vested on 11/30/2021)		Restricted Share Units Awarded on 11/25/2019 (Vested on 11/30/2021)		Restricted Share Units Awarded on 11/23/2020 (Vested on 11/23/2021)

Named Executive Officer	Number of Shares Acquired (#)	Value Realized ($)(1)	Number of Shares Acquired (#)	Value Realized ($)(1)	Number of Shares Acquired (#)	Value Realized ($)(2)

Sundaram Nagarajan	—	—	1,567	398,316	1,367	320,425

Joseph P. Kelley	—	—	—	—	310	72,664

Jeffrey A. Pembroke	334	84,899	333	84,645	310	72,664

Stephen P. Lovass	200	50,838	210	53,380	208	48,755
Jennifer L. McDonough	—	—	—	—	—	—

(1)	Value was calculated by multiplying the closing of our common shares on November 30, 2021—$254.19 per share—by the number of shares that vested.

(2)	Value was calculated by multiplying the closing of our common shares on November 23, 2021— $234.40 per share—by the number of shares that vested.

	Restricted Share Units Awarded on 03/30/2020 (Vested on 03/30/2021)		Restricted Share Units Awarded on 07/06/2020 (Vested on 07/06/2021)

Named Executive Officer	Number of Shares Acquired (#)	Value Realized ($)(1)	Number of Shares Acquired (#)	Value Realized ($)(2)

Joseph P. Kelley	—	—	2,039	416,282

Jeffrey A. Pembroke	32	7,357	—	—
Stephen P. Lovass	30	6,897	—	—

(1)	Value was calculated by multiplying the closing of our common shares on March 30, 2022—$229.91 per share—by the number of shares that vested.

(2)	Value was calculated by multiplying the closing of our common shares on July 6, 2022—$204.16 per share—by the number of shares that vested.

76   |   Nordson Corporation – 2023 Proxy Statement

PENSION BENEFITS

The following narrative, table and footnotes set forth the actuarial present value of, and other information about, the pension benefits accumulated by each of our named executive officers for 2022.

Named Executive Officer	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)(2)	Payments During Last Fiscal Year ($)

Sundaram Nagarajan	Salaried Employees Pension Plan	3.25	115,087	—
	Excess Defined Benefit Pension Plan	3.25	811,965	—

Joseph P. Kelley	Salaried Employees Pension Plan	2.33	49,394	—
	Excess Defined Benefit Pension Plan	2.33	158,253	—

Jeffrey A. Pembroke	Salaried Employees Pension Plan	17.08	456,382	—
	Excess Defined Benefit Pension Plan	17.08	1,284,920	—

Stephen P. Lovass	Salaried Employees Pension Plan	5.92	207,966	—
	Excess Defined Benefit Pension Plan	5.92	414,793	—

Jennifer L. McDonough	Salaried Employees Pension Plan	—	—	—
	Excess Defined Benefit Pension Plan	—	—	—

(1)	For the Salaried Employees Pension Plan, the actuarial assumptions used to determine the present value of the accumulated benefit at October 31, 2022 are:

•	measurement date of October 31;

•	each participant’s benefit commences at age 65, the age at which retirement may occur without any age-based reduction in benefits, discounted to October 31, 2022 using a discount rate of 5.75%;

•	the benefits are payable as a single life annuity; and

•	post-retirement mortality based on the Pri-2012 Fully Generational Mortality Table for Healthy Annuitant projected with mortality improvements by Scale MP2021.

(2)

For the Excess Defined Benefit Pension Plan, the calculation of the present value of the accumulated benefit assumes that each participant’s benefit is payable as a lump sum commencing at age 65, the age at which retirement may occur without any age-based reduction in benefits, discounted to October 31, 2022 using a discount rate of 5.26%, a lump sum interest rate of 4.04% and post-retirement mortality based on the life expectancy under IRC regulation 1.401(a)(9)-9.

Salaried Employees Pension Plan

We sponsor the Nordson Corporation Salaried Employees Pension Plan (the “Salaried Employees Pension Plan”), a defined benefit pension plan for our U.S.-based salaried employees, including certain of our U.S.-based named executive officers. We closed the Salaried Employees Pension Plan to new participants in March 2021.

Benefits under the pension plan are based on a “final average pay,” which means the monthly average of the highest aggregate compensation (base salary and cash incentive payment) for 60 months of the 120 most recent consecutive months prior to retirement. Compensation used to determine benefits under the Salaried Employees Pension Plan may not exceed the limit under the Internal Revenue Code.

Normal retirement age under the Salaried Employees Pension Plan is age 65. Employees who retire on or after age 55 may begin receiving their benefit immediately but experience a reduction in the benefit for every month prior to age 65 that the benefit begins. Employees become 100% vested in their benefit at the earlier of age 65, or after five years of service. The benefits are further reduced by benefits received under the Social Security program.

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If the employee dies prior to receiving the vested benefit, the surviving spouse, if any, will receive a 50% survivor annuity for the rest of the surviving spouse’s life. Benefits under the Salaried Employees Pension Plan become payable on the first of the month following retirement, absent any election by a participant to commence the payment of benefits at a different time. Benefits are payable in one of the following ways:

•

Life Only Annuity.    If a participant is not married or has been married less than 12 months when payments begin and does not elect an optional payment method, he or she will receive the full amount of his or her benefit in equal monthly installments for the rest of his or her life. Payments begin on the first of the month following the retirement date. After death, no additional payments are made.

•

50% Joint & Survivor Annuity.    If a participant is married for at least 12 months when payments begin, he or she will receive his or her benefit as a 50% Joint & Survivor Annuity, absent election of (and spousal consent for) an optional payment form. Under this option, a participant will receive a reduced monthly benefit during his or her lifetime. After the participant’s death, his or her spouse receives a benefit equal to 50% of the monthly benefit the participant was receiving. If the spouse dies before the participant, but after the participant begins receiving payments, the participant will continue to receive the same benefit amount during his or her lifetime and no additional payments are made after death.

•

100% (or 75%) Joint & Survivor Annuity.    A participant will receive a reduced lifetime benefit under this option. The participant names a beneficiary and chooses the percentage of his or her benefit to continue to that individual after the participant’s death. After death, the beneficiary receives the percentage of benefit elected (100% or 75%) for the remainder of his or her life. The participant’s age at the date the benefit commences, the beneficiary’s age, and the percentage elected to continue after death affect the amount of the benefit received during the participant’s lifetime.

•

10 Year Certain Annuity.    A participant will receive a reduced lifetime benefit in equal monthly installments with payments guaranteed for at least ten years under this option. Payments continue for the rest of the participant’s life even if he or she lives longer than the period of time elected. However, if the participant receives less than 120 payments before death, the same monthly benefit continues to the beneficiary until the combined total number of installment payments are made.

•

Level Income Option.    This option allows a participant to receive an increased monthly payment from the pension plan initially if a participant retires early and begins receiving payments from the pension plan before he or she is eligible for Social Security benefits. After Social Security benefits begin, the monthly payment from the pension plan is reduced. This option does not provide any survivor benefit and, therefore, no benefit is payable after death.

As described above in the Executive Compensation Discussion and Analysis on page 47, if Mr. Nagarajan were to die, become disabled, be terminated without cause or terminate his employment for good reason (whether or not in connection with a change in control of Nordson), the Salaried Pension Plan Benefit amounts reported above would be payable, as if he were 100% vested in those benefits, pursuant to his Supplemental Individual Pension Benefit.

Excess Defined Benefit Pension Plan

We also sponsor an Excess Defined Benefit Pension Plan for certain of our U.S.-based executive officers. This plan is a non-tax-qualified supplemental defined benefit plan designed to work in conjunction with the Salaried Employees Pension Plan. Like the Salaried Employees Pension Plan, the Excess Defined Benefit Pension Plan was closed to new participants in March 2021.

The pension benefit outlined above for the Salaried Employees Pension Plan is calculated as if there were no compensation limits under the Internal Revenue Code. Then, the maximum benefit allowable is paid out under the Salaried Employees Pension Plan and the balance is paid out under the Excess Defined Benefit Pension Plan. In addition to the benefit payout alternatives under the Salaried Employees Pension Plan, our participating executive officers may under the Excess Defined Benefit Pension Plan elect a lump sum payout of the benefit following termination of employment.

Benefits under the Excess Defined Benefit Pension Plan are unsecured and are payable from our general assets. Payments will be delayed if and to the extent payment within six months of the termination of employment will

78   |   Nordson Corporation – 2023 Proxy Statement

result in the imposition of additional taxes on the executive officer pursuant to Section 409A of the Internal Revenue Code. Payments delayed due to Section 409A rules will accrue interest during the deferral period at the 10-year Treasury bill rate in effect on the first business day of the Excess Defined Benefit Pension Plan year in which the delayed payment period commences.

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NON-QUALIFIED DEFERRED COMPENSATION

The following narrative, table and footnotes set forth the contributions, earnings, withdrawals or distributions, and aggregate balances for the named executive officers in 2022 under the Amended and Restated 2005 Deferred Compensation Plan.

	Deferred Compensation Plan

Named Executive Officer	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2)

Sundaram Nagarajan	434,076	28,131	(208,150)	—	1,486,114

Joseph P. Kelley	323,750	8,200	13,595	—	559,680

Jeffrey A. Pembroke(3)	96,154	9,205	(116,427)	—	2,145,518

Stephen P. Lovass	33,026	6,050	(10,578)	—	89,426
Jennifer L. McDonough	—	—	—	—	—

(1)	This column includes the following amounts, all of which were included in the Summary Compensation Table above:

(a)

Amounts of base salary each named executive officer deferred in 2022: Mr. Nagarajan, 173,077; Mr. Kelley, 131,750; Mr. Pembroke, 96,154; Mr. Lovass, 6,441; and Ms. McDonough, 0. These amounts deferred are included in the “Salary” column of the Summary Compensation Table.

(b)	Amounts of Annual Cash Incentive Award payout deferred in 2022: Mr. Nagarajan, 261,000; Mr. Kelley, 192,000; Mr. Pembroke, 0; Mr. Lovass, 26,585; and Ms. McDonough, 0.

(2)

The fiscal year-end aggregate balances reported in this column include the amounts of Base Salary, Annual Cash Incentive Award payouts and Performance Share Incentive Award payouts that were deferred as compensation in the previous two years shown in the aggregate:

(a)	Base salary: Mr. Nagarajan, 171,415; Mr. Kelley, 178,092; Mr. Pembroke, 106,793; Mr. Lovass, 92,500; and Ms. McDonough, 0.

(b)	Annual Cash Incentive Award payout: Mr. Nagarajan, 33,935; Mr. Kelley, 24,519 Mr. Pembroke 68,220; Mr. Lovass, 0; and Ms. McDonough, 0.

(c)	Settlement date dollar value of Performance Share Incentive Award payout: Mr. Nagarajan, 623,830; Mr. Kelley, 0 Mr. Pembroke, 329,654; Mr. Lovass, 119,375; and Ms. McDonough, 0.

(3)

Mr. Pembroke’s Aggregate Earnings in the Last Fiscal Year and Aggregate Balance at Last Fiscal Year End balances include amounts that were deferred to a legacy deferred compensation plan prior to his appointment as an executive officer.

Deferred Compensation Plan

Under the Amended and Restated 2005 Deferred Compensation Plan, our executive officers may elect to defer up to 100% of their base pay and Annual Cash Incentive Award payout, and 90% of their Performance Share Incentive Award payout each year. An executive officer may elect to invest in a number of investment accounts designated by the Compensation Committee, including an account comprised of units of our common shares. The cash investment accounts mirror the investment funds and investment returns provided under our qualified defined contribution 401(k) Plan, although the plans are not linked. The number of units credited to the share unit account is based on the closing price of our common shares on the day the share units are credited to the account and includes additional share units credited for quarterly dividends paid on our common shares.

Distributions are made in either a lump sum or installments based upon the executive officer’s annual election. An executive officer may elect to receive payment in the form of a single lump sum or periodic payments over a period of 5, 10, or 15 years. No later than 12 months prior to a distribution, an executive officer may make an election to change the payment date or form of payment, provided that the distribution occurs at least 5 years after the original date of distribution previously elected by the executive officer.

The Internal Revenue Code places limits on amounts that “highly compensated employees,” such as our executive officers, may contribute to 401(k) plans. Correspondingly, because of these limits, matching contributions to the 401(k) Plan accounts of our executive officers in 2021 were limited. In order to restore any matching contribution amount that may have been forgone by our executive officers because of this limitation, we provide executive officers the opportunity to capture this potentially lost match in the deferred compensation plan. This restoration match is made to the executive officers who defer at least a minimum portion of their base salary.

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For all distributions, cash will be paid with respect to the cash accounts and our common shares will be issued equal to the number of share units in the executive officer’s share equivalent unit account. Upon an executive officer’s death, payment of any balance in a deferral account will be made to a designated beneficiary.

To permit deferrals and payouts that comply with Section 409A of the Internal Revenue Code, we adopted the 2005 Deferred Compensation Plan effective for deferrals by the executive officers after January 1, 2005. On December 10, 2008, the Compensation Committee adopted the Amended and Restated 2005 Deferred Compensation Plan to bring the plan into compliance with final rules issued under Section 409A.

The investment options and respective returns under the Amended and Restated 2005 Deferred Compensation Plan for 2020, 2021, and 2022 were as follows:

Investment Funds	2022 Return	2021 Return	2020 Return

Investment Contract	3.09%	3.00%	3.00%

Money Market Trust	0.74%	—%	0.71%

Large Cap Value (500 Index B)	(14.83)%	42.54%	(10.70)%

Large Cap Blend (Equity-Income)	(2.89)%	48.36%	14.88%

Large Cap Growth (Blue Chip Growth)	(36.54)%	31.92%	35.88%

International Equity Index (B)	(25.20)%	29.44%	3.24%
Nordson Stock (includes dividends)	(6.11)%	32.29%	32.20%

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POTENTIAL BENEFITS UPON TERMINATION OR CHANGE OF CONTROL

The following table and narrative address the impact a loss of employment in each of the following scenarios as of October 31, 2022 would have on executive compensation and benefits: termination for cause or voluntary termination, death, long-term disability, retirement, involuntary termination and termination without cause or for good reason, and payments in connection with a termination following a change-in-control.

Payout of account balances of our executive officers’ deferred compensation plan accounts, qualified and excess defined benefit pension plans, and qualified defined contribution 401(k) plan would be made under the distribution provisions of those plans.

Benefit or Payment	Termination for Cause or Voluntary Termination	Termination Due to Death, Disability(1) or Retirement At Normal Age (age 65)(2)	Termination Due to Early Retirement (age 55)(2)	Involuntary Termination(3) / Termination Without Cause or for Good Reason(4)	Termination following a Change-in-Control(5)
Severance (Cash)	None	None	None	Chief Executive Officer Only: Described in the “Severance Agreements” section above under Part IV of the Executive Compensation Discussion and Analysis	Lump sum cash payment equal to two times the sum of the executive officer’s annual base salary and cash incentive award (at target payout)
Stock Options (Unvested)	Forfeited	Death or Disability: full vesting(6) Retirement at 65: vesting continues except for awards made less than 12 months prior to termination, which are forfeited(6)	Vesting Continues except for awards made less than 12 months prior to termination, which are forfeited(7)	Forfeited	Vest upon a change-in-control or involuntary termination without cause or for good reason within 2 years after a change-in-control
Service-Based Restricted Shares (Unvested)	Forfeited	Death or Disability: full vesting Retirement at 65: full vesting, except for awards made less than 12 months prior to termination, which are forfeited	Pro-rated vesting based on number of months of service since award date except for awards made less than 12 months prior to termination, which are forfeited	Chief Executive Officer Only: Full vesting All Others: Forfeited	Vest upon a change-in-control or involuntary termination without cause or for good reason within 2 years after a change-in-control
Performance Share Incentive Award	Forfeited	Pro-rated payout determined at the conclusion of the respective performance period	Pro-rated payout determined at the conclusion of the respective performance period	Forfeited	Vest upon a change-in-control or involuntary termination without cause or for good reason within 2 years after a change-in-control. Payout based on performance to date, or if not determinable, at target as of the date of change-in-control

82   |   Nordson Corporation – 2023 Proxy Statement

Benefit or Payment	Termination for Cause or Voluntary Termination	Termination Due to Death, Disability(1) or Retirement At Normal Age (age 65)(2)	Termination Due to Early Retirement (age 55)(2)	Involuntary Termination(3) / Termination Without Cause or for Good Reason(4)	Termination following a Change-in-Control(5)
Excess Defined Pension Benefit	No enhancement	No enhancement, except Supplemental Individual Pension Benefit for Mr. Nagarajan due to death or disability prior to full vesting under Salaried Employees Pension Plan	No enhancement	No enhancement, except Supplemental Individual Pension Benefit for Mr. Nagarajan upon termination prior to full vesting under Salaried Employees Pension Plan	Two (2) additional years of age and benefit service Supplemental Individual Pension Benefit for Mr. Nagarajan upon termination prior to full vesting under Salaried Employees Pension Plan
Paid Health Care Benefits	None	None	None	Chief Executive Officer: Yes Others: None	Yes
Professional Outplacement Services	None	None	None	None	Yes (up to $50,000)
Excise and Related Income Tax Gross Up	None	None	None	None	None

(1)

A disability benefit is payable under the long-term disability plan under a group life insurance policy. Any amounts due to an executive officer above the maximum disability payment provided by the policy ($25,000 per month) would be paid from our general assets. In the event of the Chief Executive Officer’s death, the surviving spouse will be entitled to: (a) a life insurance benefit equal to two times the sum of her or his annual base salary and target Annual Cash Incentive Award for the fiscal year in which the death occurs; (b) continued health benefits for 2 years; and (c) a pro-rated amount of the Chief Executive Officer’s Annual Cash Incentive Award for the fiscal year of death based upon actual performance in such fiscal year, as determined at the end of the applicable performance period. In the event of the Chief Executive Officer’s termination of employment due to disability when she or he is age 65 or older or a termination due to retirement, the Chief Executive Officer shall receive a $12,000 Company-paid retiree life insurance benefit.

(2)	Predicated upon retirement under the Company-sponsored pension plan. Stock option and restricted share unit awards made less than 12 months prior to date of termination of employment are forfeited.

(3)	Presumes involuntary termination was not due to a violation of the Company’s Code of Ethics and Business Conduct.

(4)

We have no contractual obligation to provide severance payments or benefits to an executive officer whose employment is terminated without cause, other than with respect to Mr. Nagarajan under his employment agreement. Severance benefits due to Mr. Nagarajan in the event of a termination without cause or a resignation for good reason are discussed under the caption “Severance Agreements” in the Executive Compensation Discussion and Analysis of this Proxy Statement.

If any negotiated severance arrangement were entered into between us and an executive officer for severance payments, we would require the executive officer to sign a general release and waiver of claims against us and would typically require compliance with confidentiality and non-compete restrictions. Any agreed-upon severance payment will be subject to delay in the commencement of payments required by Section 409A of the Internal Revenue Code.

“Cause” and “Good Reason” are discussed in the “Severance Agreement” section of the Executive Compensation Discussion and Analysis section of this Proxy Statement.

(5)	A change-in-control occurs if and when:

•

a report is filed with the SEC on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as promulgated pursuant to the Exchange Act, disclosing that any “person” (as the term “person” is used in Section 13(d) or Section 14(d)(2) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of securities representing 35% or more of the combined voting power of our then outstanding securities eligible to vote for the election of the Board of Directors;

•

during any period of 24 consecutive months, individuals who, at the beginning of such 24-month period were our directors, which we refer to as the incumbent board, cease to constitute at least a majority of the Board of Directors, unless the election, or nomination for election, of any person becoming a director subsequent to the beginning of such 24-month period was approved by a vote of at least two-thirds of the incumbent board;

•	all or substantially all of our assets are sold in a single transaction or a series of related transactions to a single purchaser or a group of affiliated purchasers; or

Nordson Corporation – 2023 Proxy Statement   |   83

•

we are merged or consolidated with another corporation and, as a result, securities representing less than 50% of the combined voting power of the surviving or resulting corporation’s securities (or of the securities of a parent corporation in case of a merger in which the surviving or resulting corporation becomes a wholly-owned subsidiary of the parent corporation) are owned in the aggregate by holders of our securities immediately prior to such merger or consolidation.

Upon a change-in-control, all outstanding equity compensation awards that are not assumed or continued by the acquirer vest immediately. Unlike the “double trigger” discussed above, no termination of employment is required for the accelerated vesting of the awards. Equity awards that are assumed or continued by the acquirer vest on termination without cause or for good reason within 2 years after the change-in-control.

(6)	Vested options may be exercised for the life of the option.

(7)	Vested options may be exercised for the earlier of (a) five (5) years following retirement date or (b) the life of the option.

Enhanced Payments and Benefits Assuming Termination as of October 31, 2022

The following table reflects the estimated value of enhanced payments and benefits that the named executive officers would receive under various termination scenarios assuming that all listed events occurred as of the last business day of fiscal year 2022 — October 31, 2022

In estimating the amounts reflected in the following table, we also applied the following general assumptions and principles:

•

No amounts for 2022 base salary or payouts under the 2022 Annual Cash Incentive Award and 2020-2022 Performance Share Incentive Award are included in the following tables because the amounts are already earned as of October 31, 2022 and are not enhanced by any of the triggering events;

•	Amounts were calculated based on each named executive officer’s age, compensation, and years of service as of October 31, 2022;

•	The value of our common shares on October 29, 2022 was $225.00 per share;

•	Unvested stock options that vest were valued at an amount per share equal to the difference between $225.00 and the grant date share price for each of the stock options on the grant date;

•

No amounts were included for account balances in our qualified defined contribution 401(k) plan because this plan is available to all U.S.-based salaried employees who have worked the minimum amount of hours required to receive this benefit;

•

No amounts were included for balances in a named executive officers’ deferred compensation account. Fiscal year-end deferred account balances are reported in the Non-Qualified Deferred Compensation table;

•	The value of benefits and payments that are generally available to all employees on a non-discriminatory basis are not included;

•	The value of performance share units for termination other than voluntary termination or termination due to cause was determined using payout at target performance;

•

The value of restricted share units subject to accelerated vesting is based on shares outstanding as of October 31, 2022 as shown in the Outstanding Equity Awards table. Value is determined by multiplying the number of shares by the closing price of our common shares on October 29, 2022—$225.00 per share;

•

None of the named executive officers is qualified to receive an age 65 retirement pension benefit as of October 31, 2022. The actuarial present value of the benefit under our Salaried Employees Pension Plan for each named executive officer may be found in the Pension Benefits table. In the event of Mr. Nagarajan’s death, disability, termination without cause or termination for good reason (whether or not in connection with a change in control of Nordson) on October 31, 2022, that benefit would have been provided pursuant to his Supplemental Individual Pension Benefit; and

•

Calculation of post-termination payout of the Excess Defined Benefit Pension Plan assumes a lump sum payout. Other assumptions used in the calculation are noted in footnote 1 to the Pension Benefits table. The payout amount in the event of a qualifying termination following a change-in-control reflects an additional two years of age and two years of service, up to a maximum age 65 and 30 years of service.

84   |   Nordson Corporation – 2023 Proxy Statement

Although the calculations are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions and may not represent the actual amount a named executive officer would have received if termination had occurred on October 31, 2022.

Named Executive Officer	Death and Disability ($)	Early Retirement (Age 55) ($)(1)	Involuntary Termination / Termination Without Cause or for Good Reason ($)(2)	Qualifying Termination Following Change-in-Control ($)	Retirement ($)

Sundaram Nagarajan	6,045,742	5,122,123	9,645,742	10,561,971	—

Joseph P. Kelley	1,431,232	1,431,232	—	3,537,717	—

Jeffrey A. Pembroke	1,711,499	1,711,499	—	4,816,961	—

Stephen P. Lovass	1,130,355	1,130,355	—	3,052,745	—
Jennifer L. McDonough	340,753	340,753	—	1,798,376	—

(1)	As of October 31, 2022, no named executive officer was eligible for retirement at the normal retirement age.

(2)

Mr. Nagarajan is the only named executive officer eligible to receive severance and full vesting of restricted share units in the event his employment is terminated involuntarily by the Company or by Mr. Nagarajan for Good Reason, as that term is defined in his employment agreement, absent a change-in-control. No enhancements are provided to the other named executive officers in this termination scenario.

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CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information with respect to our last completed fiscal year. The pay ratio information provided below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

The same median employee that was used in fiscal year 2021 was used for fiscal year 2022. The CEO pay ratio rule permits the use of a median employee for up to three years unless there has been a change to our employee population, or a change in employee compensation arrangements that Nordson reasonably believes would result in a significant change to the pay ratio disclosure (and the Company believes there have been no such changes). This will be the third year using this median employee in the calculation.

We identified our median employee in fiscal year 2020 by compiling a list of all full-time and part-time employees, excluding the CEO, who were employed by us on September 1, 2020 and sorting that list based on the consistently applied compensation measure of total target cash compensation (base salary and annual cash incentive). We included all full-time and part-time employees and we did not exclude any employees located outside the United States.

We calculated the annual total compensation of the median employee by using the same methodology that we used to determine the annual total compensation of our CEO, as reported in the 2022 Summary Compensation Table. Using this calculation method, the annual total compensation of our median employee, excluding the CEO, was $69,167, and the annual total compensation of Mr. Nagarajan, our CEO, was $8,432,113. Using this methodology, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 122 to 1.

The pay ratio disclosure rules of Item 402(u) of Regulation S-K provide reporting companies with flexibility in determining the methodology used to identify the median employee, in calculating the median employee’s annual total compensation and in estimating the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all other employees. As such, our methodology may differ materially from the methodology used by other companies to prepare their pay ratio disclosures, which, along with differences in employee populations, geographic locations, business strategies and compensation practices, may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including those within our industry.

86   |   Nordson Corporation – 2023 Proxy Statement

INTRODUCTORY NOTE TO PROPOSALS 5, 6, 7, and 8

The Board and its Governance & Nominating Committee periodically review our corporate governance practices to consider whether refinements or updates may be warranted.

Prior to submitting the following proposals to our shareholders, our Board and Governance & Nominating Committee, with assistance from our management team and advisors, examined trends among other publicly traded companies, considered feedback from shareholders and best practices in corporate governance, and evaluated the benefits to our Company and our shareholders of adopting a simple majority voting standard for matters requiring shareholder approval in our Articles of Incorporation and our Code of Regulations. The following proposals 5-8 are a result of that review.

Our Board believes that, as a matter of good corporate governance, most matters requiring shareholder approval should be subject to a simple majority voting standard. Our Board also recognizes that obtaining shareholder approval on certain matters can be an expensive and time-consuming process and believes that in such cases the Board should be able to make certain limited amendments to the Company’s Regulations where permitted by Ohio law. After deliberation the Board believes that it is in the best interest of Nordson and its shareholders for the Board to present proposals 5-8 for our shareholders to consider.

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PROPOSAL 5: APPROVE AMENDMENTS TO THE COMPANY’S ARTICLES OF INCORPORATION TO REPLACE THE EXISTING SUPERMAJORITY VOTING REQUIREMENT FOR CERTAIN TRANSACTIONS AND AMENDMENTS TO THOSE SUPERMAJORITY VOTING REQUIREMENTS WITH A SIMPLE MAJORITY VOTING STANDARD

We are asking shareholders to adopt amendments to our Articles of Incorporation (the “Articles”) to replace each of the existing supermajority voting requirements for (i) certain business combinations and restructuring transactions with interested shareholders pursuant to Paragraph 1 of Article Sixth of our Articles and (ii) amendments to such voting requirements as set forth in Paragraph 6 of Article Sixth of our Articles with a simple majority voting standard.

Subject to certain exceptions, Paragraph 1 of Article Sixth of our Articles requires the affirmative vote of the holders of 80% of all outstanding shares of the Company entitled to vote in elections of directors, voting together as a single class, to approve certain business combinations and restructuring transactions with interested shareholders. Similarly, Paragraph 6 of Article Sixth of our Articles requires the affirmative vote of the holders of 80% of the outstanding shares of the Company entitled to vote in elections of directors, voting together as a single class, to amend or repeal, or adopt any provisions inconsistent with, Article Sixth of our Articles. These supermajority voting requirements are generally viewed as providing protection against self-interested action by large shareholders by encouraging a person seeking to affect a significant corporate action to negotiate with its board to reach terms that are fair and that provide the best results for all shareholders. However, corporate governance standards have evolved, and many investors now view these types of provisions as limiting a board’s accountability to shareholders and the ability of shareholders to effectively participate in corporate transactions. As previously stated, our Board believes that the vote required for our shareholders to (i) approve certain business combinations and restructuring transactions with interested shareholders and (ii) amend or repeal, or adopt any provisions inconsistent with, Article Sixth of our Articles should be a simple majority standard.

If this Proposal 5 is approved, the affirmative vote of shareholders representing a majority of the voting power in elections of directors, voting together as a single class, would be sufficient to approve certain business combinations and restructuring transactions with interested shareholders. Additionally, if this Proposal 5 is approved, the affirmative vote of shareholders representing a majority of the voting power in elections of directors, voting together as a single class, would be sufficient to amend Article Sixth of our Articles.

The full texts of Paragraphs 1 and 6 of Article Sixth of our Articles of Incorporation, as proposed to be amended, is set forth below, marked to show changes from the current provisions contained in our Articles. If this Proposal 5 is approved, Paragraphs 1 and 6 of Article Sixth of our Articles will be amended as follows:

SIXTH. Fair Price or ~~Supermajority~~ Majority Vote Provision.

1.

Voting Requirement. Unless both the fair price requirement set forth in paragraph 2 and the other conditions set forth in paragraph 3 have been satisfied, the affirmative vote of the holders of ~~80%~~a majority of all outstanding shares of the Corporation entitled to vote in elections of directors, voting together as a single class, shall be required for the authorization or approval of any of the following transactions:

a.	Merger or Consolidation. The merger or consolidation of the Corporation or any of its subsidiaries with or into an interested shareholder (as hereinafter defined).

b.

Disposition of Assets. The sale, lease, pledge, or other disposition, in one transaction or in a series of transactions, from the Corporation or any of its subsidiaries to an interested shareholder, or from an interested shareholder to the Corporation or any of its subsidiaries, of assets having an aggregate fair market value (as hereinafter defined) of $1,000,000 or more.

c.

Issuance or Transfer of Securities. The issuance, sale, or other transfer, in one transaction or in a series of transactions, by the Corporation or any of its subsidiaries to an interested shareholder, or by an interested shareholder to the Corporation or any of its subsidiaries, of securities for cash or other consideration having an aggregate fair market value of $1,000,000 or more.

88   |   Nordson Corporation – 2023 Proxy Statement

d.	Liquidation or Dissolution. The liquidation or dissolution of the Corporation proposed by an interested shareholder.

e.

Reclassification or Recapitalization. The reclassification of securities, recapitalization of the Corporation, or other transaction that has the effect of increasing the proportionate share of any class of outstanding securities of the Corporation or any of its subsidiaries beneficially owned (as hereinafter defined) by an interested shareholder or of otherwise diluting the position of any shareholder of the Corporation in comparison with the position of an interested shareholder.

f.	Other Transactions. Any other transaction or series of transactions that is similar in purpose or effect to those referred to in clauses (a) through (e) of this paragraph 1.

This voting requirement shall apply even though no vote, or a lesser percentage vote, may be required by law, by any other provision of these Articles of Incorporation, or otherwise. The term “business combination”, as used in this Article, means any of the transactions referred to in clauses (a) through (f) of this paragraph 1.

* * *

6.

Amendment, Repeal, etc. Notwithstanding any other provision of these Articles of Incorporation or the Regulations of the Corporation (and notwithstanding the fact that a lesser percentage may be required by law, these Articles of Incorporation, or the Regulations of the Corporation), the affirmative vote of the holders of ~~80%~~a majority of the outstanding shares of the Corporation entitled to vote in elections of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article Sixth.

Required Vote

Approval of Proposal 5 requires the affirmative vote of the holders of 80% of the outstanding shares of the Company entitled to vote in elections of directors, voting together as a single class. Unless otherwise directed, shares represented by proxy will be voted FOR the approval of Proposal 5. Accordingly, abstentions and broker non-votes will have the effect of a vote against Proposal 5.

RECOMMENDATION REGARDING PROPOSAL 5:

The Board of Directors recommends that

you vote “FOR” the approval of amendments to the

Company’s Articles of Incorporation to replace the existing

supermajority voting requirement for certain transactions and amendments to those supermajority voting requirements with a simple majority voting standard.

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PROPOSAL 6: APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO ADOPT A SIMPLE MAJORITY VOTING STANDARD FOR MATTERS REQUIRING SHAREHOLDER APPROVAL UNDER THE OHIO REVISED CODE

We are asking shareholders to adopt a new Article Seventh to our Articles to adopt a simple majority voting standard for matters requiring shareholder approval under the Ohio Revised Code that require a two-thirds vote of our shareholders. The proposed amendment will eliminate the default two-thirds voting standard provided under Ohio law and would replace it with the affirmative vote of a majority of the voting power of the Company for matters requiring shareholder approval under the Ohio Revised, except as otherwise may be provided in our Articles.

The Ohio Revised Code requires companies to seek shareholder approval for certain matters, such as:

a.	amendments to our Articles of Incorporation;

b.	a lease, sale, exchange, transfer or other disposition of all, or substantially all, of the assets of the Company;

c.	certain mergers involving the Company;

d.	a conversion of the Company into another entity;

e.	a combination or majority share acquisition involving the Company; and

f.	a voluntary dissolution of the Company.

Unless otherwise stated in the articles of incorporation, the default voting standard for approval of these matters is two-thirds of the voting power of the shareholders.

If approved, this Proposal 6 will add a new Article Seventh to our Articles to establish a simple majority voting standard for the shareholder vote, consent, waiver or release on certain matters requiring shareholder approval, notwithstanding any provision of the Ohio Revised Code requiring for any purpose the vote, consent, waiver or release of the shareholders entitling them to exercise two-thirds or any other portion (but less than all) of the voting power of the Company or of any class or classes of shares thereof.

If this Proposal 6 is approved, the vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the Company or of such class or classes shall be required for matters subject to shareholder approval under the Ohio Revised Code, unless otherwise stated in our Articles.

The full text of a new Article Seventh, as proposed to be added to our Articles, is set forth below. If this Proposal 6 is approved, our Articles will be amended to add Article Seventh as follows:

SEVENTH. Notwithstanding any provision of the Ohio Revised Code requiring for any purpose the vote, consent, waiver or release of the holders of shares entitling them to exercise two-thirds or any other proportion (but less than all) of the voting power of the Corporation or of any class or classes of shares thereof, for such purpose the vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes shall be required.

90   |   Nordson Corporation – 2023 Proxy Statement

Required Vote

Approval of Proposal 6 requires the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the Company on this Proposal 6. Unless otherwise directed, shares represented by proxy will be voted FOR the approval of Proposal 6. Accordingly, abstentions and broker non-votes will have the effect of a vote against Proposal 6.

RECOMMENDATION REGARDING PROPOSAL 6:

The Board of Directors recommends that you

vote “FOR” the approval of an amendment to the

Company’s Articles of Incorporation to adopt a simple

majority voting standard for matters requiring shareholder

approval under the Ohio Revised Code.

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PROPOSAL 7: APPROVE AMENDMENTS TO THE COMPANY’S REGULATIONS TO REPLACE THE EXISTING SUPERMAJORITY VOTING REQUIREMENTS WITH A SIMPLE MAJORITY VOTING STANDARD

We are asking shareholders to adopt amendments to our Regulations to replace the existing supermajority voting requirements for (i) fixing or changing the number of the Company’s directors pursuant to Section 1 of Article II of our Regulations and (ii) amendments to our Regulations as set forth in Article IX of our Regulations with a simple majority voting standard. This Proposal 7 is conditioned on the shareholders’ approval of Proposal 8.

Section 1 of Article II of our Regulations requires the affirmative vote of shareholders at a shareholder meeting representing 80% of the voting power in elections of directors to fix or change the number of the Company’s directors. Similarly, Article IX of our Regulations, which relates to amendments to our Regulations, also includes supermajority voting requirements. It requires the written consent of shareholders representing two-thirds of the voting power entitled to vote on a proposal to amend our Regulations or adopt new regulations without a shareholder meeting. In addition, unless a proposed amendment to the provisions of Sections 2, 3 and 7 of Article I, Sections 1, 2 and 3 of Article II, Article V and Article IX of our Regulations is approved and recommended by our Board, Article IX of our Regulations requires the affirmative vote or written consent of shareholders representing 80% of the voting power of the Company to amend those provisions.

As previously stated, our Board believes that, as a matter of good corporate governance, the vote required for our shareholders to (i) fix or change the number of the Company’s directors and (ii) amend any of our Regulations or adopt new regulations should be a simple majority standard. Furthermore, as described in Proposal 8, we are also asking shareholders to adopt an amendment to our Regulations to allow our Board to amend our Regulations to the extent permitted by Ohio law without the time-consuming and expensive process of seeking shareholder approval.

If this Proposal 7 is approved, the affirmative vote of shareholders representing a majority of the voting power in elections of directors would be sufficient to fix or change the number of the Company’s directors. Additionally, if this Proposal 7 is approved, the affirmative vote or written consent of shareholders representing a majority of the voting power entitled to vote thereon would be sufficient to amend our Regulations or adopt new regulations regardless of whether such amendment or new regulation has been approved and recommended by our Board.

The full text of Section 1 of Article II of our Regulations, as proposed to be amended, is set forth below, marked to show changes from the current provisions contained in our Regulations. If this Proposal 7 is approved, Section 1 of Article II of our Regulations will be amended as follows:

SECTION 1. NUMBER AND CLASSIFICATION. The Board of Directors will be divided into three classes consisting of not less than three directors each. The number of directors may be fixed or changed (a) by the shareholders at any meeting of shareholders called to elect directors at which a quorum is present, by the vote of the holders of shares representing ~~80%~~a majority of the voting power in elections of directors, or (b) by the Board of Directors by the vote of a majority of the directors then in office. The terms in office of the directors in each of the classes will expire in consecutive years. At each annual election of directors, directors will be elected to the class whose term in office expires in that year and will hold office for a term of three years and until their respective successors are elected. In case of any increase in the number of directors of any class, the additional director or directors elected to that class will hold office for the remainder of the term in office of that class.

The full text of Article IX of our Regulations, as proposed to be amended by both Proposal 7 and Proposal 8, is set forth below, marked to show changes from the current provisions contained in our Regulations. If this Proposal 7 is approved, and Proposal 8 is approved, Article IX of our Regulations will be amended as follows:

~~These~~Except as otherwise provided by law or by the Articles of Incorporation or these Regulations, these Regulations may be amended, or new Regulations may be adopted, either (i) by the shareholders at a meeting held for that purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on that proposal or without a meeting by the written consent of the holders of shares entitling them to exercise ~~two-thirds~~a majority of the voting power on that proposal~~; except that, unless the amendment is approved and recommended~~ or (ii) by the Board of Directors~~,~~ to the ~~provisions of Sections 2, 3, and 7 of Article I, Sections 1, 2, and 3 of Article II, Article V, and this Article IX may not be amended without the affirmative vote or written consent of the holders of shares entitling them to exercise~~

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~~80% of the voting power of the Company~~extent as may be permitted by Chapter 1701 of the Ohio Revised Code in effect from time to time. If the Regulations are amended or new Regulations are adopted without a meeting of the shareholders, the Secretary of the Company shall mail a copy of the amendment or the new Regulations to each shareholder who would have been entitled to vote thereon and did not participate in the adoption thereof.

Required Vote

Approval of Proposal 7 requires the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on this Proposal 7. Unless otherwise directed, shares represented by proxy will be voted FOR the approval of Proposal 7. Accordingly, abstentions and broker non-votes will have the effect of a vote against Proposal 7. If this Proposal 7 is approved by our shareholders, it will be implemented only if Proposal 8 is also approved. Accordingly, even if this Proposal 7 is approved by our shareholders, it will not be implemented unless Proposal 8 is also approved by our shareholders at the Annual Meeting.

RECOMMENDATION REGARDING PROPOSAL 7:

The Board of Directors recommends that you

vote “FOR” the the approval of amendments to the

Company’s Regulations to replace the existing supermajority

voting requirements with a simple majority voting standard.

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PROPOSAL 8: APPROVE AN AMENDMENT TO THE COMPANY’S REGULATIONS TO ALLOW THE BOARD OF DIRECTORS TO AMEND THE REGULATIONS TO THE EXTENT PERMITTED BY OHIO LAW

We are asking shareholders to adopt an amendment to our Regulations to allow our Board to amend our Regulations to the extent permitted by Ohio law without the time-consuming and expensive process of seeking shareholder approval. This Proposal 8 is conditioned on the shareholders’ approval of Proposal 7.

On October 12, 2006, the Ohio Revised Code was amended to allow boards of directors of Ohio corporations to make certain amendments to their regulations without shareholder approval so long as such amendments do not divest or limit the shareholders’ power to adopt, amend or repeal the regulations of the corporation. Article IX of our Regulations currently requires that all amendments be approved by shareholders. Many jurisdictions, such as Delaware, allow the board of directors of a corporation to amend its bylaws without shareholder approval. The Ohio Revised Code now gives Ohio corporations similar flexibility, subject to statutory limitations that prohibit directors from amending the regulations to effect changes in certain areas deemed by the Ohio legislature to be important substantive rights, such as to:

a.	specify the percentage of shares a shareholder must hold in order to call a special meeting;

b.	specify the length of time period required for notice of a shareholders’ meeting;

c.	specify that shares that have not yet been fully paid can have voting rights;

d.	specify requirements for a quorum at a shareholders’ meeting;

e.	prohibit shareholder or director actions from being authorized or taken without a meeting;

f.	define terms of office for directors or provide for classification of directors;

g.	require greater than a majority vote of shareholders to remove directors without cause;

h.	establish requirements for a quorum at directors’ meetings, or specify the required vote for an action of the directors;

i.	delegate authority to committees of the board to adopt, amend or repeal regulations; or

j.	remove the requirement that a control share acquisition of an issuing public corporation be approved by shareholders of the acquired corporation.

If this Proposal 8 is approved, our Board would be allowed to amend our Regulations in the future to the extent permitted by Ohio law. Accordingly, our Board would be able to make ministerial and other changes to our Regulations without the time-consuming and expensive process of seeking shareholder approval, which would be required if this Proposal 8 is not adopted. Under Ohio law, if this Proposal 8 is adopted, we will be required to promptly provide shareholders with any amendment that our Board makes to our Regulations.

The full text of Article IX of our Regulations, as proposed to be amended by both Proposal 7 and this Proposal 8, is set forth below, marked to show changes from the current provisions contained in our Regulations. If this Proposal 8 is approved, and Proposal 7 is approved, Article IX of our Regulations will be amended as follows:

~~These~~Except as otherwise provided by law or by the Articles of Incorporation or these Regulations, these Regulations may be amended, or new Regulations may be adopted, either (i) by the shareholders at a meeting held for that purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on that proposal or without a meeting by the written consent of the holders of shares entitling them to exercise ~~two-thirds~~a majority of the voting power on that proposal~~; except that, unless the amendment is approved and recommended~~ or (ii) by the Board of Directors~~,~~ to the ~~provisions of Sections 2, 3, and 7 of Article I, Sections 1, 2, and 3 of Article II, Article V, and this Article IX may not be amended without the affirmative vote or written consent of the holders of shares entitling them to exercise 80% of the voting power of the Company~~extent as may be permitted by Chapter 1701 of the Ohio Revised Code in effect from time to time. If the Regulations are amended or new Regulations are adopted without a meeting of the shareholders, the Secretary of the Company shall mail a copy of the amendment or the new Regulations to each shareholder who would have been entitled to vote thereon and did not participate in the adoption thereof.

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Required Vote

Approval of Proposal 8 requires the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on this Proposal 8. Unless otherwise directed, shares represented by proxy will be voted FOR the approval of Proposal 8. Accordingly, abstentions and broker non-votes will have the effect of a vote against Proposal 8. If this Proposal 8 is approved by our shareholders, it will be implemented only if Proposal 7 is also approved. Accordingly, even if this Proposal 8 is approved by our shareholders, it will not be implemented unless Proposal 7 is also approved by our shareholders at the Annual Meeting.

RECOMMENDATION REGARDING PROPOSAL 8:

The Board of Directors recommends that you

vote “FOR” the the approval of an amendment to the

Company’s Regulations to allow the Board of Directors to

amend the Regulations to the extent permitted by Ohio law.

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AUDIT COMMITTEE REPORT

January [    ], 2023

To: The Board of Directors of Nordson Corporation

The Audit Committee consists solely of independent Directors within the meaning of the Nasdaq listing standards. The Audit Committee oversees Nordson’s financial reporting process on behalf of the Board. Nordson’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an integrated audit of Nordson’s annual consolidated financial statements and internal control over financial reporting as of the end of the year in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB). The Audit Committee operates under a written charter that specifies the Committee’s responsibilities. The full text of the Committee’s Charter is available at: https://www.nordson.com/en/our-company/corporate-governance/audit-committee-charter. The Audit Committee members are not auditors and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm.

Management has the responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended October 31, 2022, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee discussed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by applicable requirements of the PCAOB and the Securities and Exchange Commission. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP as required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence.

The Audit Committee discussed with our internal auditor and Ernst & Young LLP the overall scope and plan for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022 filed with the Securities and Exchange Commission. The Audit Committee also evaluated and reappointed Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2023.

This Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Exchange Act.

This report has been furnished by the members of the Audit Committee:

Frank M. Jaehnert, Chair

John A. DeFord

Ginger M. Jones

Milton M. Morris

Jennifer A. Parmentier

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THESE PROXY MATERIALS

Why am I receiving this Proxy Statement?    You have been sent this Proxy Statement and proxy/voting instruction card(s) because you were a shareholder, or held Nordson common stock through a broker, trustee, or other third party, at the close of business on December 30, 2022, the record date for shareholders entitled to vote at the Annual Meeting. As of December 30, 2022, there were outstanding, excluding treasury shares which cannot be voted, 57,178,683 common shares entitled to one vote per share upon all matters presented to the shareholders.

What is a proxy?    A proxy is your legal appointment of another person to vote the shares that you own in accordance with your instructions. The person you appoint to vote your shares is also called a proxy.

On the proxy/voting instruction card, you will find the names of the persons designated by the Company to act as proxies to vote your shares at the Annual Meeting. The proxies are required to vote your shares in the manner you instruct.

Who can attend the Annual Meeting?    All shareholders of record as of the close of business on December 30, 2022 may attend the meeting.

Must I inform anyone of my intent to attend the Annual Meeting?    No. The Annual Meeting will be held virtually and no advanced notice of attendance is required.

How do I attend the Annual Meeting?    We will be hosting the Annual Meeting live via the Internet. You will not be able to attend the Annual Meeting in person. The Annual Meeting will only be held virtually via audio-only at: www.virtualshareholdermeeting.com/NDSN2023. Shareholders of record as of the close of business on December 30, 2022, the record date, or their legal proxy holders, are entitled to attend the Meeting. To be admitted to the Meeting, you must log-in using the 16-digit control number found on your proxy card or Voter Instruction Form. The Annual Meeting will begin promptly at 9:00 a.m. Eastern Daylight Time on Tuesday, February 28, 2023. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at 8:45 a.m. Eastern Daylight Time. Instructions on how to connect and participate in the Annual Meeting are posted at www.virtualshareholdermeeting.com/NDSN2023.

How do I ask questions during the Annual Meeting?    Shareholders will have substantially the same opportunities to participate as they would have at an in-person meeting. Shareholders may submit questions while connected to the Annual Meeting on the Internet. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/NDSN2023, typing the question into the “Ask a Question” field and clicking “Submit”. Additional information regarding the ability of shareholders to ask questions during the Annual Meeting will be set forth in the Annual Meeting’s Rules of Conduct, which will be made available within the virtual Annual Meeting platform.

What if I have technical difficulties accessing the Annual Meeting?    If shareholders encounter any difficulties accessing the Annual Meeting webcast during the check-in or meeting time, there will be a technical support number posted on the virtual meeting login page for assistance. Technical support will be available beginning at 8:45 a.m. Eastern Time on February 28, 2023 through the conclusion of the Annual Meeting. The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari), and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Shareholders should ensure that they have a strong Internet connection if they intend to attend and/or participate in the Annual Meeting. Shareholders should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

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What proposals may I vote on at the Annual Meeting and how does the Board recommend I vote?    The following chart explains your voting options with regard to each proposal to be voted upon at the Annual Meeting, how the Board of Directors recommends that you vote, and the vote required for that proposal to be approved.

VOTING MATTERS AND BOARD RECOMMENDATIONS

PROPOSAL	VOTING OPTIONS	REQUIRED VOTE	BROKER DISCRETIONARY VOTE PERMITTED	BOARD’S VOTING RECOMMENDATION

1. Election of directors	“FOR” all nominees or “WITHHOLD” your vote for one or more of the nominees.	Each nominee must receive a plurality of the votes cast.(1)	No	FOR the election of each director nominee

2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2023	“FOR” or “AGAINST” or “ABSTAIN” from voting.	This non-binding proposal will be considered approved if more votes are cast in favor than against.(2)	Yes(2)	FOR

3. Advisory vote to approve compensation of named executive officers	“FOR” or “AGAINST” or “ABSTAIN” from voting.	This non-binding proposal will be considered approved if more votes are cast in favor than against.	No	FOR

4. Advisory vote to approve the frequency of our named executive officer compensation advisory vote	For a one-year, two-year, or three-year frequency or “ABSTAIN” from voting.	The frequency that receives the highest number of votes cast will be considered the non-binding recommended frequency.	No	FOR a “one-year” frequency

5. Approve amendments to our Articles to replace certain supermajority voting requirements with a simple majority standard	“FOR” or “AGAINST” or “ABSTAIN” from voting.	This proposal will be considered approved if 80% or more of our outstanding shares of common stock are cast in favor.	No	FOR

6. Approve an amendment to our Articles to adopt a simple majority voting standard to replace the two-thirds default voting standard under Ohio law	“FOR” or “AGAINST” or “ABSTAIN” from voting.	This proposal will be considered approved if 66-2/3% or more of our outstanding shares of common stock are cast in favor.	No	FOR

7. Approve amendments to our Regulations to replace certain supermajority voting requirements with a simple majority standard	“FOR” or “AGAINST” or “ABSTAIN” from voting.	This proposal will be considered approved if more than 50% of our outstanding shares of common stock are cast in favor and Proposal 8 is approved.	No	FOR
8. Approve an amendment to our Regulations to allow the Board to amend our Regulations to the extent permitted under Ohio law	“FOR” or “AGAINST” or “ABSTAIN” from voting.	This proposal will be considered approved if more than 50% of our outstanding shares of common stock are cast in favor and Proposal 8 is approved.	No	FOR

(1)

Our majority voting policy states that any Director who fails to receive a majority of the votes cast in his/her favor is required to submit his/her resignation to the Board. The Governance & Nominating Committee of the Board would then consider each resignation and determine

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whether to accept or reject it. Abstentions and broker non-votes will have no effect on the election of a Director and are not counted under our majority voting policy.

(2)

This is considered to be a routine matter under applicable rules and, therefore, if you hold your shares in street name and do not provide voting instructions to the broker, trustee, or other nominee that holds your shares, the nominee has discretionary authority to vote on this Proposal but not any other Proposals since they are considered to be “non-routine” matters.

Abstentions as to any matter are counted in determining the presence of a quorum at the Annual Meeting. Abstentions are not included in the vote count for election of directors. Abstentions will not affect the outcome of the vote on Proposal 4. However, abstentions will affect the outcome of the votes on Proposals 2, 3, 5, 6, 7 and 8, being equivalent to votes “against” the Proposals.

Will any other matters be voted on?    We are not aware of any other matters on which you will be asked to vote at the Annual Meeting. If other matters are properly brought before the Annual Meeting, the proxy holders will use their discretion to vote on these matters as they may arise. Furthermore, if a nominee cannot or will not serve as director, then the proxy holders will vote for a replacement nominated by the Board. We do not expect any nominee to be unwilling to serve.

What is the difference between holding shares as a shareholder of record, a beneficial owner, or a Nordson-sponsored retirement plan participant?

•

Shareholder of record.    If Nordson shares are registered in your name with our transfer agent, Computershare, Inc., you are considered the shareholder of record and these proxy materials have been sent directly to you. You may vote electronically during the Annual Meeting by entering the 16-digit control number found on your proxy/voting instruction card at the time you log into the Annual Meeting. You may also award us your proxy to vote your shares by telephone, via the Internet, or by mailing your signed proxy/voting instruction card in the postage-paid envelope provided. The card provides voting instructions.

•

Beneficial owner (“in street name”).    If your shares are not held in your name but instead are held in a brokerage account, by a trustee, or by another nominee, then that other entity/holder is considered the shareholder of record and you are considered a beneficial owner of those shares. We sent these proxy materials to that other entity/holder, and they have been forwarded to you with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee, or other nominee how to vote. Please refer to the information your broker, trustee, or other nominee provided to determine what voting options are available to you. To vote electronically during the Annual Meeting as a beneficial owner, you will need to obtain a valid proxy from your broker, bank, or other nominee. Follow the instructions from your broker, bank, or other nominee with these proxy materials, or contact your broker, bank, or other nominee to request a proxy form.

•

Shares held as a participant in the Nordson Corporation Employees’ Savings Trust (“401(k)”) Plan and/or Nordson Corporation Employee Stock Ownership Plan (collectively, the “Plans”).    If you participate in one or both of these Plans you may have certain voting rights regarding shares of our common stock credited to your account in the Plans. You do not own these shares. They are owned by the Plan trustee, which is the same trustee for both Plans.

The Plans provide you with voting rights based on the number of shares that were constructively invested in your Plan account as of the close of business on the record date. You may vote these shares in much the same way as shareholders of record vote their shares, but you have an earlier deadline to vote.

You may vote the amount of shares credited to your account as of the record date for the Annual Meeting by telephone, via the Internet, or by mailing your signed proxy/voting instruction card in the postage-paid envelope provided. Your vote must be received by 11:59 p.m., Eastern Time, on February 23, 2023. You may vote these shares by following the instructions provided on the proxy/voting instruction card included with these materials.

By submitting your voting instructions, you will direct the Plan trustee:

•	How to vote the shares allocated to your account in the Plan(s), and

•	How to vote a portion of the shares allocated to the accounts of other participants in the Plan (s) who have not submitted voting instructions by the deadline.

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The trustee will submit one proxy to vote all shares in each of the Plans. The trustee will vote the shares of participants submitting voting instructions in accordance with their instructions and will vote the remaining shares in each of the Plans in the same proportion as the final votes of all participants who actually voted. Please note that, if you do not submit voting instructions for the shares in your account by the voting deadline, those shares will be included with the other undirected shares and voted by the trustee as described above. Because the trustee submits one proxy to vote all shares in each of the Plans, you may not vote Plan shares electronically during the Annual Meeting.

Where is Nordson Corporation common stock traded?    Our common stock is traded and quoted on the Nasdaq Global Select Stock Market LLC under the symbol “NDSN.”

How many votes do I have, and can I cumulate my votes?    You have one vote for each share of our common stock that you own as of the record date of the Annual Meeting. Unless cumulative voting is invoked by a shareholder through proper notice to Nordson as described under “Proposal 1: Election of Directors-Cumulative Voting,” cumulative voting is not allowed.

How do I vote and what are the voting deadlines?

Shareholders of record and Plan participants.    If you are a shareholder of record or a Plan participant, you may vote by proxy in any of the following three ways:

HOW TO VOTE

VIA THE INTERNET	BY TELEPHONE	BY MAIL	VOTE AT MEETING

www.proxyvote.com	Call 1-800-690-6903 in the U.S. or Canada	Follow the instructions on the proxy / voting instruction card	Attend our Annual Meeting and vote electronically

The Internet and telephone voting procedures are designed to authenticate votes cast and allow shareholders to appoint a proxy and to confirm that their actions have been properly recorded. Specific voting instructions are set forth on the accompanying proxy/voting instruction card.

If you are a shareholder of record, your deadline to cast your vote by proxy is 11:59 p.m., Eastern Time, on February 27, 2023. You may also vote electronically during the Annual Meeting by entering the 16-digit control number found on your proxy/voting instruction card at the time you log into the Annual Meeting.

If you are a Plan participant, your deadline to cast your vote by proxy is 11:59 p.m., Eastern Time, on February 23, 2023.

Beneficial owners.    If you are a beneficial owner, you should receive voting instructions from the broker, trustee, or other nominee holding your shares. You should follow the instructions in the notice or voting instructions provided by your broker, trustee, or nominee in order to instruct your broker, trustee, or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker, trustee, or nominee. Shares held beneficially may be voted electronically during the Annual Meeting only if you obtain a legal proxy from the broker, trustee or nominee giving you the right to vote the shares.

All owners.    If you receive more than one proxy/voting instruction card, it is important that you vote all shares represented by the multiple cards. Each card represents different shares.

May I change my vote?    Yes. You may change your vote or revoke your proxy any time before the voting deadline.

Shareholders of record.    If you are a shareholder of record, you may revoke your vote at any time before the final vote at the Annual Meeting by:

•	submitting a later-dated proxy by telephone or via the Internet since only your latest Internet or telephone proxy received by 11:59 p.m., Eastern Time, on February 27, 2023 will be counted;

•	returning a later-dated, duly executed proxy card;

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•	delivering a written revocation to our Corporate Secretary at 28601 Clemens Road, Westlake, Ohio 44145 before the Annual Meeting; or

•	attending the Annual Meeting virtually and voting again, electronically.

Plan participants.    If you are a Plan participant, you may revoke previously given voting instructions on or before 11:59 p.m., Eastern Time, on February 23, 2023 by filing either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date with John Hancock Trust Company, LLC, the trustee for each of the Plans.

Beneficial owners.    If you are a beneficial owner of your shares, you must contact the broker, trustee, or other nominee holding your shares and follow their instructions for changing your vote.

All owners.    You will not revoke a proxy merely by attending the Annual Meeting. To revoke a proxy, you must take one of the actions described above.

What will happen if I do not vote my shares?

Shareholders of record.    If you are the shareholder of record and you do not vote by proxy card, by telephone, via the Internet, or electronically at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial owners.    If you are the beneficial owner of your shares, your broker, trustee, or nominee may vote your shares only on those proposals on which it has discretion to vote. Under applicable rules your broker, trustee, or nominee does not have discretion to vote your shares on non-routine matters such as Proposals 1, 3, 4, 5, 6, 7 and 8. Therefore, if you do not provide voting instructions to your broker, trustee, or other nominee, your broker, trustee, or other nominee may only vote your shares on Proposal 2 and any other routine matters properly presented for a vote at the Annual Meeting.

What if I do not specify how my shares are to be voted?    If you are a shareholder of record and you submit a duly executed proxy, but you do not provide voting instructions, your shares will be voted as indicated in the following table:

PROPOSAL	VOTE TO BE CAST

Proposal 1 — Election of four nominees as directors: Milton M. Morris, Sundaram Nagarajan, Michael M. Merriman, Jr., and Mary G. Puma	FOR all nominees

Proposal 2 — Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2022	FOR

Proposal 3 — Advisory vote to approve the compensation of our named executive officers	FOR

Proposal 4 — Advisory vote to approve the frequency of our named executive officer compensation advisory vote	FOR a “one-year” frequency

Proposal 5 — Approve amendments to our Articles to replace certain supermajority voting requirements with a simple majority standard	FOR

Proposal 6 — Approve an amendment to our Articles to adopt a simple majority voting standard to replace the two-thirds default voting standard under Ohio law	FOR

Proposal 7 — Approve amendments to our Regulations to replace certain supermajority voting requirements with a simple majority standard	FOR

Proposal 8 — Approve an amendment to our Regulations to allow the Board to amend our Regulations to the extent permitted under Ohio law	FOR

What constitutes a quorum, and why is a quorum required?    Our Regulations require a quorum of shareholders to hold our Annual Meeting. A quorum will be present when at least a majority of the outstanding shares entitled to vote are represented at the Annual Meeting either electronically or by proxy. Your shares will be counted towards the quorum if you submit a proxy or vote at the Annual Meeting. Abstentions and broker

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non-votes (described below) will also count towards the quorum requirement. If a quorum is not achieved, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

What are broker non-votes?    A broker non-vote occurs when a broker, trustee, or other nominee holding your shares does not receive voting instructions from you as the beneficial owner of the shares by a specified date before the Annual Meeting and does not have discretionary authority to vote those undirected shares on specified matters under applicable rules. Proposals 1, 3, 4, 5, 6, 7, and 8 are considered non-routine matters and discretionary voting on these matters is prohibited.

As a result, if you are a beneficial owner and hold your shares in street name, and do not give your broker, trustee, or other nominee instructions on how to vote your shares with respect to Proposals 1, 3, 4, 5, 6, 7 or 8, no votes will be cast on your behalf with respect to those proposals. The ratification of auditors (Proposal 2) is a discretionary matter, so your broker, trustee, or other nominee will be permitted to exercise discretionary authority to vote your shares with respect to the ratification of our selection of Ernst & Young LLP as our independent registered public accounting firm even if you do not give your broker, trustee, or other nominee instructions on how to vote your shares with respect to that proposal.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes with respect to a particular proposal. Thus, a broker non-vote will not impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on a proposal that requires a plurality of votes cast (Proposal 1 and Proposal 4) or the approval of Proposal 2 since brokers have discretion to vote uninstructed shares on that proposal. Broker non-votes will have no effect on the outcome of the vote on Proposal 3. However, broker non-votes will affect the outcome of the votes on Proposals 5, 6, 7 and 8, being equivalent to votes “against” the proposals because those proposals require the approval of a certain percentage of our outstanding shares of common stock. It is important that you provide voting instructions for all shares you own beneficially.

Who will tabulate the votes?    Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to receive and tabulate shareholder votes. Broadridge will separately tabulate FOR, AGAINST and WITHHOLD votes, abstentions, and broker non-votes. The Inspector of Election will certify the election results and perform any other acts required by Ohio Corporation Law.

What happens if the Annual Meeting is adjourned or postponed?    Your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted.

Who is paying for the costs of this proxy solicitation?    We will bear the expense of soliciting proxies. Proxies may also be solicited by Nordson personnel in person or by mail, telephone, or electronic communications, but no additional compensation will be paid to them. We will also supply, at our expense, copies of proxy materials and the Annual Report to Shareholders to brokers, trustees, and other nominees for the purpose of soliciting proxies from beneficial owners.

How will I know the results of the Annual Meeting?    The final voting results will be tallied by our Inspector of Election and published in a Current Report on Form 8-K filed with the SEC that we expect to file within four business days after the Annual Meeting.

If there is more than one shareholder living at the same address, will each shareholder receive proxy materials?    To reduce the expense of delivering duplicate materials to shareholders sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain shareholders of record who have the same address and last name will receive only one copy of the Annual Report to Shareholders and proxy materials until such time as one or more of these shareholders notifies us that they wish to receive individual copies by contacting us at the address and phone number below. Shareholders of record in the same household continue to receive separate proxy/voting instruction cards. In addition, if your household currently receives multiple copies of our Annual Report to Shareholders and proxy materials, you may “opt in” to householding for future mailings to receive a single copy of these documents.

We will mail materials that you request at no cost. You may contact us with your request by writing to Corporate Communications, Nordson Corporation, 28601 Clemens Road, Westlake, Ohio, 44145 or calling 440-414-5606. You may also access the Proxy Statement and Annual Report at: https://investors.nordson.com/financials/default.aspx#annual-reports.

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How do I submit director nominations or shareholder proposals for the 2024 Annual Meeting?

Shareholder Proposals Submitted Under Rule 14a-8

Assuming that our 2024 Annual Meeting is held within thirty days of the anniversary of the 2023 Annual Meeting, any shareholder who wishes to submit a proposal for consideration at the 2024 Annual Meeting and for inclusion in next year’s Proxy Statement under Rule 14a-8 of the Exchange Act, should send the proposal to c/o Secretary, Nordson Corporation, 28601 Clemens Road, Westlake, Ohio 44145 for receipt on or before September 29, 2023.

Proposals and Director Nominations Submitted Pursuant to our Regulations

Additionally, under our Regulations, a shareholder may submit a proposal for consideration at the 2024 Annual Meeting, but not for inclusion in next year’s Proxy Statement, if the shareholder provides written notice no earlier than 90 days and no later than 60 days prior to the 2024 Annual Meeting. Assuming that the 2024 Annual Meeting will be held on February 27, 2024, that means notice of such proposals must be received no earlier than November 29, 2023 and no later than December 29, 2023. Our Regulations are available at: www.nordson.com/en/our-company/corporate-governance.

Similar to the timeliness requirements under our Regulations described above, the notice of the nomination of a director must be received no earlier than 90 days and no later than 60 days prior to our annual meeting. Assuming the 2024 Annual Meeting is held on February 27, 2024, the deadlines would be no earlier than November 29, 2023 and no later than December 29, 2023. The Governance & Nominating Committee will assess the qualifications of the candidate according to criteria set out in Nordson Corporation’s Governance Guidelines, which are available at: www.nordson.com/en/our-company/corporate-governance. For a candidate to be considered for election as a director or for business to be properly requested by a shareholder to be brought before an annual meeting of shareholders, the shareholder must comply with all of the requirements of our Regulations, not just the advance notice requirements described above. Any proposal for inclusion in the proxy materials, notice of proposal, or suggestion for nominee(s) for election to our Board of Directors should be sent to c/o Secretary, Nordson Corporation, 28601 Clemens Road, Westlake, Ohio 44145.

In addition to satisfying the foregoing requirements under our Regulations, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to our Secretary at our principal executive offices at the address above no later than 60 calendar days prior to the anniversary date of the 2023 Annual Meeting (for the 2024 Annual Meeting, no later than January 2, 2024 (the next business day after December 30, 2023). However, if the date of the 2024 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 Annual Meeting is first made by us.

If the notices delivered pursuant to the Regulations are not timely received, then we will not be required to present such proposals or nominations, as applicable, at the 2024 Annual Meeting. If the Board chooses to present any information submitted after the deadlines set forth in the Regulations (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2024 Annual Meeting, then the persons named in proxies solicited by the Board for the 2024 Annual Meeting may exercise discretionary voting power with respect to such information.

What is our policy governing communication with our Board of Directors?

Members of our management team regularly meet with shareholders to discuss a broad range of topics, including our governance and compensation practices. In addition, our Board provides to every shareholder the ability to communicate with the Board as a whole and with individual directors through an established process for shareholder communication.

Shareholders may communicate with the Board, the Chair of the Board, a Board committee, the non-employee directors as a group, or individual directors by sending written communications addressed to the Board, a Board committee or such individual director or directors, c/o Secretary, Nordson Corporation, 28601 Clemens Road, Westlake, Ohio 44145.

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Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. Our Secretary will initially review communications before forwarding them to members of the Board to whom the communication is directed, or if the communication is not directed to any specific member(s) of the Board, to the Chair of the Governance & Nominating Committee. We generally will not forward a shareholder communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information about the Company. Concerns about accounting or auditing matters or possible violations of our Code of Ethics and Business Conduct should be reported pursuant to the procedures outlined in the Code.

YOUR VOTE IS VERY IMPORTANT, SO PLEASE VOTE.

Promptly return your proxy/voting instruction card or vote via telephone or the Internet,

which will help to reduce the cost of this solicitation.

This Proxy Statement and the enclosed proxy/voting instruction card are first being mailed to shareholders of record on or about January 27, 2023. Nordson’s executive offices are located at 28601 Clemens Road, Westlake, Ohio 44145, telephone number (440) 892-1580.

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2023

Y O U R   V O T E   I S   I M P O R T A N T .

Please vote your proxy according to the instructions on the proxy/voting instruction card.

Nordson Corporation
28601 Clemens Road
Westlake, Ohio 44145-4551 USA

+1.440.892.1580
nordson.com
Nasdaq: NDSN

NORDSON CORPORATION 28601 CLEMENS ROAD WESTLAKE, OH 44145-1119

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/NDSN2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D94669-Z84053-P83589	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORDSON CORPORATION	For All	Withhold All	For All Except	INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the box “FOR ALL EXCEPT” and write the nominee’s number on the line provided below.
1	The election of four nominees as directors. Board recommendation: FOR all 4 Nordson nominees ☐	☐	☐

01) Sundaram Nagarajan 02) Michael J. Merriman, Jr. 03) Milton M. Morris 04)_Mary G. Puma
					For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2023. Board recommendation: FOR				☐	☐	☐

3.	Advisory vote to approve the compensation of our named executive officers. Board recommendation: FOR				☐	☐	☐

	1 Year				2 Years	3 Years	Abstain

4.	Advisory vote to approve the frequency of our named executive officer compensation advisory vote. Board recommendation: FOR a “1 Year” frequency. ☐				☐	☐	☐

					For	Against	Abstain

5.	Approve amendments to our Articles to replace certain supermajority voting requirements with a simple majority standard. Board recommendation: FOR				☐	☐	☐

6.	Approve an amendment to our Articles to adopt a simple majority voting standard to replace the two-thirds default voting standard under Ohio law. Board recommendation: FOR				☐	☐	☐

7.	Approve amendments to our Regulations to replace certain supermajority voting requirements with a simple majority standard. Board recommendation: FOR				☐	☐	☐

8.	Approve an amendment to our Regulations to allow the Board to amend our Regulations to the extent permitted under Ohio law. Board recommendation: FOR				☐	☐	☐

NOTE: Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D94670-Z84053-P83589

NORDSON CORPORATION

Annual Meeting of Shareholders

February 28, 2023

This proxy is solicited on behalf of the Board of Directors

The executing shareholder hereby appoints Jennifer L. McDonough and Sundaram Nagarajan, or any of them, as proxies, each with the full power to appoint a substitute, to attend the 2023 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held virtually, via audio-only, at www.virtualshareholdermeeting.com/NDSN2023 on Tuesday, February 28, 2023, at 9:00 A.M., Eastern Time, and any adjournment or postponement thereof, to cast all votes that the shareholder or Plan Participant is entitled to vote at such Annual Meeting, as designated on the reverse side of this ballot, and otherwise to represent the shareholder with all of the powers possessed by the shareholder if personally present at the Annual Meeting. The shareholder hereby acknowledges receipt of the Notice of the Annual Meeting and the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If cumulative voting is invoked, by a shareholder through proper notice to Nordson Corporation, this proxy will give the proxy holders authority, in their discretion, to cumulate all votes to which the shareholder is entitled with respect to the shares represented by this proxy and allocate them in favor of one or more of the nominees for director if any situation arises, which in the opinion of the proxy holders, makes such action necessary or desirable.

In order to ensure that your securities are voted as you wish, if you are a shareholder of record, the proxy must be voted by 11:59 P.M., Eastern Time, on February 27, 2023.

IMPORTANT NOTICE TO PARTICIPANTS IN THE EMPLOYEES’ SAVINGS TRUST PLAN (“PLAN”).

John Hancock Trust Company, LLC, as Trustee of the Plan, has been requested to forward to you the enclosed proxy material relative to the securities held by us in your account but not registered in your name. Such securities can be voted only by us as holder of record. We shall be pleased to vote your securities in accordance with your wishes if you will execute this form and return it to us promptly in the enclosed business reply envelope. It is understood that, if you sign without otherwise marking the form, the securities will be voted as recommended by the Board of Directors on all matters to be considered at the meeting.

For this meeting, the extent of our authority to vote your securities in the absence of your instructions, as directed by the Plan, is that securities for which no voting instructions have been given shall be voted in the same ratio as the ratio in which the total shares with respect to which timely directions were received were voted in such matters. In order to ensure that your securities are voted as you wish, the proxy must be voted by 11:59 P.M., Eastern Time, on February 24, 2023.

Continued and to be signed on reverse side